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As filed with the Securities and Exchange Commission on March 19, 2015

Registration No. 333-180300

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1
FORM F-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Credit Suisse Group AG
(Exact Name of Registrant as Specified in Its Charter)

Canton of Zurich, Switzerland (State or Other Jurisdiction of Incorporation or Organization)	98-0215385 (I.R.S. Employer Identification No.)

Paradeplatz 8
CH 8001 Zurich, Switzerland
+41 44 212 1616
(Address and telephone number of Registrant's principal executive offices)

Credit Suisse AG
(Exact Name of Registrant as Specified in Its Charter)

Canton of Zurich, Switzerland (State or Other Jurisdiction of Incorporation or Organization)	13-5015677 (I.R.S. Employer Identification No.)

Paradeplatz 8
CH 8001 Zurich, Switzerland
+41 44 333 1111
(Address and telephone number of Registrant's principal executive offices)

Credit Suisse (USA), Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	13-1898818 (I.R.S. Employer Identification No.)

Eleven Madison Avenue
New York, New York 10010
(212) 325-2000
(Address and telephone number of Registrant's principal executive offices)

D. Neil Radey
General Counsel
Credit Suisse (USA), Inc.
Eleven Madison Avenue
New York, New York 10010
(212) 325-2000
(Name, address and telephone number of agent for service)

Copies to:
Romeo Cerutti General Counsel Credit Suisse Group AG Paradeplatz 8 CH 8001 Zurich, Switzerland +41 44 212 1616
Craig B. Brod Michael J. Volkovitsch Cleary Gottlieb Steen & Hamilton LLP One Liberty Plaza New York, New York 10006 (212) 225-2000
Kris F. Heinzelman
David Mercado
Cravath, Swaine & Moore LLP
Worldwide Plaza
825 Eighth Avenue
New York, New York 10019
(212) 474-1000
(212) 474-3700
City Point
One Ropemaker Street
London EC2Y 9HR, United Kingdom
+44 20 7453 1000
	+44 20 7860 1150	René Bösch Homburger AG Prime Tower Hardstrasse 201 CH 8005 Zurich, Switzerland +41 43 222 10 00

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this Registration Statement.

           If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

           If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☒

           If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

           If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)(7)	Proposed Maximum Aggregate Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)

Debt Securities of Credit Suisse Group AG(3)	—	—	—	—

Senior Debt Securities	—	—	—	—

Subordinated Debt Securities	—	—	—	—

Warrants of Credit Suisse Group AG(3)	—	—	—	—

Debt Warrants	—	—	—	—

Equity Warrants	—	—	—	—

Other Warrants	—	—	—	—

Shares, with a par value of CHF 0.04, of Credit Suisse Group AG(4)	—	—	—	—

Debt Securities of Credit Suisse AG(3)	—	—	—	—

Senior Debt Securities	—	—	—	—

Subordinated Debt Securities	—	—	—	—

Warrants of Credit Suisse AG(3)	—	—	—	—

Debt Warrants	—	—	—	—

Other Warrants	—	—	—	—

Subordinated Guarantees of Credit Suisse Group AG in connection with the Guaranteed Senior Debt Securities of Credit Suisse (USA), Inc.(5)(6)	—	—	—	—

Guarantees of Credit Suisse AG in connection with the Guaranteed Senior Debt Securities of Credit Suisse (USA), Inc.(5)(6)	—	—	—	—

Guaranteed Senior Debt Securities of Credit Suisse (USA), Inc.(6)	—	—	—	—

Total	—	—	$14,294,320,000	$1,661,000

(1)
The amount to be registered, proposed maximum aggregate price per unit and proposed maximum aggregate offering price for each class of security will be determined from time to time by the Registrants in connection with the issuance by the Registrants of the securities hereunder and is not specified as to each class of security pursuant to General Instruction II.C. of Form F-3 under the Securities Act of 1933, as amended, or the Securities Act, and Rule 457(o) under the Securities Act. The maximum aggregate offering price of all securities issued by the Registrants pursuant to this registration statement shall not exceed $14,294,320,000 in U.S. dollars or the equivalent at the time of offering in any other currency. The amount also includes such indeterminate principal amount, liquidation amount or number of identified classes of securities as may be issued upon conversion, exchange or exercise of other securities and may be offered or sold by affiliates of the Registrants in market-making transactions.

(2)
Calculated pursuant to Rule 457(o) under the Securities Act.

(3)
In connection with Debt Securities or Warrants, each of Credit Suisse Group AG and Credit Suisse AG may act through its head office or any one of its branches. Any convertible Debt Securities or Warrants issued by Credit Suisse AG will not be convertible into shares of Credit Suisse Group AG or of Credit Suisse AG.

(4)
The Shares are being registered in connection with issuances from time to time of Shares upon (i) exercise of Warrants or (ii) conversion or exchange of (a) convertible or exchangeable Debt Securities or Guaranteed Senior Debt Securities or (b) other securities with terms similar to the securities described in this registration statement issued in transactions exempt from registration under the Securities Act. A separate registration statement on Form F-6 (No. 333-174478) has been used for the registration of American depositary shares evidenced by the American depositary receipts issuable upon deposit of the Shares registered hereby.

(5)
No separate consideration will be received for the Subordinated Guarantees of Credit Suisse Group AG and the Guarantees of Credit Suisse AG in connection with the Guaranteed Senior Debt Securities of Credit Suisse (USA), Inc. Pursuant to Rule 457(n) under the Securities Act, no separate registration fee will be paid in respect of any guarantees of any other securities registered hereby.

(6)
Registered for market-making purposes only, and not for initial issuance.

(7)
This registration statement also includes an indeterminate amount of securities of the classes specified above that may be reoffered and resold on an ongoing basis after their initial sale in market-making transactions by and through affiliates of the Registrants, including Credit Suisse Securities (USA) LLC. These securities consist of an indeterminate amount of such securities that are initially being registered, and will initially be offered and sold, under this registration statement and an indeterminate amount of such securities that were initially registered, and were initially offered and sold, under registration statements previously filed by (i) Credit Suisse Group AG, (ii) Credit Suisse AG and (iii) Credit Suisse (USA), Inc. All such market-making reoffers and resales of these securities that are made pursuant to a registration statement after the effectiveness of this registration statement are being made solely pursuant to this registration statement.

Explanatory Note

        This Post-Effective Amendment No. 1 to the Registration Statement on Form F-3 (Registration Number 333-180300) is being filed to include information that is required to be included in the registration statement by such form for registrants who are no longer well-known seasoned issuers, as defined in Rule 405 under the Securities Act. We may continue to offer and sell the securities registered hereunder in accordance with Rule 415(a)(5) of the Securities Act.

PROSPECTUS

$14,294,320,000
Credit Suisse Group AG
Debt Securities
Warrants
Guarantees
Credit Suisse AG
Debt Securities
Warrants
Guarantees
Credit Suisse (USA), Inc.
Certain Guaranteed Senior Debt Securities issued previously and further described herein

          Credit Suisse Group AG (Credit Suisse Group) or Credit Suisse AG (Credit Suisse) (in each case, acting through its head office or any one of its branches) may from time to time offer to sell debt securities, which may consist of senior and subordinated notes or other types of debt, including debt convertible into or exchangeable for shares or American depositary shares of Credit Suisse Group (in the case of Credit Suisse Group only), securities of any entity unaffiliated with Credit Suisse Group or Credit Suisse, a basket of such securities, an index or indices of such securities or any combination of the foregoing.

          In addition, Credit Suisse Group or Credit Suisse (in each case, acting through its head office or any one of its branches) may from time to time offer to sell warrants or warrants in the form of subscription rights to purchase equity securities (in the case of Credit Suisse Group only) or debt securities of Credit Suisse Group, securities of any entity unaffiliated with Credit Suisse Group or Credit Suisse, a basket of such securities, an index or indices of such securities or any combination of the foregoing.

          Credit Suisse Group and Credit Suisse have fully and unconditionally guaranteed all the obligations of Credit Suisse (USA), Inc. (Credit Suisse (USA)) under its guaranteed senior debt securities, or the Guaranteed Senior Debt Securities, further described in "Description of the Guaranteed Senior Debt Securities of Credit Suisse (USA)" and "Description of the Guarantees of the Guaranteed Senior Debt Securities of Credit Suisse (USA)." The obligations of Credit Suisse Group under its guarantee of these securities is subordinated as described in this prospectus.

          We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest. We will not use this prospectus to issue any securities unless it is attached to a prospectus supplement.

          Unless we state otherwise in a prospectus supplement, we will not list any of these securities on a securities exchange.

          These securities may be offered directly or to or through underwriters, agents or dealers, including Credit Suisse Securities (USA) LLC, an affiliate of Credit Suisse Group and Credit Suisse. Because of this relationship, Credit Suisse Securities (USA) LLC would have a "conflict of interest" within the meaning of Rule 5121 of the Financial Industry Regulatory Authority, Inc., or FINRA. If Credit Suisse Securities (USA) LLC or our other U.S.-registered broker-dealer subsidiaries or affiliates participate in the distribution of our securities, we will conduct the offering in accordance with the applicable provisions of FINRA Rule 5121. See "Plan of Distribution (Conflicts of Interest)—Conflicts of Interest." The names of any other underwriters, agents or dealers will be included in a supplement to this prospectus.

          Investing in our securities involves risks. We may include specific risk factors in an applicable prospectus supplement under the heading "Risk Factors."

          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

          The debt securities of Credit Suisse Group and Credit Suisse are not deposit liabilities and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency of the United States, Switzerland or any other jurisdiction. Unless otherwise provided in the applicable prospectus supplement, the debt securities will not have the benefit of any agency or governmental guarantee.

          Credit Suisse Group's registered shares are listed on the SIX Swiss Exchange under the symbol "CSGN" and, in the form of American depositary shares, on the New York Stock Exchange under the symbol "CS." The last reported sale price of Credit Suisse Group's shares on March 16, 2015 was CHF 25.14 and the last reported sale price of Credit Suisse Group's American depositary shares on March 16, 2015 was USD 24.97.

          Any of our broker-dealer subsidiaries or affiliates, including Credit Suisse Securities (USA) LLC, may use this prospectus and our prospectus supplements in connection with offers and sales of our securities, including outstanding securities of Credit Suisse (USA), in connection with market-making transactions by and through our broker-dealer subsidiaries or affiliates, including Credit Suisse Securities (USA) LLC, at prices that relate to the prevailing market prices of our securities at the time of the sale or otherwise. Any of our broker-dealer subsidiaries and affiliates, including Credit Suisse Securities (USA) LLC, may act as principal or agent in these transactions. None of our broker-dealer subsidiaries and affiliates has any obligation to make a market in any of our offered securities and may discontinue any market-making activities at any time without notice, at its sole discretion.

Credit Suisse

The date of this prospectus is March 19, 2015.

        WE ARE RESPONSIBLE FOR THE INFORMATION CONTAINED AND INCORPORATED BY REFERENCE IN THIS PROSPECTUS. AT THE DATE OF THIS PROSPECTUS, WE HAVE NOT AUTHORIZED ANYONE ELSE TO PROVIDE YOU WITH DIFFERENT INFORMATION, AND WE TAKE NO RESPONSIBILITY FOR ANY OTHER INFORMATION OTHERS MAY GIVE YOU. WE ARE NOT MAKING AN OFFER OF THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER IS NOT PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THIS DOCUMENT.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement on Form F-3 that we filed with the Securities and Exchange Commission, or the SEC, using a "shelf" registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading "Where You Can Find More Information."

        Unless the context otherwise requires and except as otherwise indicated:

  •
  in this prospectus, the terms "we," "our," and "us" refer to Credit Suisse Group and include Credit Suisse Group's wholly-owned bank subsidiary, Credit Suisse and our other subsidiaries;

  •
  in the sections of this prospectus titled "Description of Debt Securities," "Special Provisions Relating to Debt Securities Denominated in a Foreign Currency" and "Foreign Currency Risks," the terms "we," "our," and "us" refer to each of Credit Suisse Group and Credit Suisse, as applicable, as issuer of the debt securities;

  •
  in the section of this prospectus entitled "Description of Warrants," the terms "we," "our," and "us" refer to Credit Suisse Group or Credit Suisse, as issuer of the securities described in that section; and

  •
  in the section of this prospectus entitled "Description of Shares," the terms "we," "our" and "us" refer to Credit Suisse Group, as issuer of the securities described in that section, on a consolidated basis.

        Credit Suisse Group's and Credit Suisse's consolidated financial statements, which are incorporated by reference into this prospectus, have been prepared in accordance with accounting principles generally accepted in the United States of America, which we refer to as U.S. GAAP. Credit Suisse Group's and Credit Suisse's financial statements are denominated in Swiss francs, the legal tender of Switzerland. When we refer to "CHF," we mean Swiss francs. When we refer to "USD" or "$," we mean U.S. dollars. On March 13, 2015, the Swiss franc to U.S. dollar exchange rate was 1.0047 Swiss francs = 1 U.S. dollar.

        As permitted by Rule 12h-5 under the Exchange Act, Credit Suisse (USA) no longer files reports under the Exchange Act with the SEC. In accordance with Rule 3-10 of Regulation S-X under the Securities Act of 1933, as amended, or the Securities Act, Credit Suisse Group's financial statements include condensed consolidating financial information for Credit Suisse (USA) in a footnote to those financial statements.

 LIMITATIONS ON ENFORCEMENT OF U.S. LAWS

        Credit Suisse Group is a holding company for financial services companies domiciled in Switzerland and Credit Suisse is a bank domiciled in Switzerland. Many of their directors and executive officers, and certain experts named in this prospectus, are resident outside the United States, and all or a substantial portion of their assets and the assets of such persons are located outside the United States. As a result, it may be difficult for you to serve legal process on Credit Suisse Group, Credit Suisse or their respective directors and executive officers or have any of them appear in a U.S. court. We have been advised by Homburger AG, Swiss counsel to Credit Suisse Group and Credit Suisse that, due to the lack of reciprocal legislation between Switzerland and the United States, there is doubt as to enforceability in Switzerland, in original actions or in actions for enforcement of judgments of U.S. courts, of liabilities based solely on the federal securities laws of the United States.

 WHERE YOU CAN FIND MORE INFORMATION

        Credit Suisse Group and Credit Suisse file periodic reports and other information with the SEC. You may read and copy any document Credit Suisse Group or Credit Suisse files at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. In addition, the SEC maintains an Internet site at http://www.sec.gov that contains information regarding issuers that file electronically with the SEC. Reports and other information concerning the business of Credit Suisse Group or Credit Suisse may also be inspected at the offices of the New York Stock Exchange at 11 Wall Street, New York, New York 10005.

        The SEC allows Credit Suisse Group and Credit Suisse to "incorporate by reference" the information they file with the SEC, which means that Credit Suisse Group and Credit Suisse can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that Credit Suisse Group and Credit Suisse file later with the SEC and which is incorporated by reference will automatically update and supersede this information.

        Credit Suisse Group and Credit Suisse filed their annual report on Form 20-F for the fiscal year ended December 31, 2013 (the "2013 20-F") with the SEC on April 3, 2014. Credit Suisse Group and Credit Suisse are incorporating the 2013 20-F by reference into this prospectus. Credit Suisse Group and Credit Suisse further incorporate by reference their Current Reports on Form 6-K dated April 3, 2014, April 16, 2014, May 2, 2014, May 9, 2014, May 16, 2014, May 20, 2014, July 11, 2014, July 22, 2014 (containing the Media Release entitled "Election of Severin Schwan and Sebastian Thrun as new members of the Board of Directors of Credit Suisse AG"), July 22, 2014 (containing the Credit Suisse Earnings Release 2Q14, except the information on page 3 of such Earnings Release), July 31, 2014, October 17, 2014, October 23, 2014, October 31, 2014, February 12, 2015 (containing the Media Release entitled "Proposal of distribution to shareholders for financial year 2014 of CHF 0.70 per share, consistent with prior year"), February 12, 2015 (containing the Credit Suisse Earnings Release 4Q14, except the information on pages 4 and 21 of such Earnings Release), February 27, 2015 (containing the Media Release entitled "Credit Suisse announces increased mortgage-related litigation provisions"), February 27, 2015 (containing the Revised Credit Suisse Earnings Release 4Q14) and March 10, 2015, in each case to the extent that such report expressly states that such report is incorporated by reference into the registration statement of which this prospectus forms a part.

        In addition, Credit Suisse Group and Credit Suisse incorporate by reference into the registration statement of which this prospectus forms a part all documents that Credit Suisse Group and Credit Suisse file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and, only to the extent designated therein, any Current Reports on Form 6-K of Credit Suisse Group and Credit Suisse filed with, but not furnished to, the SEC by Credit Suisse Group and Credit Suisse after the date of the registration statement of which this prospectus forms a part.

        You may request a copy of these filings, at no cost, by writing or telephoning Credit Suisse Group or Credit Suisse at their principal executive offices at the following address:

Credit Suisse Group AG Paradeplatz 8 CH 8001 Zurich, Switzerland Attention: Investor Relations +41 44 212 1616	Credit Suisse AG Paradeplatz 8 CH 8001 Zurich, Switzerland Attention: Investor Relations +41 44 333 1111

Internet: https://www.credit suisse.com/investors

We are not incorporating the contents of the website into this prospectus.

We have filed or incorporated by reference exhibits to the registration statement of which this prospectus forms a part. You should read the exhibits carefully for provisions that may be important to you.

 FORWARD-LOOKING STATEMENTS

        This prospectus, any prospectus supplement and the information incorporated by reference in this prospectus contain statements that constitute forward-looking statements. In addition, in the future we, and others on our behalf, may make statements that constitute forward-looking statements. Such forward-looking statements may include, without limitation, statements relating to the following:

  •
  our plans, objectives or goals;

  •
  our future economic performance or prospects;

  •
  the potential effect on our future performance of certain contingencies; and

  •
  assumptions underlying any such statements.

        Words such as "believes," "anticipates," "expects," "intends" and "plans" and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. We do not intend to update these forward-looking statements except as may be required by applicable securities laws.

        By their very nature, forward-looking statements involve inherent risks and uncertainties, both general and specific, and risks exist that predictions, forecasts, projections and other outcomes described or implied in forward-looking statements will not be achieved. We caution you that a number of important factors could cause results to differ materially from the plans, objectives, expectations, estimates and intentions expressed in such forward-looking statements. These factors include:

  •
  the ability to maintain sufficient liquidity and access capital markets;

  •
  market and interest rate fluctuations and interest rate levels;

  •
  the strength of the global economy in general and the strength of the economies of the countries in which we conduct our operations, in particular the risk of continued slow economic recovery or downturn in the US or other developed countries in 2015 and beyond;

  •
  the direct and indirect impacts of deterioration or slow recovery in residential and commercial real estate markets;

  •
  adverse rating actions by credit rating agencies in respect of sovereign issuers, structured credit products or other credit-related exposures;

  •
  the ability to achieve our strategic objectives, including improved performance, reduced risks, lower costs and more efficient use of capital;

  •
  the ability of counterparties to meet their obligations to us;

  •
  the effects of, and changes in, fiscal, monetary, trade and tax policies, and currency fluctuations;

  •
  political and social developments, including war, civil unrest or terrorist activity;

  •
  the possibility of foreign exchange controls, expropriation, nationalization or confiscation of assets in countries in which we conduct our operations;

  •
  operational factors such as systems failure, human error, or the failure to implement procedures properly;

  •
  actions taken by regulators with respect to our business and practices in one or more of the countries in which we conduct our operations;

  •
  the effects of changes in laws, regulations or accounting policies or practices;

  •
  competition in geographic and business areas in which we conduct our operations;

  •
  the ability to retain and recruit qualified personnel;

  •
  the ability to maintain our reputation and promote our brand;

  •
  the ability to increase market share and control expenses;

  •
  technological changes;

  •
  the timely development and acceptance of our new products and services and the perceived overall value of these products and services by users;

  •
  acquisitions, including the ability to integrate acquired businesses successfully, and divestitures, including the ability to sell non-core assets;

  •
  the adverse resolution of litigation and other contingencies;

  •
  the ability to achieve our cost efficiency goals and cost targets; and

  •
  our success at managing the risks involved in the foregoing.

        We caution you that the foregoing list of important factors is not exclusive. When evaluating forward-looking statements, you should carefully consider the foregoing factors and other uncertainties and events, as well as the risk factors and other information set forth in Credit Suisse Group's and Credit Suisse's annual report on Form 20-F for the year ended December 31, 2013, and subsequent annual reports on Form 20-F filed by Credit Suisse Group and Credit Suisse with the SEC; Credit Suisse Group's and Credit Suisse's Current Reports on Form 6-K filed with the SEC; and any risk factors relating to Credit Suisse Group and Credit Suisse, a particular security offered by this prospectus or a particular offering discussed in the applicable prospectus supplement.

 USE OF PROCEEDS

        Unless we tell you otherwise in a prospectus supplement, we will use the net proceeds from the sale of the securities described in this prospectus by Credit Suisse Group or Credit Suisse for general corporate purposes, including refinancing existing indebtedness. We may also invest the net proceeds temporarily in short-term securities. With the exception of certain situations described in more detail in the applicable prospectus supplement, the net proceeds will be applied exclusively outside Switzerland unless Swiss fiscal laws allow such usage in Switzerland without triggering Swiss withholding taxes on interest payments on debt instruments.

        None of Credit Suisse Group, Credit Suisse or Credit Suisse (USA) will receive any of the proceeds from the sale of the outstanding Guaranteed Senior Debt Securities of Credit Suisse (USA). All offers and sales of these securities will be for the accounts of the broker-dealer subsidiaries of Credit Suisse Group in connection with market-making transactions.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth Credit Suisse Group's and Credit Suisse's ratio of earnings to fixed charges for the periods indicated:

	Six months ended June 30, 2014	Year Ended December 31,
		2013	2012	2011	2010	2009
Ratio of Earnings to Fixed Charges(1)
Credit Suisse Group	1.16	1.26	1.11	1.14	1.33	1.44
Credit Suisse	1.15	1.21	1.16	1.09	1.29	1.45

(1)
For purposes of calculating the ratio of earnings to fixed charges, earnings consist of profit/loss from continuing operations before taxes, extraordinary items, cumulative effect of changes in accounting principles and non-controlling interests less income from investments in associates plus fixed charges. Fixed charges for these purposes consist of (a) interest expense, (b) a portion of premises and real estate expenses, deemed representative of the interest factor and (c) preferred dividend requirements in connection with preferred securities of subsidiaries.

 CAPITALIZATION AND INDEBTEDNESS

        The table below shows the consolidated capitalization and indebtedness of Credit Suisse Group and Credit Suisse as of June 30, 2014. You should read this table along with our consolidated financial statements and other financial information, which are included in the documents incorporated by reference in this prospectus.

	As of June 30, 2014
	Credit Suisse Group	Credit Suisse
	(in CHF millions)
Debt:
Short-term borrowings	29,426	29,426
Long-term debt	143,827	138,307
All other liabilities	676,300	664,714

Total liabilities	849,553	832,447
Equity:
Shareholders' Equity:
Common shares	64	4,400
Additional paid-in capital	26,655	33,872
Retained earnings	30,392	15,260
Treasury shares, at cost	(190)	—
Accumulated other comprehensive income/(loss)	(15,977)	(14,333)

Total shareholders' equity	40,944	39,199

Noncontrolling interests	1,083	1,010

Total Equity	42,027	40,209

Total capitalization and indebtedness	891,580	872,656

 CREDIT SUISSE GROUP

        Credit Suisse Group is a holding company for financial services companies and is domiciled in Switzerland. Its activities are operated and managed in two reportable segments: Private Banking & Wealth Management and Investment Banking.

        Credit Suisse Group is a publicly held corporation and its registered shares are listed on the SIX Swiss Exchange and, in the form of American depositary shares, on the New York Stock Exchange. Credit Suisse Group's registered head office is located at Paradeplatz 8, CH 8001 Zurich, Switzerland, and its telephone number is +41-44-212-1616.

        Credit Suisse Group may act through any of its branches in connection with the debt securities and warrants as described in this prospectus and the applicable prospectus supplement.

 CREDIT SUISSE

        Credit Suisse, a corporation established under the laws of, and licensed as a bank in, Switzerland, is a wholly-owned subsidiary of Credit Suisse Group. Credit Suisse's registered head office is in Zurich, and it has additional executive offices and principal branches located in London, New York, Hong Kong, Singapore and Tokyo. Credit Suisse's registered head office is located at Paradeplatz 8, CH 8001 Zurich, Switzerland, and its telephone number is +41-44-333-1111.

        Credit Suisse may act through any of its branches in connection with the debt securities and warrants as described in this prospectus and the applicable prospectus supplement. Credit Suisse, Guernsey branch, was established in 1986 in Guernsey, Channel Islands, and is, among other things, a vehicle for various funding activities of Credit Suisse. The Guernsey branch exists as part of Credit Suisse and is not a separate legal entity, although it has independent status for certain tax and Guernsey regulatory purposes. The Guernsey branch is located at Helvetia Court, Les Echelons, South Esplanade, St. Peter Port, Guernsey GY1 3ZQ, Channel Islands, and its telephone number is +44-1481-724-569.

        Credit Suisse, London branch, was established in 1993 in England and Wales, and is, among other things, a vehicle for various funding activities of Credit Suisse. The London branch exists as part of Credit Suisse and is not a separate legal entity, although it has independent status for certain tax and regulatory purposes. The London branch is located at One Cabot Square, London, E14 4QJ, United Kingdom, and its telephone number is +44-20-7888-8888.

        Credit Suisse, Nassau branch, was established in Nassau, Bahamas in 1971 and is, among other things, a vehicle for various funding activities of Credit Suisse. The Nassau branch exists as part of Credit Suisse and is not a separate legal entity, although it has independent status for certain tax and regulatory purposes. The Nassau branch is located at Shirley & Charlotte Streets, Bahamas Financial Centre, 4th Floor, P.O. Box N-4928, Nassau, Bahamas, and its telephone number is 242-356-8125.

        Credit Suisse, New York branch, was established in 1940 in New York, New York, and is, among other things, a vehicle for various funding activities of Credit Suisse. The New York branch exists as part of Credit Suisse and is not a separate legal entity, although it has independent status for certain tax and regulatory purposes. The New York branch is located at Eleven Madison Avenue, New York, New York 10010, and its telephone number is (212) 325-2000.

 CREDIT SUISSE (USA)

        Credit Suisse (USA) is a holding company for financial services companies. Credit Suisse (USA) is an indirect wholly-owned subsidiary of Credit Suisse Group. Credit Suisse (USA)'s principal executive office is in New York. Credit Suisse (USA)'s principal subsidiary is Credit Suisse Securities (USA) LLC, Credit Suisse Group's principal U.S. registered broker-dealer subsidiary.

        The principal executive offices of Credit Suisse (USA) are located at Eleven Madison Avenue, New York, New York 10010, and its telephone number is (212) 325-2000.

DESCRIPTION OF DEBT SECURITIES

        This section describes the general terms that will apply to any debt securities that may be offered by Credit Suisse Group or Credit Suisse, directly or through one of its branches pursuant to this prospectus (each referred to in this section as a "relevant issuer"). The specific terms of the offered debt securities, and the extent to which the general terms described in this section apply to debt securities, will be described in the related prospectus supplement at the time of the offer.

General

        As used in this prospectus, "debt securities" means the senior and subordinated debentures, notes, bonds and other evidences of indebtedness that the relevant issuer issues and, in each case, the trustee authenticates and delivers under the applicable indenture.

        Credit Suisse Group may issue senior debt securities or subordinated debt securities (including convertible or exchangeable debt securities), directly or through one of its branches. Convertible or exchangeable debt securities of Credit Suisse Group may be converted or exchanged into or for shares or American depositary shares of Credit Suisse Group. Credit Suisse may issue senior debt securities, subordinated debt securities (including convertible or exchangeable debt securities), directly or through one of its branches. Any convertible or exchangeable debt securities issued by Credit Suisse will not be convertible or exchangeable into or for shares of Credit Suisse Group or Credit Suisse. Senior debt securities or subordinated debt securities of Credit Suisse Group will be issued in one or more series under the senior indenture or the subordinated indenture between Credit Suisse Group and The Bank of New York Mellon, formerly known as The Bank of New York, as successor to JPMorgan Chase Bank, N.A., as trustee. Senior debt securities or subordinated debt securities of Credit Suisse will be issued in one or more series under the senior indenture or subordinated indenture between Credit Suisse and The Bank of New York Mellon, formerly known as The Bank of New York, as trustee. The senior indentures and the subordinated indentures of Credit Suisse Group and Credit Suisse have each been qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. In this section, we sometimes refer to these indentures collectively, as amended or supplemented from time to time, as the "indentures."

        This section of the prospectus briefly outlines the provisions of the indentures related to the debt securities. The terms of the indentures will include both those stated in the indentures and those made part of the indentures by the Trust Indenture Act. The forms of the indentures have been filed as exhibits to the registration statement of which this prospectus forms a part, and you should read the applicable indentures for provisions that may be important to you.

        Credit Suisse Group is a holding company and depends upon the earnings and cash flow of its subsidiaries to meet its obligations under the debt securities. Since the creditors of any of its subsidiaries would generally have a right to receive payment that is superior to Credit Suisse Group's right to receive payment from the assets of that subsidiary, holders of debt securities will be effectively subordinated to creditors of Credit Suisse Group's subsidiaries. In addition, there are various regulatory requirements applicable to some of Credit Suisse Group's and Credit Suisse's subsidiaries that limit their ability to pay dividends and make loans and advances to Credit Suisse Group and Credit Suisse, as the case may be.

        The indentures do not contain any covenants or other provisions designed to protect holders of the debt securities against a reduction in the creditworthiness of the relevant issuer in the event of a highly leveraged transaction or that would prohibit other transactions that might adversely affect holders of the debt securities, including a change in control of the relevant issuer.

Issuances in Series

        The indentures do not limit the amount of debt that may be issued. The debt securities may be issued in one or more series with the same or various maturities, at a price of 100% of their principal amount or at a premium or a discount. Not all debt securities of any one series need be issued at the same time and, unless otherwise provided, any series may be reopened for issuances of additional debt securities of that series. The debt securities will not be secured by any property or assets of the relevant issuer.

        The terms of any authorized series of debt securities will be described in a prospectus supplement. These terms may include:

  •
  the issue date;

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  whether the debt securities are issued by Credit Suisse Group or Credit Suisse;

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  whether the debt securities are senior or subordinated;

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  the total principal amount of the debt securities;

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  the percentage of the principal amount at which the debt securities will be issued and whether the debt securities will be "original issue discount" securities for U.S. federal income tax purposes. If original issue discount debt securities are issued (securities that are issued below their principal amount by more than a statutory de minimis amount because they pay no interest or pay interest that is below market rates at the time of issuance), the special U.S. federal income tax and other considerations of a purchase of original issue discount debt securities will be described (to the extent not already described herein);

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  the date or dates on which principal will be payable, whether the debt securities will be payable on demand by the holders on any date, and whether we can extend the maturity date of the debt securities;

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  the manner in which payments of principal, premium or interest will be calculated and whether any rate will be fixed or based on an index or formula or the value of one or more securities, commodities, currencies or other assets, including but not limited to:

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  whether the debt security bears a fixed rate of interest or bears a floating rate of interest, including whether the debt security is a regular floating rate note, a floating rate/fixed rate note or an inverse floating rate note (each as described below);

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  if the debt security is an indexed note (as defined below) the terms relating to the particular series of debt securities;

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  if the debt security is an amortizing note (as defined below), the amortization schedule and any other terms relating to the particular series of debt securities;

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  the interest payment dates;

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  whether any sinking fund is required;

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  optional or mandatory redemption terms;

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  authorized denominations, if other than $2,000 and integral multiples of $1,000 in excess thereof;

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  the terms on which holders of the debt securities issued by Credit Suisse Group may or are required to exercise, convert or exchange these securities into or for securities of Credit Suisse Group or securities of one or more other entities and any specific terms relating to the exercise, conversion or exchange feature;

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  the terms on which holders of the debt securities issued by Credit Suisse may or are required to exercise, convert or exchange these securities into or for securities of one or more other entities other than Credit Suisse Group and Credit Suisse and any specific terms relating to the exercise, conversion or exchange feature;

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  the currency or currency unit in which the debt securities will be denominated and, if different, the currency or currency unit in which payments of principal, premium or interest will be payable, if the specified currency is other than U.S. dollars, and any other terms relating to the debt securities denominated in a foreign currency and the specified currency;

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  whether the debt securities are to be issued as individual certificates to each holder or in the form of global certificates held by a depositary on behalf of holders;

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  information describing any book-entry features;

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  whether and under what circumstances additional amounts will be paid on any debt securities as a result of withholding taxes and whether the debt securities can be redeemed if additional amounts must be paid;

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  selling restrictions applicable to any series of debt securities, if any;

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  the names and duties of any co-trustees, depositaries, authenticating agents, paying agents, transfer agents or registrars for any series; and

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  any other terms consistent with the above.

        The prospectus supplement relating to any series of debt securities may also include, if applicable, a discussion of certain U.S. federal income tax considerations and considerations under the Employee Retirement Income Security Act of 1974, as amended, or ERISA.

Interest and Interest Rates

        Each series of debt securities that bears interest will bear interest from its date of issue or from the most recent date to which interest on that series of debt securities has been paid or duly provided for, at the fixed or floating rate specified in the series of debt securities, until the principal amount has been paid or made available for payment. Interest will be payable on each interest payment date (except for certain original issue discount notes (as defined below) and except for a series of debt securities issued between a regular record date and an interest payment date) and at maturity or on redemption or repayment, if any. Unless otherwise provided in the applicable prospectus supplement, in the event that the maturity date of any series of debt securities is not a business day, principal and interest payable at maturity will be paid on the next succeeding business day with the same effect as if that following business day were the date on which the payment were due, except that the relevant issuer will not pay any additional interest as a result of the delay in payment except as otherwise provided under "—Payment of Additional Amounts." Unless otherwise indicated in the applicable prospectus supplement, interest payments in respect of a series of debt securities will equal the amount of interest accrued from and including the immediately preceding interest payment date in respect of which interest has been paid or duly made available for payment (or from and including the date of issue, if no interest has been paid with respect to the applicable series of debt securities) to but excluding the related interest payment date, maturity date or redemption or repayment date, if any, as the case may be.

        Interest will be payable to the person in whose name a debt security is registered at the close of business on the regular record date next preceding the related interest payment date, except that:

  •
  if the relevant issuer fails to pay the interest due on an interest payment date, the defaulted interest will be paid to the person in whose name the debt security is registered at the close of business on the record date the relevant issuer will establish for the payment of defaulted interest; and

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  interest payable at maturity, redemption or repayment will be payable to the person to whom principal shall be payable.

        In addition, the interest rate on floating rate notes will in no event be higher than the maximum rate permitted by New York or other applicable law, as such law may be modified by any applicable United States law of general application.

        The first payment of interest on any series of debt securities originally issued between a regular record date and an interest payment date will be made on the interest payment date following the next succeeding regular record date to the registered owner on such next succeeding regular record date.

  Fixed Rate Notes

        Each fixed rate debt security, which we refer to as a fixed rate note, will bear interest at the annual rate specified in the applicable prospectus supplement. The interest payment dates for fixed rate notes will be specified in the applicable prospectus supplement and the regular record dates will be the fifteenth calendar day (whether or not a business day) prior to each interest payment date unless otherwise specified in the applicable prospectus supplement. Unless otherwise specified in the applicable prospectus supplement, interest on fixed rate notes will be computed and paid on the basis of a 360-day year of twelve 30-day months. In the event that any date for any payment on any fixed rate note is not a business day, payment of interest, premium, if any, or principal otherwise payable on such fixed rate note will be made on the next succeeding business day. The relevant issuer will not pay any additional interest as a result of the delay in payment.

  Floating Rate Notes

        Unless otherwise specified in an applicable prospectus supplement, floating rate debt securities, which we refer to as floating rate notes, will be issued as described below. Each applicable prospectus supplement will specify certain terms with respect to which such floating rate note is being delivered, including:

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  whether the floating rate note is a regular floating rate note, an inverse floating rate note or a floating rate/fixed rate note (if not specified, the floating rate note will be a regular floating rate note);

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  the interest rate basis or bases;

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  initial interest rate;

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  interest reset dates;

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  interest reset period;

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  interest payment dates;

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  index maturity, if any;

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  maximum interest rate and minimum interest rate, if any;

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  the spread and/or spread multiplier, if any; and

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  if one or more of the specified interest rate bases is LIBOR, the index currency, if any, as described below.

        Unless otherwise specified in the applicable prospectus supplement, each regular record date for a floating rate note will be the fifteenth calendar day (whether or not a business day) prior to each interest payment date.

        The interest rate borne by the floating rate notes will be determined as follows:

  •
  Unless a floating rate note is a floating rate/fixed rate note or an inverse floating rate note, the floating rate note will be a regular floating rate note and, except as described below or in an applicable prospectus supplement, will bear interest at the rate determined by reference to the applicable interest rate basis or bases:

  •
  plus or minus the applicable spread, if any; and/or

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  multiplied by the applicable spread multiplier, if any.

        Unless otherwise specified in the applicable prospectus supplement, commencing on the initial interest reset date, the rate at which interest on such regular floating rate note will be payable will be reset as of each interest reset date; provided, however, that the interest rate in effect for the period from the original issue date to the initial interest reset date will be the initial interest rate.

        If a floating rate note is a floating rate/fixed rate note, then, except as described below or in an applicable prospectus supplement, the floating rate/fixed rate note will initially bear interest at the rate determined by reference to the applicable interest rate basis or bases:

  •
  plus or minus the applicable spread, if any; and/or

  •
  multiplied by the applicable spread multiplier, if any.

        Commencing on the initial interest reset date, the rate at which interest on the floating rate/fixed rate note will be payable shall be reset as of each interest reset date, except that:

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  the interest rate in effect for the period from the original issue date to the initial interest reset date will be the initial interest rate; and

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  the interest rate in effect commencing on, and including, the fixed rate commencement date (as specified in the applicable prospectus supplement) to the maturity date will be the fixed interest rate specified in the applicable prospectus supplement, or if no fixed interest rate is so specified and the floating rate/fixed rate note is still outstanding on the fixed rate commencement date, the interest rate in effect on the floating rate/fixed rate note on the day immediately preceding the fixed rate commencement date.

        If a floating rate note is an inverse floating rate note, then, except as described below or in an applicable prospectus supplement, the inverse floating rate note will bear interest equal to the fixed interest rate specified in the applicable prospectus supplement:

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  minus the rate determined by reference to the interest rate basis or bases;

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  plus or minus the applicable spread, if any; and/or

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  multiplied by the applicable spread multiplier, if any.

        Unless otherwise specified in the applicable prospectus supplement, the interest rate on an inverse floating rate note will not be less than zero. Commencing on the initial interest reset date, the rate at which interest on such inverse floating rate note is payable will be reset as of each interest reset date; provided, however, that the interest rate in effect for the period from the original issue date to the initial interest reset date will be the initial interest rate.

        Unless otherwise provided in the applicable prospectus supplement, each interest rate basis will be the rate determined in accordance with the applicable provisions below. Except as set forth above or in the applicable prospectus supplement, the interest rate in effect on each day will be:

  •
  if such day is an interest reset date, the interest rate as determined on the interest determination date (as defined below) immediately preceding such interest reset date; or

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  if such day is not an interest reset date, the interest rate determined on the interest determination date immediately preceding the next preceding interest reset date.

        Except for the fixed rate period described above for floating rate/fixed rate notes, interest on floating rate notes will be determined by reference to an interest rate basis, which may be one or more of:

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  the Commercial Paper rate;

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  the Federal Funds rate/Federal Funds open rate;

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  LIBOR;

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  the Prime rate;

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  the Treasury rate; or

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  any other interest rate basis or interest rate formula described in the applicable prospectus supplement.

        The "spread" is the number of basis points to be added to or subtracted from the related interest rate basis or bases applicable to a floating rate note. The "spread multiplier" is the percentage of the related interest rate basis or bases applicable to a floating rate note by which such interest rate basis or bases will be multiplied to determine the applicable interest rate on such floating rate note. The "index maturity" is the period to maturity of the instrument or obligation with respect to which the interest rate basis or bases will be calculated.

        Each applicable prospectus supplement will specify whether the rate of interest on the related floating rate note will be reset daily, weekly, monthly, quarterly, semi-annually, annually or such other specified interest reset period and the dates on which such interest rate will be reset. Unless otherwise specified in the applicable prospectus supplement, the interest reset date will be, in the case of floating rate notes which reset:

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  daily, each business day;

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  weekly, a business day that occurs in each week as specified in the applicable prospectus supplement (with the exception of weekly reset Treasury rate notes, which will reset the Tuesday of each week except as specified below);

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  monthly, a business day that occurs in each month as specified in the applicable prospectus supplement;

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  quarterly, a business day that occurs in each third month as specified in the applicable prospectus supplement;

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  semi-annually, a business day that occurs in each of two months of each year as specified in the applicable prospectus supplement; and

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  annually, a business day that occurs in one month of each year as specified in the applicable prospectus supplement.

        If any interest reset date for any floating rate note would otherwise be a day that is not a business day, that interest reset date will be postponed to the next succeeding day that is a business day, except that in the case of a floating rate note as to which LIBOR is an applicable interest rate basis, if that business day falls in the next succeeding calendar month, the interest reset date will be the immediately preceding business day.

        The term "business day" means, unless otherwise specified in the applicable prospectus supplement, any day that is not a Saturday or Sunday and that is not a day on which banking institutions are generally authorized or obligated by law, regulation or executive order to close in The City of New York and any other place of payment with respect to the applicable series of debt securities and:

  •
  with respect to LIBOR notes, "business day" will also include a London business day;

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  with respect to any series of debt securities denominated in euros, "business day" will also include any day on which the TransEuropean Real-Time Gross Settlement Express Transfer (TARGET) System is in place; and

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  with respect to any series of debt securities denominated in a specified currency other than U.S. dollars or euros, "business day" will not include a day on which banking institutions are generally authorized or obligated by law, regulation or executive order to close in the principal financial center of the country of the specified currency.

  •
  "London business day" means any day that is both a business day and a day on which dealings in deposits in any currency specified in the applicable prospectus supplement are transacted, or with respect to any future date are expected to be transacted, in the London interbank market.

        Except as provided below or in an applicable prospectus supplement, interest will be payable on the maturity date and in the case of floating rate notes which reset:

  •
  daily, weekly or monthly, on a business day that occurs in each month as specified in the applicable prospectus supplement;

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  quarterly, on a business day that occurs in each third month as specified in the applicable prospectus supplement;

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  semi-annually, on a business day that occurs in each of two months of each year as specified in the applicable prospectus supplement; and

  •
  annually, on a business day that occurs in one month of each year as specified in the applicable prospectus supplement.

        Unless otherwise specified in the applicable prospectus supplement, if any interest payment date for any floating rate note (other than the maturity date, but including any redemption date or repayment date) would otherwise be a day that is not a business day, that interest payment date or redemption date or repayment date will be the next succeeding day that is a business day and interest shall accrue to, and be payable on, such following business day, except that if a floating rate note is a LIBOR note and if the next business day falls in the next succeeding calendar month, the interest payment date or redemption date or repayment date will be the immediately preceding business day and interest shall accrue to, and be payable on, such preceding business day. If the maturity date of a floating rate note falls on a day that is not a business day, the payment of principal, premium, if any, and interest, if any, will be made on the next succeeding business day, and we will not pay any additional interest for the period from and after the maturity date.

        All percentages resulting from any calculation on floating rate notes will be to the nearest one hundred-thousandth of a percentage point, with five one millionths of a percentage point rounded upwards (e.g., 9.876545% (or .09876545) would be rounded to 9.87655% (or .0987655)), and all dollar amounts used in or resulting from such calculation will be rounded to the nearest cent (with one-half cent being rounded upward).

        With respect to each floating rate note, accrued interest is calculated by multiplying its face amount by an accrued interest factor. The accrued interest factor is computed by adding the interest factor calculated for each day from and including the later of (a) the date of issue and (b) the last day to which interest has been paid or duly provided for to but excluding the last date for which accrued interest is being calculated. Unless otherwise specified in the applicable prospectus supplement, the interest factor for each such day will be computed by dividing the interest rate applicable to such day by 360, in the case of floating rate notes for which the interest rate basis is the Commercial Paper rate, the Federal Funds rate, the Federal Funds open rate, LIBOR or the Prime rate, or by the actual number of days in the year in the case of floating rate notes for which the interest rate basis is the Treasury rate. The accrued interest factor for floating rate notes for which the interest rate may be calculated with reference to two or more interest rate bases will be calculated in each period by selecting one such interest rate basis for such period in accordance with the provisions of the applicable prospectus supplement.

        The interest rate applicable to each interest reset period commencing on the interest reset date with respect to that interest reset period will be the rate determined as of the interest determination date. Unless otherwise specified in the applicable prospectus supplement, the interest determination date with respect to the Commercial Paper rate, the Federal Funds rate, the Federal Funds open rate and the Prime rate will be the second business day preceding each interest reset date for the related floating rate note; and the interest determination date with respect to LIBOR will be the second London business day preceding each interest reset date. With respect to the Treasury rate, unless otherwise specified in an applicable prospectus supplement, the interest determination date will be the day in the week in which the related interest reset date falls on which day Treasury bills (as defined below) are normally auctioned in accordance with the schedule set out by the U.S. Treasury; provided, however, that if an auction is held on the Friday on the week preceding the related interest reset date, the related interest determination date will be such preceding Friday; and provided, further, that if an auction falls on any interest reset date then the related interest reset date will instead be the first business day following such auction. Unless otherwise specified in the applicable prospectus supplement, the interest determination date pertaining to a floating rate note, the interest rate of which is determined with reference to two or more interest rate bases, will be the latest business day which is at least two business days prior to each interest reset date for such floating rate note. Each interest rate basis will be determined and compared on such date, and the applicable interest rate will take effect on the related interest reset date, as specified in the applicable prospectus supplement.

        Unless otherwise provided for in the applicable prospectus supplement, The Bank of New York Mellon, formerly known as The Bank of New York, will be the calculation agent and for each interest reset date will determine the interest rate with respect to any floating rate note as described below. The calculation agent will notify the relevant issuer, the paying agent and the trustee of each determination of the interest rate applicable to a floating rate note promptly after such determination is made. The calculation agent will, upon the request of the holder of any floating rate note, provide the interest rate then in effect and, if determined, the interest rate which will become effective as a result of a determination made with respect to the most recent interest determination date relating to such floating rate note. Unless otherwise specified in the applicable prospectus supplement, the "calculation date," where applicable, pertaining to any interest determination date will be the earlier of (a) the tenth calendar day after that interest determination date or, if such day is not a business day, the next succeeding business day or (b) the business day preceding the applicable interest payment date or maturity date, as the case may be.

        Unless otherwise specified in the applicable prospectus supplement, the calculation agent will determine the interest rate basis with respect to floating rate notes as follows:

        Commercial Paper Rate Notes.    Commercial Paper rate debt securities, which we refer to as Commercial Paper rate notes, will bear interest at the interest rate (calculated with reference to the

Commercial Paper rate and the spread and/or spread multiplier, if any) specified in the Commercial Paper rate notes and in the applicable prospectus supplement.

        Unless otherwise specified in the applicable prospectus supplement, "Commercial Paper rate" means, with respect to any interest determination date relating to a Commercial Paper rate note, the money market yield (as defined below) of the rate on that date for commercial paper having the index maturity designated in the applicable prospectus supplement, as published in H.15(519), under the heading "Commercial Paper—Non-financial." In the event that the rate is not published prior to 3:00 p.m., New York City time, on the calculation date pertaining to such interest determination date, then the Commercial Paper rate will be the money market yield of the rate on the interest determination date for commercial paper of the specified index maturity as published in H.15 daily update under the heading "Commercial Paper—Non-financial" (with an index maturity of one month, two months or three months being deemed to be equivalent to an index maturity of 30 days, 60 days or 90 days, respectively). If by 3:00 p.m., New York City time, on that calculation date, the rate is not yet available in either H.15(519) or H.15 daily update, the calculation agent will calculate the Commercial Paper rate on that interest determination date, which will be the money market yield corresponding to the arithmetic mean of the offered rates as of approximately 11:00 a.m., New York City time, on that interest determination date for commercial paper of the specified index maturity placed for a non-financial issuer whose bond rating is "AA" or the equivalent, from a nationally recognized rating agency as quoted by three leading dealers of commercial paper in The City of New York selected and identified by us or the calculation agent (after consultation with us), as applicable; provided, however, that if the dealers selected as aforesaid by us or the calculation agent, as applicable, are not quoting offered rates as set forth above, the Commercial Paper rate with respect to such interest determination date will be the same as the Commercial Paper rate for the immediately preceding interest reset period (or, if there was no preceding interest reset period, the rate of interest will be the initial interest rate).

        "Money market yield" will be a yield (expressed as a percentage) calculated in accordance with the following formula:

Money Market Yield =	D × 360 360–(D × M)	x 100

where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the period for which interest is being calculated.

        Federal Funds Rate Notes/Federal Funds Open Rate Notes.    Federal Funds rate debt securities, which we refer to as Federal Funds rate notes, will bear interest at the interest rate (calculated with reference to the Federal Funds rate and the spread and/or spread multiplier, if any) specified in the Federal Funds rate notes and in the applicable prospectus supplement. Federal Funds open rate debt securities, which we refer to as Federal Funds open rate notes, will bear interest at the interest rate (calculated with reference to the Federal Funds open rate and the spread and/or spread multiplier, if any) specified in the Federal Funds open rate notes and in the applicable prospectus supplement.

        Unless otherwise specified in the applicable prospectus supplement, the "Federal Funds rate" means, with respect to any interest determination date relating to a Federal Funds rate note, the rate applicable to such date for Federal Funds opposite the caption "Federal funds (effective)," as displayed on Reuters on page 118 (or any page which may replace such page on such service) under the heading "EFFECT" on the business day immediately following such interest determination date. If such rate is not so published by 3:00 p.m., New York City time, on the business day immediately following such interest determination date, the Federal Funds rate will be the rate applicable to such interest determination date as published in H.15 daily update (or such other recognized electronic source used for the purpose of displaying such rate) under the heading "Federal Funds (effective)." If that rate is not published in H.15 daily update (or such other recognized electronic source used for the purpose of displaying such rate) by 4:15 p.m., New York City time, on the business day immediately following such interest determination date, the calculation agent will calculate the Federal Funds rate applicable to such interest determination date, which will be the arithmetic mean of the rates for the last transaction in overnight United States dollar Federal Funds as of 9:00 a.m., New York City time, on such interest determination date arranged by three leading brokers (which may include any underwriters, agents or their affiliates) of Federal Funds transactions in The City of New York selected and identified by us or the calculation agent (after consultation with us), as applicable; provided, however, that if the brokers selected as aforesaid by us or the calculation agent, as applicable, are not quoting as set forth above, the Federal Funds rate applicable to such interest determination date will be the same as the Federal Funds rate in effect for the immediately preceding interest reset period (or, if there was no preceding interest reset period, the rate of interest will be the initial interest rate).

        Unless otherwise specified in the applicable prospectus supplement, the "Federal Funds open rate" means, with respect to any interest determination date relating to a Federal Funds open rate note, the rate for such day for federal funds transactions among members of the Federal Reserve System arranged by federal funds brokers on such day, as published under the heading "Federal Funds" opposite the caption "Open" as such rate is displayed on Reuters (or any successor service) on page 5 (or any page which may replace such page on such service) ("Reuters Page 5"). In the event that on any interest determination date no reported rate appears on Reuters Page 5 by 3:00 p.m., New York City time, the rate for the interest determination date will be the rate for that day displayed on FFPREBON Index page on Bloomberg which is the Fed Funds Opening Rate as reported by Prebon Yamane (or any successor) on Bloomberg. In the event that on any interest determination date no reported rate appears on Reuters Page 5 or the FFPREBON Index page on Bloomberg or another recognized electronic source by 3 p.m., New York City time, the interest rate applicable to the next interest reset period will be the arithmetic mean of the rates for the last transaction in overnight U.S. dollar Federal Funds prior to 9:00 a.m., New York City time, on such interest determination date arranged by three leading brokers (which may include any underwriters, agents or their affiliates) of Federal Funds transactions in New York City selected and identified by us or the calculation agent (after consultation with us), as applicable; provided, however, that if the brokers selected by us or the calculation agent, as applicable, are not quoting as set forth above, the Federal Funds open rate with respect to such interest determination date will be the same as the Federal Funds open rate in effect for the immediately preceding interest reset period (or, if there was no preceding interest reset period, the rate of interest will be the initial interest rate). Notwithstanding the foregoing, the Federal Funds open rate in effect for any day that is not a business day shall be the Federal Funds open rate in effect for the prior business day.

        LIBOR Notes.    LIBOR debt securities, which we refer to as LIBOR notes, will bear interest at the interest rate (calculated with reference to LIBOR and the spread and/or spread multiplier, if any) specified in the LIBOR notes and in the applicable prospectus supplement.

        Unless otherwise specified in the applicable prospectus supplement, the calculation agent will determine "LIBOR" for each interest reset date as follows:

  •
  With respect to an interest determination date relating to a LIBOR note, LIBOR will be the offered rate for deposits in the London interbank market in the index currency (as defined below) having the index maturity designated in the applicable prospectus supplement commencing on the second London business day immediately following such interest determination date that appears on the Designated LIBOR Page (as defined below) or a successor reporter of such rates selected by the calculation agent and acceptable to us, as of 11:00 a.m., London time, on such interest determination date (the "reported rate"). If no rate appears on the Designated LIBOR Page, LIBOR in respect of such interest determination date will be determined as if the parties had specified the rate described in the following paragraph.

  •
  With respect to an interest determination date relating to a LIBOR note to which the last sentence of the previous paragraph applies, the calculation agent will request the principal London offices of each of four major reference banks (which may include any underwriters, agents or their affiliates) in the London interbank market selected and identified by us or the calculation agent (after consultation with us), as applicable, to provide the calculation agent with its offered quotation for deposits in the index currency for the period of the index maturity designated in the applicable prospectus supplement commencing on the second London business day immediately following such interest determination date to prime banks in the London interbank market at approximately 11:00 a.m., London time, on such interest determination date and in a principal amount that is representative for a single transaction in such index currency in such market at such time. If at least two such quotations are provided, LIBOR determined on such interest determination date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR determined on such interest determination date will be the arithmetic mean of the rates quoted at approximately 11:00 a.m. (or such other time specified in the applicable prospectus supplement), in the principal financial center of the country of the specified index currency, on that interest determination date for loans made in the index currency to leading European banks having the index maturity designated in the applicable prospectus supplement commencing on the second London business day immediately following such interest determination date and in a principal amount that is representative for a single transaction in that index currency in that market at such time by three major reference banks (which may include any underwriters, agents or their affiliates) in such principal financial center selected by us or the calculation agent (after consultation with us), as applicable; provided, however, that if fewer than three reference banks so selected by us or the calculation agent, as applicable, are quoting such rates as mentioned in this sentence, LIBOR with respect to such interest determination date will be the same as LIBOR in effect for the immediately preceding interest reset period (or, if there was no preceding interest reset period, the rate of interest will be the initial interest rate).

        "Index currency" means the currency (including currency units and composite currencies) specified in the applicable prospectus supplement as the currency with respect to which LIBOR will be calculated. If no currency is specified in the applicable prospectus supplement, the index currency will be U.S. dollars.

        "Designated LIBOR Page" means the display on page LIBOR01 (or any other page specified in the applicable prospectus supplement) of Reuters (or any successor service) for the purpose of displaying the London interbank offered rates of major banks for the applicable index currency (or such other page as may replace that page on that service for the purpose of displaying such rates).

        Unless otherwise specified in the applicable prospectus supplement, "principal financial center" means the principal financial center of the country of the specified currency or specified index currency, as applicable, except that with respect to U.S. dollars and euro, the principal financial center shall be New York City and Brussels, respectively.

        Prime Rate Notes.    Prime rate debt securities, which we refer to as Prime rate notes, will bear interest at the interest rate (calculated with reference to the Prime rate and the spread and/or spread multiplier, if any) specified in the Prime rate notes and in the applicable prospectus supplement.

        Unless otherwise specified in the applicable prospectus supplement, "Prime rate" means, with respect to any interest determination date, the rate set forth in H.15(519) for that date opposite the caption "Bank Prime Loan" or, if not published by 3:00 p.m., New York City time, on the calculation date, the rate on such interest determination date as published in H.15 daily update under the caption "Bank Prime Loan." If that rate is not yet published by 3:00 p.m., New York City time, on the calculation date pertaining to that interest determination date, the Prime rate for that interest determination date will be the arithmetic mean of the rates of interest publicly announced by each bank named on the Reuters Screen USPRIME1 Page (as defined below) as that bank's prime rate or base lending rate as in effect as of 11:00 a.m., New York City time, for that interest determination date as quoted on the Reuters Screen USPRIME1 Page on that interest determination date, or, if fewer than four of these rates appear on the Reuters Screen USPRIME1 Page for that interest determination date, the rate will be the arithmetic mean of the prime rates quoted on the basis of the actual number of days in the year divided by 360 as of the close of business on that interest determination date by at least two of the three major money center banks in The City of New York selected and identified by us or by the calculation agent (after consultation with us), as applicable, from which quotations are requested. If fewer than two quotations are provided, the calculation agent will calculate the Prime rate, which will be the arithmetic mean of the prime rates in The City of New York quoted by the appropriate number of substitute banks or trust companies organized and doing business under the laws of the United States, or any State thereof, in each case having total equity capital of at least $500 million and being subject to supervision or examination by federal or state authority, selected and identified by us or the calculation agent (after consultation with us), as applicable, to quote prime rates. "Reuters Screen USPRIME1 Page" means the display designated as the "USPRIME1" page on Reuters (or such other page as may replace the USPRIME1 Page on that service for the purpose of displaying prime rates or base lending rates of major United States banks).

        Treasury Rate Notes.    Treasury rate debt securities, which we refer to as Treasury rate notes, will bear interest at the interest rate (calculated with reference to the Treasury rate and the spread and/or spread multiplier, if any) specified in the Treasury rate notes and in the applicable prospectus supplement.

        Unless otherwise specified in the applicable prospectus supplement, the "Treasury rate" means, with respect to any interest determination date relating to a Treasury rate note, the rate from the auction held on such interest determination date, which we refer to as the "auction," of direct obligations of the United States, which we refer to as Treasury bills, having the index maturity designated in the applicable prospectus supplement under the caption "INVESTMENT RATE" on the display on Reuters (or any successor service) on page USAUCTION10 (or any other page as may replace such page on such service) or page USAUCTION11 (or any other page as may replace such page on such service) or, if not so published by 3:00 p.m., New York City time, on the calculation date pertaining to such interest determination date, the bond equivalent yield (as defined below) of the rate for such Treasury bills as published in H.15 daily update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption "U.S. Government Securities/Treasury Bills/Auction High" or, if not so published by 3:00 p.m., New York City time, on the related calculation date, the bond equivalent yield of the auction rate of such Treasury bills as announced by the U.S. Department of the Treasury. In the event that the auction rate of Treasury bills having the index maturity designated in the applicable prospectus supplement is not so announced by the U.S. Department of the Treasury, or if no such auction is held, then the Treasury rate will be the bond equivalent yield of the rate on that interest determination date of Treasury bills having the index maturity designated in the applicable prospectus supplement as published in H.15(519) under the caption "U.S. Government Securities/Treasury Bills (Secondary Market)" or, if not published by 3:00 p.m., New York City time, on the related calculation date, the rate on that interest determination date of such Treasury bills as published in H.15 daily update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption "U.S. Government Securities/Treasury Bills (Secondary Market)." In the event such rate is not published in H.15(519), H.15 daily update or another recognized electronic source by 3:00 p.m., New York City time, on such calculation date, the calculation agent will calculate the Treasury rate, which will be a bond equivalent yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on such interest determination date, of three leading primary U.S. government securities dealers (which may include Credit Suisse Securities (USA) LLC) selected and identified by us or by the calculation agent (after consultation with us), as applicable, for the issue of Treasury bills with a remaining maturity closest to the index maturity designated in the applicable prospectus supplement; provided, however, that if the dealers selected by us or the calculation agent, as applicable, are not quoting bid rates as mentioned in this sentence, the Treasury rate with respect to the interest determination date will be the same as the Treasury rate in effect for the immediately preceding interest reset period (or, if there was no preceding interest reset period, the rate of interest will be the initial interest rate).

        The term "bond equivalent yield" means a yield (expressed as a percentage) calculated in accordance with the following formula:

Bond equivalent yield =	D × N × 100 360–(D × M)

where "D" refers to the applicable per annum rate for Treasury bills quoted on a bank discount basis, "N" refers to 365 or 366, as the case may be, and "M" refers to the actual number of days in the applicable interest reset period.

Indexed Notes

        A series of debt securities also may be issued with the principal amount payable at maturity or interest to be paid on such series of debt securities, or both, to be determined with reference to the price or prices of specified commodities, stocks or indices, the exchange rate of a specified currency relative to one or more other currencies, currency units, composite currencies or units of account specified in an applicable prospectus supplement, or such other price or exchange rate as may be specified in such series of debt securities, as set forth in an applicable prospectus supplement relating to such series of debt securities ("indexed notes"). In certain cases, holders of indexed notes may receive a principal amount on the maturity date that is greater than or less than the face amount of the indexed notes, or an interest rate that is greater than or less than the stated interest rate on the indexed notes, or both, depending upon the structure of the indexed note and the relative value on the maturity date or at the relevant interest payment date, as the case may be, of the specified indexed item. However, the amount of interest or principal payable with respect to an indexed note will not be less than zero. Information as to the method for determining the principal amount payable on the maturity date, the manner of determining the interest rate, certain historical information with respect to the specified indexed item and tax considerations associated with an investment in indexed notes will be set forth in the applicable prospectus supplement.

        An investment in indexed notes may be much riskier than a similar investment in conventional fixed-rate debt securities. If the interest rate of an indexed note is indexed, it may result in an interest rate that is less than that payable on conventional fixed-rate debt securities issued by us at the same time, including the possibility that no interest will be paid. If the principal amount of an indexed note is indexed, the principal amount payable at maturity may be less than the original purchase price of such indexed note, including the possibility that no principal will be paid, resulting in an entire loss of investment. Additionally, if the formula used to determine the principal amount or interest payable with respect to such indexed notes contains a multiple or leverage factor, the effect of any change in the applicable currency, commodity, stock or interest rate index may be increased. We refer you to "Foreign Currency Risks."

Dual Currency Notes

        Dual currency debt securities, which we refer to as dual currency notes, are any series of debt securities as to which we have a one-time option, exercisable on a specified date in whole, but not in part, with respect to all dual currency notes issued on the same day and having the same terms, of making all payments of principal, premium, if any, and interest after the exercise of such option, whether at maturity or otherwise (which payments would otherwise be made in the face amount currency of such series of debt securities specified in the applicable prospectus supplement), in the optional payment currency specified in the applicable prospectus supplement. The terms of the dual currency notes together with information as to the relative value of the face amount currency compared to the optional payment currency and as to tax considerations associated with an investment in dual currency notes will also be set forth in the applicable prospectus supplement.

        If we elect on any option election date specified in the applicable prospectus supplement to pay in the optional payment currency instead of the face amount currency, payments of interest, premium, if any, and principal made after such option election date may be worth less, at the then current exchange rate, than if we had made such payments in the face amount currency. We refer you to "Foreign Currency Risks."

Renewable Notes

        The relevant issuer may also issue from time to time variable rate renewable debt securities, which we refer to as renewable notes, which will mature on an interest payment date specified in the applicable prospectus supplement unless the maturity of all or a portion of the principal amount of the renewable notes is extended in accordance with the procedures set forth in the applicable prospectus supplement.

Short-Term Notes

        The relevant issuer may offer from time to time series of debt securities with maturities of less than one year, which we refer to as short-term notes. Unless otherwise indicated in the applicable prospectus supplement, interest on short-term notes will be payable at maturity. Unless otherwise indicated in the applicable prospectus supplement, interest on short-term notes that are floating rate notes (other than Treasury rate notes) will be computed on the basis of the actual number of days elapsed divided by 360, and interest on short-term notes that are Treasury rate notes will be computed on the basis of the actual number of days elapsed divided by a year of 365 or 366 days, as the case may be.

Extension of Maturity

        The applicable prospectus supplement will indicate whether the relevant issuer has the option to extend the maturity of a series of debt securities (other than an amortizing note) for one or more periods up to but not beyond the final maturity date set forth in the applicable prospectus supplement. If the relevant issuer has that option with respect to any series of debt securities (other than an amortizing note), we will describe the procedures in the applicable prospectus supplement.

Amortizing Notes

        Amortizing debt securities, which we refer to as amortizing notes, are a series of debt securities for which payments combining principal and interest are made in installments over the life of such series of debt securities. Payments with respect to amortizing notes will be applied first to interest due and payable on the amortizing notes and then to the reduction of the unpaid principal amount of the amortizing notes. The relevant issuer will provide further information on the additional terms and conditions of any issue of amortizing notes in the applicable prospectus supplement. A table setting forth repayment information in respect of each amortizing note will be included in the applicable prospectus supplement and set forth on the amortizing notes.

Original Issue Discount Notes

        The relevant issuer may offer series of debt securities, which we refer to as original issue discount notes, from time to time at an issue price (as specified in the applicable prospectus supplement) that is less than 100% of the principal amount of such series of debt securities (i.e., par). Original issue discount notes may not bear any interest currently or may bear interest at a rate that is below market rates at the time of issuance. The difference between the issue price of an original issue discount note and par is referred to herein as the "discount." In the event of redemption, repayment or acceleration of maturity of an original issue discount note, the amount payable to the holder of an original issue discount note will be equal to the sum of (a) the issue price (increased by any accruals of discount) and, in the event of any redemption by us of such original issue discount note (if applicable), multiplied by the initial redemption percentage specified in the applicable prospectus supplement (as adjusted by the initial redemption percentage reduction, if applicable) and (b) any unpaid interest on such original issue discount note accrued from the date of issue to the date of such redemption, repayment or acceleration of maturity.

        Unless otherwise specified in the applicable prospectus supplement, for purposes of determining the amount of discount that has accrued as of any date on which a redemption, repayment or acceleration of maturity occurs for an original issue discount note, the discount will be accrued using a constant yield method. The constant yield will be calculated using a 30-day month, 360-day year convention, a compounding period that, except for the initial period (as defined below), corresponds to the shortest period between interest payment dates for the applicable original issue discount note (with ratable accruals within a compounding period), a coupon rate equal to the initial coupon rate applicable to such original issue discount note and an assumption that the maturity of such original issue discount note will not be accelerated. If the period from the date of issue to the initial interest payment date, or the initial period, for an original issue discount note is shorter than the compounding period for such original issue discount note, a proportionate amount of the yield for an entire compounding period will be accrued. If the initial period is longer than the compounding period, then such period will be divided into a regular compounding period and a short period with the short period being treated as provided in the preceding sentence. The accrual of the applicable discount may differ from the accrual of original issue discount for purposes of the Internal Revenue Code of 1986, as amended (the "Code").

        Certain original issue discount notes may not be treated as having original issue discount for U.S. federal income tax purposes, and debt securities other than original issue discount notes may be treated as issued with original issue discount for U.S. federal income tax purposes. We refer you to "Taxation—United States Taxation."

Redemption at the Option of the Relevant Issuer

        Unless otherwise provided in the applicable prospectus supplement, the relevant issuer cannot redeem debt securities prior to maturity. The relevant issuer may redeem a series of debt securities at its option prior to the maturity date only if an initial redemption date is specified in the applicable prospectus supplement. If so specified, the relevant issuer can redeem the debt securities of such series at its option on any date on and after the applicable initial redemption date in whole or from time to time in part in increments of $2,000 or such other minimum denomination specified in such applicable prospectus supplement (provided that any remaining principal amount of the debt securities of such series will be at least $2,000 or such other minimum denomination), at the applicable redemption price, together with unpaid interest accrued to the date of redemption, on notice given not more than 60 nor less than 30 calendar days prior to the date of redemption and in accordance with the provisions of the applicable indenture. By redemption price for a debt security of a series, we mean an amount equal to the initial redemption percentage specified in the applicable prospectus supplement (as adjusted by the annual redemption percentage reduction specified in the applicable prospectus supplement, if any) multiplied by the unpaid principal amount of the debt security to be redeemed. The initial redemption percentage, if any, applicable to a series of debt securities may decline on each anniversary of the initial redemption date by an amount equal to the applicable annual redemption percentage reduction, if any, until the redemption price is equal to 100% of the unpaid principal amount to be redeemed. The redemption price of original issue discount notes is described above under "—Original Issue Discount Notes."

        Debt securities denominated in a foreign currency may be subject to different restrictions on redemption. We refer you to "Special Provisions Relating to Debt Securities Denominated in a Foreign Currency—Minimum Denominations, Restrictions on Maturities, Repayment and Redemption."

Repayment at the Option of the Holders; Repurchase

        Holders may require the relevant issuer to repay a series of debt securities prior to maturity only if one or more optional repayment dates are specified in the applicable prospectus supplement. If so specified, the relevant issuer will repay debt securities of such series at the option of the holders on any optional repayment date in whole or in part from time to time in increments of $2,000 or such other minimum denomination specified in the applicable prospectus supplement (provided that any remaining principal amount thereof will be at least $2,000 or such other minimum denomination specified in the applicable prospectus supplement), at a repayment price equal to 100% of the unpaid principal amount to be repaid, together with unpaid interest accrued to the date of repayment. A holder who wants the relevant issuer to repay a debt security prior to maturity must deliver the debt security, together with the form "Option to Elect Repayment" properly completed, to the trustee at its corporate trust office (or any other address that the relevant issuer specifies in the applicable prospectus supplement or notifies holders from time to time) no more than 60 nor less than 30 calendar days prior to the date of repayment. Exercise of a repayment option by the holder will be irrevocable. The repayment price of original issue discount notes is described above under "—Original Issue Discount Notes." Notwithstanding the foregoing, the relevant issuer will comply with Section 14(e) under the Exchange Act to the extent applicable, and any other tender offer rules under the Exchange Act which may then be applicable, in connection with any obligation to repurchase a series of debt securities.

        Only the depositary may exercise the repayment option in respect of global securities representing book-entry debt securities. Accordingly, beneficial owners of global securities that desire to have all or any portion of book-entry debt securities represented by global securities repaid must direct the participant of the depositary through which they own their interest to direct the depositary to exercise the repayment option on their behalf by delivering the related global security and duly completed election form to the trustee as aforesaid. In order to ensure that the global security and election form are received by the trustee on a particular day, the applicable beneficial owner must so direct the participant through which it owns its interest before that participant's deadline for accepting instructions for that day. Different firms may have different deadlines for accepting instructions from their customers. Accordingly, beneficial owners should consult the participants through which they own their interest for the respective deadlines of those participants. All instructions given to participants from beneficial owners of global securities relating to the option to elect repayment will be irrevocable. In addition, at the time instructions are given by a beneficial owner, the beneficial owner must cause the participant through which it owns its interest to transfer that beneficial owner's interest in the global security or securities representing the related book-entry debt securities, on the depositary's records, to the trustee. We refer you to "—Book-Entry System."

        Debt securities denominated in a foreign currency may be subject to different restrictions on repayment. We refer you to "Special Provisions Relating to Debt Securities Denominated in a Foreign Currency—Minimum Denominations, Restrictions on Maturities, Repayment and Redemption."

        The relevant issuer may at any time purchase debt securities at any price in the open market or otherwise. Such debt securities purchased by the relevant issuer may, at its discretion, be held, resold or surrendered to the trustee for cancellation.

Tax Redemption

        If specifically provided by the applicable prospectus supplement, the relevant issuer may redeem a series of debt securities at its option at any time, in whole but not in part, on giving not less than 30 nor more than 60 days' notice, at the principal amount of such series of debt securities being redeemed, together with accrued interest to the date of redemption, if it has or will become obligated to pay additional interest on such series of debt securities as described under "—Payment of Additional Amounts" below as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated thereunder) of Switzerland or the United States, as applicable, or any political subdivision or taxing authority thereof or therein, or any change in the application or official interpretation of such laws, regulations or rulings, which change or amendment becomes effective on or after the date of the applicable prospectus supplement, and such obligation cannot be avoided by the relevant issuer taking reasonable measures available to it, provided that no such notice of redemption will be given earlier than 90 days prior to the earliest date on which it would be obliged to pay such additional interest were a payment in respect of the debt securities of such series then due. Prior to the giving of any notice of redemption pursuant to this paragraph, the relevant issuer will deliver to the trustee a certificate stating that it is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to its right to redeem have occurred, and an opinion of independent counsel of recognized standing to the effect that the relevant issuer has or will become obligated to pay such additional interest as a result of such change or amendment.

Payment of Additional Amounts

        If specifically provided by the applicable prospectus supplement, the relevant issuer will, subject to the exceptions and limitations set forth below, pay such additional amounts to the holder of a series of debt securities as may be necessary so that every net payment on such series of debt securities, after deduction or withholding for or on account of any present or future tax, assessment or other governmental charge imposed upon or as a result of such payment by Switzerland or the United States, as applicable, or any political subdivision or taxing authority thereof or therein, will not be less than the amount provided in such series of debt securities to be then due and payable.

  Switzerland

        If the relevant issuer is Credit Suisse Group or Credit Suisse, in either case, acting through a branch outside Switzerland, all payments of principal and interest in respect of the debt securities shall be made by the relevant issuer free and clear of, and without withholding or deduction for, any taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by or within Switzerland or any authority therein or thereof having power to tax, unless such withholding or deduction is required by law. In that event, the relevant issuer shall pay such additional amounts as will result in receipt by the holders of such amounts as would have been received by them had no such withholding or deduction been required, except that no such additional amounts shall be payable by the relevant issuer to any such holder for or on account of:

  (i)
  any such taxes, duties, assessments or other governmental charges imposed in respect of such debt security by reason of the holder having some connection with Switzerland other than the mere holding of the debt security;

  (ii)
  any such taxes, duties, assessments or other governmental charges imposed in respect of any debt security presented for payment more than 30 days after the Relevant Date (as defined below) except to the extent that the holder would have been entitled to such additional amounts on presenting such debt security for payment on the last day of such period of 30 days;

  (iii)
  any such taxes, duties, assessments or other governmental charges where such withholding or deduction is imposed on a payment to an individual and is (A) required to be made pursuant to European Council Directive 2003/48/EC on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, such Directive, (B) required to be made pursuant to the Agreement between the European Community and the Confederation of Switzerland dated as of 26th October 2004 (the "Swiss Savings Tax Agreement") providing for measures equivalent to those laid down in the EU Savings Tax Directive or any law or other governmental regulation implementing or complying with, or introduced in order to conform to, the Swiss Savings Tax Agreement, or (C) required to be made pursuant to any agreements between the European Community and other countries or territories providing for measures equivalent to those laid down in the EU Savings Tax Directive or any law or other governmental regulation implementing or complying with, or introduced in order to conform to, such agreements; or

  (iv)
  any tax required to be withheld or deducted from a payment pursuant to laws enacted by Switzerland providing for the taxation of payments according to principles similar to those laid down (i) in the EU Savings Tax Directive or (ii) in the draft legislation proposed by the Swiss Federal Council on December 17, 2014, including the principle to have a person other than the relevant issuer withhold or deduct tax; or

  (v)
  any such taxes, duties, assessments or other governmental charges imposed in respect of the relevant debt security presented for payment by or on behalf of a holder who would have been able to avoid such withholding or deduction by presenting the relevant debt security to another paying agent in a member state of the European Union; or

  (vi)
  any such taxes, duties, assessments or other governmental charges imposed in respect of the relevant debt security where, if the relevant issuer is Credit Suisse Group or Credit Suisse, in either case, acting through its Zurich head office, such withholding or deduction is required by the Swiss Federal Withholding Tax Code of 13 October 1965 (Bundesgesetz über die Verrechnungssteuer vom 13 Oktober 1965);

  (vii)
  any withholding or deduction imposed on any payment by reason of FATCA (as defined below); or

  (viii)
  any combination of two or more items (i) through (vii) above.

        "Relevant Date" as used herein means whichever is the later of (x) the date on which such payment first becomes due and (y) if the full amount payable has not been received by the trustee on or prior to such date, the date on which the full amount having been so received, notice to that effect shall have been given to the holders.

  United States

        If the relevant issuer is Credit Suisse Group or Credit Suisse, in either case, acting through a U.S. branch (or in the case of Credit Suisse, through its Cayman branch), all payments of principal and interest in respect of the debt securities shall be made by the relevant issuer free and clear of, and without withholding or deduction for, any taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by the United States or any authority therein or thereof having power to tax, unless such withholding or deduction is required by law. In that event, the relevant issuer shall pay such additional amounts as will result in receipt by the holders of such amounts as would have been received by them had no such withholding or deduction been required, except that no such additional amounts shall be payable by the relevant issuer to any such holder for or on account of:

  (i)
  any tax, assessment or other governmental charge that would not have been imposed but for (a) the existence of any present or former connection between such holder and the United States, including, without limitation, such holder being or having been a citizen or resident thereof or being or having been engaged in trade or business or present therein or having or having had a permanent establishment therein or (b) such holder's past or present status as a personal holding company, foreign personal holding company or private foundation or other tax-exempt organization with respect to the United States or as a corporation that accumulates earnings to avoid U.S. federal income tax;

  (ii)
  any estate, inheritance, gift, sales, transfer or personal property tax or any similar tax, assessment or other governmental charge;

  (iii)
  any tax, assessment or other governmental charge that would not have been imposed but for the presentation by the holder of a debt security for payment more than 15 days after the date on which such payment became due and payable or on which payment thereof was duly provided for, whichever occurs later;

  (iv)
  any tax, assessment or other governmental charge that is payable otherwise than by deduction or withholding from a payment on such series of debt securities;

  (v)
  any tax, assessment or other governmental charge required to be deducted or withheld by any paying agent from a payment on such series of debt securities, if such payment can be made without such deduction or withholding by any other paying agent;

  (vi)
  any tax, assessment or other governmental charge that would not have been imposed but for a failure to comply with any applicable certification, documentation, information or other reporting requirement concerning the nationality, residence, identity or connection with the United States of the holder or beneficial owner of such series of debt securities if, without regard to any tax treaty, such compliance is required by statute or regulation of the United States as a precondition to relief or exemption from such tax, assessment or other governmental charge;

  (vii)
  any tax, assessment or other governmental charge imposed on a holder of such series of debt securities that actually or constructively owns 10 percent or more of the combined voting power of all classes of the relevant issuer's stock or that is a controlled foreign corporation related to the relevant issuer through stock ownership;

  (viii)
  any such taxes, duties, assessments or other governmental charges where such withholding or deduction is imposed on a payment to an individual and is (A) required to be made pursuant to European Council Directive 2003/48/EC on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, such Directive, or (B) required to be made pursuant to any agreements between the European Community and other countries or territories providing for measures equivalent to those laid down in the EU Savings Tax Directive or any law or other governmental regulation implementing or complying with, or introduced in order to conform to, such agreements;

  (ix)
  any such taxes, duties, assessments or other governmental charges required to be deducted or withheld from a payment or deemed payment that is treated as a "dividend equivalent" payment under the Code, Treasury regulations, or other law or official guidance of the United States;

  (x)
  any such withholding or deduction imposed on any payment by reason of FATCA (as defined below); or

  (xi)
  any combination of two or more items (i) through (x) above;

nor will such additional amounts be paid with respect to a payment on such series of debt securities to a holder that is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner would not have been entitled to the additional amounts had such beneficiary, settlor, member or beneficial owner been the holder of such series of debt securities.

U.S. Foreign Account Tax Compliance Act

        Payments on the debt securities will be subject in all cases to any withholding or deduction required pursuant to an agreement described in Section 1471(b) of the Code, or described in any agreement between any jurisdiction and the United States relating to the foreign account provisions of the U.S. Hiring Incentives to Restore Employment Act of 2010, or otherwise imposed pursuant to Sections 1471 through 1474 of the Code, any regulations or agreements thereunder, official interpretations thereof, or any agreements, law, regulation or other official guidance implementing an intergovernmental agreement or other intergovernmental approach thereto (collectively, "FATCA").

Subordination

        Unless otherwise specified in the applicable prospectus supplement, when the term "senior indebtedness" is used in the context of the subordinated debt securities, it means, with respect to an issuer:

  •
  any money such entity has borrowed, including any senior debt securities issued under the relevant senior indenture;

  •
  any money borrowed by someone else where such entity has assumed or guaranteed the obligations, directly or indirectly;

  •
  any letters of credit and acceptances made by banks on such entity's behalf; and

  •
  indebtedness that such entity has incurred or assumed in connection with the acquisition of any property.

        Senior indebtedness shall not include any indebtedness that is expressed to be subordinated to or on par with the subordinated debt securities or any money owed to an entity's subsidiaries.

        The subordinated indentures provide that the relevant issuer cannot:

  •
  make any payments of principal, premium or interest on the subordinated debt securities;

  •
  acquire any subordinated debt securities; or

  •
  defease any subordinated debt securities;

if

  •
  any senior indebtedness in an aggregate principal amount of more than $100 million has become due either on maturity or as a result of acceleration or otherwise and the principal, premium and interest on that senior indebtedness has not yet been paid in full by such entity; or

  •
  such entity has defaulted in the payment of any principal, premium or interest on any senior indebtedness in an aggregate principal amount of more than $100 million at the time the payment was due, unless and until the payment default is cured by such entity or waived by the holders of the senior indebtedness.

        If the relevant issuer is liquidated, the holders of the senior indebtedness will be entitled to receive payment in full in cash for principal, premium and interest on the senior indebtedness before the holders of subordinated debt securities receive any of such entity's assets. As a result, holders of subordinated debt securities may receive a smaller proportion of such entity's assets in liquidation than holders of senior indebtedness. In such a situation, holders of the subordinated debt securities could lose all or part of their investment.

        Even if the subordination provisions prevent the relevant issuer from making any payment when due on the subordinated debt securities, the relevant issuer will be in default on its obligations under the applicable subordinated indenture if it does not make the payment when due. This means that the trustee and the holders of subordinated debt securities can take action against the relevant issuer, but they would not receive any money until the claims of the senior indebtedness have been fully satisfied.

        The subordinated indentures allow the holders of senior indebtedness to obtain specific performance of the subordination provisions from the relevant issuer or any holder of subordinated debt securities.

        There is no restriction on the amount of further debt securities that the relevant issuer may issue or guarantee which rank senior to or pari passu with the subordinated debt securities. The issue of any such further debt securities may reduce the amount that may be recovered by holders of subordinated debt securities in the event that the relevant issuer is wound up and/or may limit the ability of the relevant issuer to meet its obligations under the subordinated debt securities.

Consolidation, Merger or Sale

        The relevant issuer will agree in the applicable indentures not to consolidate with or merge with or into any other person or convey or transfer all or substantially all of its properties and assets to any person unless:

  •
  it is the continuing person; or

  •
  the successor expressly assumes by supplemental indenture its obligations under such indenture.

        In either case, the relevant issuer will also have to deliver a certificate to the trustee stating that after giving effect to the merger there will not be any defaults under the applicable indenture and, if the relevant issuer is not the continuing person, an opinion of counsel stating that the merger and the supplemental indentures comply with these provisions and that the supplemental indentures are legal, valid and binding obligations of the successor corporation enforceable against it.

        Credit Suisse or Credit Suisse Group may issue debt securities directly or through one or more branches and Credit Suisse may, at any time, transfer its obligations under the debt securities from the head office to any branch of Credit Suisse or from any branch of Credit Suisse to another branch or to its head office.

Modification of the Indentures

        In general, rights and obligations of the relevant issuer and the holders under each applicable indenture may be modified if the holders of a majority in aggregate principal amount of the outstanding debt securities of each series affected by the modification consent to such modification. However, each of the indentures provides that, unless each affected holder agrees, an amendment cannot:

  •
  make any adverse change to any payment term of a debt security such as extending the maturity date, extending the date on which the relevant issuer has to pay interest or make a sinking fund payment, reducing the interest rate, reducing the amount of principal the relevant issuer has to repay, reducing the amount of principal of a debt security issued with original issue discount that would be due and payable upon an acceleration of the maturity thereof or the amount thereof provable in bankruptcy, insolvency or similar proceeding, changing the currency or place in which the relevant issuer has to make any payment of principal, premium or interest, modifying any redemption or repurchase right to the detriment of the holder, modifying any right to convert or exchange the debt securities for another security to the detriment of the holder, and impairing any right of a holder to bring suit for payment;

  •
  reduce the percentage of the aggregate principal amount of debt securities needed to make any amendment to the applicable indenture or to waive any covenant or default;

  •
  waive any payment default; or

  •
  make any change to the amendment provisions of the applicable indenture.

        However, other than in the circumstances mentioned above, if the relevant issuer and the trustee agree, the applicable indenture may be amended without notifying any holders or seeking their consent if the amendment does not materially and adversely affect any holder.

        In particular, if the relevant issuer and the trustee agree, the applicable indenture may be amended without notifying any holders or seeking their consent to add a guarantee from a third party on the outstanding and future debt securities to be issued under an applicable indenture.

Covenants

        The relevant issuer may be subject to additional covenants, including restrictive covenants in respect of a particular series of debt securities. Such additional covenants will be set forth in the applicable prospectus supplement and, to the extent necessary, in the supplemental indenture or board resolution relating to that series of debt securities.

Events of Default

        Unless otherwise specified in a prospectus supplement, an event of default with respect to a series of debt securities occurs upon:

  •
  a default in payment of the principal or any premium on any debt security of that series when due;

  •
  a default in payment of interest when due on any debt security of that series for 30 days;

  •
  a default in performing any other covenant in the indenture applicable to that series for 60 days after written notice from the trustee or from the holders of 25% in principal amount of the outstanding debt securities of such series; or

  •
  certain events of bankruptcy, insolvency or reorganization of the relevant issuer.

        Any additional or different events of default applicable to a particular series of debt securities will be described in the prospectus supplement relating to such series.

        The trustee may withhold notice to the holders of debt securities of any default (except in the payment of principal, premium or interest) if it considers such withholding of notice to be in the best interests of the holders. A default is any event which is an event of default described above or would be an event of default but for the giving of notice or the passage of time.

        Unless otherwise specified in the applicable prospectus supplement, if an event of default occurs and continues, the trustee or the holders of the aggregate principal amount of the debt securities specified below may require the relevant issuer to repay immediately, or accelerate:

  •
  the entire principal of the debt securities of such series; or

  •
  if the debt securities are original issue discount securities, such portion of the principal as may be described in the applicable prospectus supplement.

        Unless otherwise specified in the applicable prospectus supplement, if the event of default occurs because of a default in a payment of principal or interest on the debt securities, then the trustee or the holders of at least 25% of the aggregate principal amount of debt securities of that series can accelerate that series of debt securities. If the event of default occurs because of a failure to perform any other covenant in the applicable indenture for the benefit of one or more series of debt securities, then the trustee or the holders of at least 25% of the aggregate principal amount of debt securities of all series affected, voting as one class, can accelerate all of the affected series of debt securities. If the event of default occurs because of bankruptcy proceedings, then all of the debt securities under the applicable indenture will be accelerated automatically. Therefore, except in the case of a default on a payment of principal or interest on the debt securities of your series or a default due to bankruptcy or insolvency of the relevant issuer, it is possible that you may not be able to accelerate the debt securities of your series because of the failure of holders of other series to take action.

        The holders of a majority of the aggregate principal amount of the debt securities of all affected series, voting as one class, can rescind this accelerated payment requirement or waive any past default or event of default or allow noncompliance with any provision of the applicable indenture. However, they cannot waive a default in payment of principal of, premium, if any, or interest on, any of the debt securities.

        After an event of default, the trustee must exercise the same degree of care a prudent person would exercise under the circumstances in the conduct of her or his own affairs. Subject to these requirements, the trustee is not obligated to exercise any of its rights or powers under the applicable indenture at the request, order or direction of any holders, unless the holders offer the trustee reasonable indemnity. If they provide this reasonable indemnity, the holders of a majority in principal amount of all affected series of debt securities, voting as one class, may direct the time, method and place of conducting any proceeding or any remedy available to the trustee, or exercising any power conferred upon the trustee, for any series of debt securities.

Defeasance

        The term defeasance means discharge from some or all of the obligations under the applicable indenture. If the relevant issuer deposits with the trustee sufficient cash or government securities to pay the principal, interest, any premium and any other sums due to the stated maturity date or a redemption date of the debt securities of a particular series, then at the relevant issuer's option:

  •
  the relevant issuer will be discharged from their respective obligations with respect to the debt securities of such series; or

  •
  the relevant issuer will no longer be under any obligation to comply with the restrictive covenants, if any, contained in the applicable indenture and any supplemental indenture or board resolution with respect to the debt securities of such series, and the events of default relating to failures to comply with covenants will no longer apply to them.

        If this happens, the holders of the debt securities of the affected series will not be entitled to the benefits of the applicable indenture except for registration of transfer and exchange of debt securities and replacement of lost, stolen or mutilated debt securities. Instead, the holders will only be able to rely on the deposited funds or obligations for payment.

        The relevant issuer must deliver to the trustee an officers' certificate and an opinion of counsel to the effect that the deposit and related defeasance would not cause the holders of the debt securities to recognize income, gain or loss for U.S. federal income tax purposes. In the case of a complete discharge, the relevant issuer may, in lieu of an opinion of counsel, deliver a ruling to such effect received from or published by the U.S. Internal Revenue Service if the relevant issuer is discharged from its obligations with respect to the debt securities.

Information Concerning the Trustee for the Debt Securities

        The Bank of New York Mellon, formerly known as The Bank of New York (as successor to JPMorgan Chase Bank, N.A., in the case of senior and subordinated indentures with Credit Suisse Group), with its corporate trust office at 101 Barclay Street, Floor 8W, New York, New York 10286, will be the trustee for the debt securities. The trustee will be required to perform only those duties that are specifically set forth in the applicable indenture, except when a default has occurred and is continuing with respect to the debt securities. After a default, the trustee must exercise the same degree of care that a prudent person would exercise under the circumstances in the conduct of her or his own affairs. Subject to these requirements, the trustee will be under no obligation to exercise any of the powers vested in it by the applicable indenture at the request of any holder of debt securities unless the holder offers the trustee reasonable indemnity against the costs, expenses and liabilities that might be incurred by exercising those powers.

        The Bank of New York Mellon, formerly known as The Bank of New York, has loaned money to Credit Suisse Group and certain of its subsidiaries and affiliates and provided other services to it and has acted as trustee or fiscal agent under certain of its and its subsidiaries' and affiliates' indentures or fiscal agency agreements in the past and may do so in the future as a part of its regular business.

Governing Law

        The debt securities and the related indentures will be governed by and construed in accordance with the laws of the State of New York, except for, in the case of subordinated debt securities issued by Credit Suisse Group or Credit Suisse, the subordination provisions thereof, which will be governed by Swiss law.

Payment and Transfer

        Unless otherwise provided for in the applicable prospectus supplement, the debt securities will be issued only as registered securities, which means that the name of the holder will be entered in a register that will be kept by the applicable trustee or another agent appointed by the relevant issuer. Unless stated otherwise in a prospectus supplement, and except as described under "—Book-Entry System" below, principal and interest payments will be made at the office of the paying agent or agents named in the prospectus supplement or by check mailed to you at your address as it appears in the register.

        Unless other procedures are described in a prospectus supplement, and except as described under "—Book-Entry System" below, you will be able to transfer registered debt securities at the office of the transfer agent or agents named in the prospectus supplement. You may also exchange registered debt securities at the office of the transfer agent for an equal aggregate principal amount of registered debt securities of the same series having the same maturity date, interest rate and other terms as long as the debt securities are issued in authorized denominations.

        Neither the relevant issuer nor the applicable trustee will impose any service charge for any transfer or exchange of a debt security. The relevant issuer may, however, ask you to pay any taxes or other governmental charges in connection with a transfer or exchange of debt securities.

Book-Entry System

        Debt securities may be issued under a book-entry system in the form of one or more global securities. The global securities will be registered in the name of a depositary or its nominee and deposited with that depositary or its custodian. Unless stated otherwise in the prospectus supplement, The Depository Trust Company, New York, New York, or DTC, will be the depositary if a depositary is used.

        Following the issuance of a global security in registered form, the depositary will credit the accounts of its participants with the debt securities upon the relevant issuer's instructions. Only persons who hold directly or indirectly through financial institutions that are participants in the depositary can hold beneficial interests in the global securities. Since the laws of some jurisdictions require certain types of purchasers to take physical delivery of such securities in definitive form, you may encounter difficulties in your ability to own, transfer or pledge beneficial interests in a global security.

        So long as the depositary or its nominee is the registered owner of a global security, the relevant issuer, the guarantor (if applicable) and the applicable trustee will treat the depositary as the sole owner or holder of the debt securities for purposes of the applicable indenture. Therefore, except as set forth below, you will not be entitled to have debt securities registered in your name or to receive physical delivery of certificates representing the debt securities. Accordingly, you will have to rely on the procedures of the depositary and the participant in the depositary through whom you hold your beneficial interest in order to exercise any rights of a holder under the applicable indenture. We understand that under existing practices, the depositary would act upon the instructions of a participant or authorize that participant to take any action that a holder is entitled to take.

        Unless stated otherwise in an applicable prospectus supplement, you may elect to hold interests in the global securities through either DTC (in the United States) or Clearstream Banking, société anonyme, which we refer to as Clearstream, Luxembourg, or Euroclear Bank, S.A./N.V., or its successor, as operator of the Euroclear System, which we refer to as Euroclear (outside of the United States), if you are participants of such systems, or indirectly through organizations which are participants in such systems. Interests held through Clearstream, Luxembourg and Euroclear will be recorded on DTC's books as being held by the U.S. depositary for each of Clearstream, Luxembourg and Euroclear, which U.S. depositaries will in turn hold interests on behalf of their participants' customers' securities accounts.

        As long as the debt securities of a series are represented by global securities, the relevant issuer will pay principal of and interest and premium on those securities to, or as directed by, DTC as the registered holder of the global securities. Payments to DTC will be in immediately available funds by wire transfer. DTC, Clearstream, Luxembourg or Euroclear, as applicable, will credit the relevant accounts of their participants on the applicable date. Neither the relevant issuer nor the applicable trustee will be responsible for making any payments to participants or customers of participants or for maintaining any records relating to the holdings of participants and their customers, and you will have to rely on the procedures of the depositary and its participants. If an issue of debt securities is denominated in a currency other than the U.S. dollar, the relevant issuer will make payments of principal and any interest in the foreign currency in which the debt securities are denominated, or in U.S. dollars. DTC has elected to have all payments of principal and interest paid in U.S. dollars unless notified by any of its participants through which an interest in the debt securities is held that it elects, in accordance with, and to the extent permitted by, the applicable supplement and the relevant debt security, to receive payment of principal or interest in the foreign currency. On or prior to the third business day after the record date for payment of interest and 12 days prior to the date for payment of principal, a participant will be required to notify DTC of (a) its election to receive all, or the specified portion, of payment in the foreign currency and (b) its instructions for wire transfer of payment to a foreign currency account.

        DTC, Clearstream, Luxembourg and Euroclear have, respectively, advised us as follows:

  •
  As to DTC:    DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities deposited with it by its participants and facilitates the settlement of transactions among its participants in such securities through electronic computerized book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC's participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of whom (and/or their representatives) own DTC. Access to DTC's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

  According to DTC, the foregoing information with respect to DTC has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

  •
  As to Clearstream, Luxembourg:    Clearstream, Luxembourg has advised us that it was incorporated as a limited liability company under Luxembourg law. Clearstream, Luxembourg is owned by Deutsche Börse AG. The shareholders of this entity are banks, securities dealers and financial institutions.

  Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thus eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream, Luxembourg in many currencies, including U.S. dollars. Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities, securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg interfaces with domestic markets in a number of countries. Clearstream, Luxembourg has established an electronic bridge with Euroclear Bank S.A./N.V., the operator of Euroclear, or the Euroclear operator, to facilitate settlement of trades between Clearstream, Luxembourg and Euroclear.

  As a registered bank in Luxembourg, Clearstream, Luxembourg is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector. Clearstream, Luxembourg customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. In the United States, Clearstream, Luxembourg customers are limited to securities brokers and dealers and banks, and may include any underwriters or agents for the debt securities. Other institutions that maintain a custodial relationship with a Clearstream, Luxembourg customer may obtain indirect access to Clearstream, Luxembourg. Clearstream, Luxembourg is an indirect participant in DTC.

  Distributions with respect to the debt securities held beneficially through Clearstream, Luxembourg will be credited to cash accounts of Clearstream, Luxembourg customers in accordance with its rules and procedures, to the extent received by Clearstream, Luxembourg.

  •
  As to Euroclear:    Euroclear has advised us that it was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thus eliminating the need for physical movement of certificates and risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in many currencies, including U.S. dollars and Japanese Yen. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described below.

  Euroclear is operated by the Euroclear operator, under contract with Euroclear plc, a U.K. corporation. The Euroclear operator conducts all operations, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not Euroclear plc. Euroclear plc establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include any underwriters for the debt securities. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly. Euroclear is an indirect participant in DTC.

  The Euroclear operator is a Belgian bank. The Belgian Banking Commission and the National

    Bank of Belgium regulate and examine the Euroclear operator.

    The Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, or the Euroclear Terms and Conditions, and applicable Belgian law govern securities clearance accounts and cash accounts with the Euroclear operator. Specifically, these terms and conditions govern:

    •
    transfers of securities and cash within Euroclear;

    •
    withdrawal of securities and cash from Euroclear; and

    •
    receipt of payments with respect to securities in Euroclear.

    All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under the terms and conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding securities through Euroclear participants.

    Distributions with respect to debt securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Euroclear Terms and Conditions, to the extent received by the Euroclear operator.

        Global certificates generally are not transferable. Physical certificates will be issued to beneficial owners of a global security if:

  •
  the depositary notifies the relevant issuer that it is unwilling or unable to continue as depositary and the relevant issuer does not appoint a successor within 90 days;

  •
  the depositary ceases to be a clearing agency registered under the Exchange Act and the relevant issuer does not appoint a successor within 90 days;

  •
  the relevant issuer decides in its sole discretion (subject to the procedures of the depositary) that it does not want to have the debt securities of the applicable series represented by global certificates; or

  •
  an event of default has occurred with regard to those debt securities and has not been cured or waived.

        If any of the events described in the preceding paragraph occurs, the relevant issuer will issue definitive securities in certificated form in an amount equal to a holder's beneficial interest in the debt securities. Unless otherwise specified in the applicable prospectus supplement, definitive securities will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof, and will be registered in the name of the person DTC specifies in a written instruction to the registrar of the debt securities.

        In the event definitive securities are issued:

  •
  holders of definitive securities will be able to receive payments of principal and interest on their debt securities at the office of the relevant issuer's paying agent maintained in the Borough of Manhattan;

  •
  holders of definitive securities will be able to transfer their debt securities, in whole or in part, by surrendering the debt securities for registration of transfer at the office of The Bank of New York Mellon, formerly known as The Bank of New York (as successor to JPMorgan Chase, N.A., in the case of the senior and subordinated indentures with Credit Suisse Group), the trustee under the applicable indenture. The relevant issuer will not charge any fee for the registration or transfer or exchange, except that it may require the payment of a sum sufficient to cover any applicable tax or other governmental charge payable in connection with the registration, transfer or exchange; and

  •
  any moneys the relevant issuer pays to its paying agents for the payment of principal and interest on the debt securities which remain unclaimed at the second anniversary of the date such payment was due will be returned to the relevant issuer, and thereafter holders of definitive securities may look only to the relevant issuer, as general unsecured creditors, for payment, provided, however, that the paying agents must first publish notice in an authorized newspaper that such money remains unclaimed.

Global Clearance and Settlement Procedures

        You will be required to make your initial payment for the debt securities in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC's Same-Day Funds Settlement System, or any successor thereto. Secondary market trading between Clearstream, Luxembourg customers and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream, Luxembourg and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

        Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg customers or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by a U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (based on European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving debt securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream, Luxembourg customers and Euroclear participants may not deliver instructions directly to their respective U.S. depositaries.

        Because of time-zone differences, credits of debt securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such debt securities settled during such processing will be reported to the relevant Clearstream, Luxembourg customers or Euroclear participants on such business day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of debt securities, by or through a Clearstream, Luxembourg customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

        Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of debt securities among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

SPECIAL PROVISIONS RELATING TO DEBT SECURITIES
DENOMINATED IN A FOREIGN CURRENCY

        Unless otherwise specified in the applicable prospectus supplement, the following additional provisions will apply to debt securities denominated in a foreign currency.

Payment Currency

        Unless otherwise indicated in the applicable prospectus supplement, you will be required to pay for debt securities denominated in a foreign currency in the specified currency. Currently, there are limited facilities in the United States for the conversion of U.S. dollars into foreign currencies. Therefore, unless otherwise indicated in the applicable prospectus supplement, the exchange rate agent the relevant issuer appoints and identifies in the applicable prospectus supplement will arrange for the conversion of U.S. dollars into the specified currency on behalf of any purchaser of a debt security denominated in a foreign currency to enable a prospective purchaser to deliver the specified currency in payment for a debt security denominated in a foreign currency. The exchange rate agent must receive a request for any conversion on or prior to the third business day preceding the date of delivery of the debt security denominated in a foreign currency. You must pay all costs of currency exchange.

        Unless otherwise specified in the applicable prospectus supplement or unless the holder of a debt security denominated in a foreign currency elects to receive payments in the specified currency, payments made by the relevant issuer of principal of, premium, if any, and interest, if any, on a debt security denominated in a foreign currency will be made in U.S. dollars. The U.S. dollar amount to be received by a holder will be based on the highest bid quotation in The City of New York received by the exchange rate agent at approximately 11:00 a.m., New York City time, on the second business day preceding the applicable payment date from three recognized foreign exchange dealers (one of which may be the exchange rate agent) for the purchase by the quoting dealer of the specified currency for U.S. dollars for settlement on the payment date in the aggregate amount of the specified currency payable to the holders of debt securities scheduled to receive U.S. dollar payments and at which the applicable dealer commits to execute a contract. If these bid quotations are not available, payments to holders will be made in the specified currency.

        Unless otherwise specified in the applicable prospectus supplement, a holder of a debt security denominated in a foreign currency may elect to receive payment in the specified currency for all payments and need not file a separate election for each payment, and such election will remain in effect until revoked by written notice to the paying agent at its corporate trust office in The City of New York received on a date prior to the record date for the relevant interest payment date or at least 10 calendar days prior to the maturity date (or any redemption date, repayment date or repurchase date), as the case may be; provided, that such election is irrevocable as to the next succeeding payment to which it relates. If such election is made as to full payment on a debt security, the election may thereafter be revoked so long as the paying agent is notified of the revocation within the time period set forth above.

        Banks in the United States offer non-U.S. dollar-denominated checking or savings account facilities in the United States only on a limited basis. Accordingly, unless otherwise indicated in the applicable prospectus supplement, payments of principal of, premium, if any, and interest, if any, on, debt securities denominated in a foreign currency to be made in a specified currency other than U.S. dollars will be made to an account at a bank outside the United States, unless alternative arrangements are made.

        If a specified currency (other than the U.S. dollar) in which a debt security is denominated or payable: (a) ceases to be recognized by the government of the country which issued such currency or for the settlement of transactions by public institutions of or within the international banking community, (b) is a currency unit and such currency unit ceases to be used for the purposes for which it was established, or (c) is not available to the relevant issuer for making payments due to the imposition of exchange controls or other circumstances beyond its control, in each such case, as determined in good faith by the relevant issuer, then with respect to each date for the payment of principal of and interest, if any, on a debt security denominated or payable in such specified currency occurring after the last date on which such specified currency was so used, which we refer to as the conversion date, the U.S. dollar or such foreign currency or currency unit as may be specified by the relevant issuer, which we refer to as the substitute currency, will become the currency of payment for use on each such payment date (but such specified currency will, at the relevant issuer's election, resume being the currency of payment on the first such payment date preceded by 15 business days during which the circumstances which gave rise to the change of currency no longer prevail, in each case, as determined in good faith by the relevant issuer). The substitute currency amount to be paid by the relevant issuer to the applicable trustee and by the applicable trustee or any paying agent to the holder of a debt security with respect to such payment date will be the currency equivalent or currency unit equivalent (each as defined below) of the specified currency as determined by the exchange rate agent (which determination will be delivered in writing to the applicable trustee not later than the fifth business day prior to the applicable payment date) as of the conversion date or, if later, the date most recently preceding the payment date in question on which such determination is possible of performance, but not more than 15 business days before such payment date. We refer to such conversion date or date preceding a payment date as aforesaid as the valuation date. Any payment in a substitute currency under the circumstances described above will not constitute an event of default under the applicable indenture or the debt securities.

        The "currency equivalent" will be determined by the exchange rate agent as of each valuation date and will be obtained by converting the specified currency (unless the specified currency is a currency unit) into the substitute currency at the market exchange rate (as defined below) on the valuation date.

        The "currency unit equivalent" will be determined by the exchange rate agent as of each valuation date and will be the sum obtained by adding together the results obtained by converting the specified amount of each initial component currency into the substitute currency at the market exchange rate on the valuation date for such component currency.

        "Component currency" means any currency which, on the conversion date, was a component currency of the relevant currency unit.

        "Market exchange rate" means, as of any date, for any currency or currency unit, the noon U.S. dollar buying rate for that currency or currency unit, as the case may be, for cable transfers quoted in The City of New York on such date as certified for customs purposes by the Federal Reserve Bank of New York. If such rates are not available for any reason with respect to one or more currencies or currency units for which an exchange rate is required, the exchange rate agent will use, in its sole discretion and without liability on its part, such quotation of the Federal Reserve Bank of New York as of the most recent available date, or quotations from one or more major banks in The City of New York or in the country of issue of the currency or currency unit in question, or such other quotations as the exchange rate agent will deem appropriate. Unless otherwise specified by the exchange rate agent, if there is more than one market for dealing in any currency or currency unit by reason of foreign exchange regulations or otherwise, the market to be used in respect of such currency or currency unit will be that upon which a non-resident issuer of securities designated in such currency or currency unit would, as determined in its sole discretion and without liability on the part of the exchange rate agent, purchase such currency or currency unit in order to make payments in respect of such securities.

        "Specified amount" of a component currency means the number of units (including decimals) which such component currency represented in the relevant currency unit, on the conversion date or the valuation date or the last date the currency unit was so used, whichever is later. If after such date the official unit of any component currency is altered by way of combination or subdivision, the specified amount of such component currency will be divided or multiplied in the same proportion. If after such date two or more component currencies are consolidated into a single currency, the respective specified amounts of such component currencies will be replaced by an amount in such single currency equal to the sum of the respective specified amounts of such consolidated component currencies expressed in such single currency, and such amount will thereafter be a specified amount and such single currency will thereafter be a component currency. If after such date any component currency will be divided into two or more currencies, the specified amount of such component currency will be replaced by specified amounts of such two or more currencies, the sum of which, at the market exchange rate of such two or more currencies on the date of such replacement, will be equal to the specified amount of such former component currency and such amounts will thereafter be specified amounts and such currencies will thereafter be component currencies.

        All determinations referred to above made by the relevant issuer or its agents will be at its or their sole discretion and will, in the absence of manifest error, be conclusive for all purposes and binding on you.

        Specific information about the currency, currency unit or composite currency in which a particular debt security denominated in a foreign currency is denominated, including historical exchange rates and a description of the currency and any exchange controls, will be set forth in the applicable prospectus supplement. The information therein concerning exchange rates is furnished as a matter of information only and should not be regarded as indicative of the range of or trends in fluctuations in currency exchange rates that may occur in the future.

Minimum Denominations, Restrictions on Maturities, Repayment and Redemption

        Debt securities denominated in specified currencies other than U.S. dollars will have the minimum denominations and will be subject to the restrictions on maturities, repayment and redemption that are set forth in the applicable prospectus supplement. Any other restrictions applicable to debt securities denominated in specified currencies other than U.S. dollars, including restrictions related to the distribution of such debt securities, will be set forth in the applicable prospectus supplement.

 FOREIGN CURRENCY RISKS

        This prospectus does not, and any applicable prospectus supplement will not, describe all of the possible risks of an investment in debt securities the payment on which will be made in, or affected by the value of, a foreign currency or a composite currency. You should not invest in debt securities denominated in a foreign currency if you are not knowledgeable about foreign currency and indexed transactions. You should consult your own financial and legal advisors about such risks as such risks may change from time to time.

        We are providing the following information for the benefit of U.S. residents. If you are not a U.S. resident, you should consult your own financial and legal advisors before investing in any debt securities.

Exchange Rates and Exchange Controls

        A series of debt securities denominated in, or affected by the value of, a currency other than U.S. dollars has additional risks that do not exist for U.S. dollar denominated debt securities. The most important risks are (a) possible changes in exchange rates between the U.S. dollar and the specified currency after the issuance of the debt securities resulting from market changes in rates or from the official redenomination or revaluation of the specified currency and (b) imposition or modification of foreign exchange controls by either the U.S. government or foreign governments. Such risks generally depend on economic events, political events and the supply of, and demand for, the relevant currencies, over which we have no control.

        Exchange rates have fluctuated greatly in recent years and are likely to continue to fluctuate in the future. These fluctuations are caused by economic forces as well as political factors. However, you cannot predict future fluctuations based on past exchange rates. If the foreign currency decreases in value relative to the U.S. dollar, the yield on a debt security denominated in a foreign currency or on a currency-linked indexed debt security for a U.S. investor will be less than the coupon rate and you may lose money at maturity if you sell such debt security. In addition, you may lose all or most of your investment in a currency-linked indexed debt security as a result of changes in exchange rates.

        Governments often impose exchange controls which can affect exchange rates or the availability of the foreign currency to make payments of principal, premium, if any, and interest on the debt securities. We cannot assure you that exchange controls will not restrict or prohibit payments of principal, premium, if any, or interest denominated in any specified currency.

        Even if there are no actual exchange controls, it is possible that the specified currency would not be available to the relevant issuer when payments on the debt securities are due because of circumstances beyond its control. If the specified foreign currency is not available, the relevant issuer will make the required payments in U.S. dollars on the basis of the market exchange rate on the date of such payment, or if such rate of exchange is not then available, on the basis of the market exchange rate as of a recent date. We refer you to "Special Provisions Relating to Debt Securities Denominated in a Foreign Currency—Payment Currency." You should consult your own financial and legal advisors as to the risk of an investment in debt securities denominated in a currency other than your home currency.

        Any applicable prospectus supplement relating to debt securities having a specified currency other than U.S. dollars will contain a description of any material exchange controls affecting that currency and any other required information concerning the currency.

Foreign Currency Judgments

        The debt securities and the applicable indentures, except for, in the case of the subordinated indentures and the subordinated debt securities issued by Credit Suisse Group or Credit Suisse, the subordination provisions thereof which are governed by Swiss law, are governed by New York State law. Courts in the United States customarily have not rendered judgments for money damages denominated in any currency other than the U.S. dollar. A 1987 amendment to the Judiciary Law of New York State provides, however, that an action based upon an obligation denominated in a currency other than U.S. dollars will be rendered in the foreign currency of the underlying obligation. Accordingly, if you bring a lawsuit in a New York state court or in a federal court located in New York State for payment of a debt security denominated in a foreign currency, the court would award a judgment in the foreign currency and convert the judgment into U.S. dollars, on the date of the judgment. U.S. courts located outside New York State would probably award a judgment in U.S. dollars but it is unclear what rate of exchange they would use.

        Enforcement of claims or court judgments under Swiss debt collection or bankruptcy proceedings may only be made in Swiss francs. Thus, the amount of any claim or court judgment denominated in a currency other than Swiss francs would be converted into Swiss francs at the rate obtained on (i) the date the enforcement proceedings are instituted or (ii) upon request of the creditor, the date of the filing for the continuation of the bankruptcy procedure (Fortsetzungsbegehren), with respect to enforcing creditors, and at the rate obtained at the time of adjudication of bankruptcy (Konkurseröffnung), with respect to non-enforcing creditors.

 DESCRIPTION OF WARRANTS

General

        Credit Suisse Group and Credit Suisse, directly or through any branch, may issue various types of warrants, including warrants in the form of subscription rights to purchase equity or debt securities. If Credit Suisse issues warrants to purchase equity securities, those equity securities will not be shares of Credit Suisse Group or Credit Suisse. Credit Suisse Group or Credit Suisse may issue warrants in such amounts or in as many distinct series as we wish. Warrants may be issued independently or together with any equity, debt or other securities and may be attached to or separate from such equity, debt or other securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The forms of each of the warrant agreements will be filed as exhibits to the registration statement of which this prospectus forms a part or will be furnished to the SEC on a Form 6-K that is incorporated by reference in the registration statement of which this prospectus forms a part. This prospectus briefly outlines certain general terms and provisions of the warrants we may issue. Further terms of such warrants and the applicable warrant agreement will be set forth in the applicable prospectus supplement. The specific terms of such warrants, as described in the applicable prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section. If there are differences between the applicable prospectus supplement and this prospectus, the prospectus supplement will control.

Warrants to Purchase Equity Securities

        We will describe in the applicable prospectus supplement the terms of any warrants, or warrants in the form of subscription rights, that we are authorized to issue for the purchase of equity securities. These terms may include:

  •
  the title of such warrants;

  •
  the aggregate number of such warrants and whether such warrants may be settled in cash or by means of net share settlement;

  •
  the price or prices at which such warrants will be issued;

  •
  the currency or currencies (including composite currencies) in which the price of such warrants may be payable;

  •
  the aggregate principal amount of such warrants;

  •
  the terms of the equity securities purchasable upon exercise of such warrants, which, in the case of Credit Suisse Group, as issuer, may include shares or American depositary shares of Credit Suisse Group;

  •
  the price at which and currency or currencies (including composite currencies) in which the equity securities purchasable upon exercise of such warrants may be purchased;

  •
  the date on which the right to exercise such warrants will commence and the date on which such right shall expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

  •
  if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;

  •
  if applicable, the designation and terms of the equity securities with which such warrants are issued and the number of such warrants issued with each such equity security;

  •
  if applicable, the date on and after which such warrants and the related equity securities will be separately transferable;

  •
  anti-dilution provisions, if any;

  •
  selling restrictions, if any;

  •
  information with respect to book-entry procedures, if any; and

  •
  any other terms of such warrants, including terms, procedures and limitations relating to the exchange or exercise of such warrants.

        The prospectus supplement relating to any warrants to purchase equity securities may also include, if applicable, a discussion of certain U.S. federal income tax and ERISA considerations and notices to investors residing in foreign jurisdictions.

Warrants to Purchase Debt Securities

        We will describe in the applicable prospectus supplement the terms of any warrants, or warrants in the form of subscription rights, that we are authorized to issue for the purchase of our debt securities or the debt securities of third-party issuers. These terms may include:

  •
  the title of such warrants;

  •
  the aggregate number of such warrants and whether such warrants may be settled in cash;

  •
  the price or prices at which such warrants will be issued;

  •
  the currency or currencies (including composite currencies) in which the price of such warrants may be payable;

  •
  the aggregate principal amount and terms of the debt securities purchasable upon exercise of such warrants;

  •
  the price at which and currency or currencies (including composite currencies) in which the debt securities purchasable upon exercise of such warrants may be purchased;

  •
  the date on which the right to exercise such warrants will commence and the date on which such right shall expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

  •
  if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;

  •
  if applicable, the designation and terms of the debt securities with which such warrants are issued and the number of such warrants issued with each such debt security;

  •
  if applicable, the date on and after which such warrants and the related debt securities will be separately transferable;

  •
  selling restrictions, if any;

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  information with respect to book-entry procedures, if any; and

  •
  any other terms of such warrants, including terms, procedures and limitations relating to the exchange or exercise of such warrants.

        The prospectus supplement relating to any warrants to purchase debt securities may also include, if applicable, a discussion of certain U.S. federal income tax and ERISA considerations and notices to investors residing in foreign jurisdictions.

Other Warrants

        We may also issue other warrants to purchase or sell, on terms to be determined at the time of sale,

  •
  securities of any entity unaffiliated with us;

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  any other financial, economic or other measure or instrument as described in the applicable prospectus supplement; or

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  a basket of such securities, an index or indices of such securities or any combination of any of the above.

        We may satisfy our obligations, if any, with respect to any such warrants by delivering the underlying securities, currencies or commodities or, in the case of underlying securities or commodities, the cash value thereof, as set forth in the applicable prospectus supplement. We will describe in the applicable prospectus supplement the terms of any such warrants that we are authorized to issue. These terms may include:

  •
  the title of such warrants;

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  the aggregate number of such warrants;

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  the price or prices at which such warrants will be issued;

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  the currency or currencies (including composite currencies) in which the price of such warrants may be payable;

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  whether such warrants are put warrants or call warrants;

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  (a) the specific security, basket of securities, index or indices of securities or any combination of the foregoing and the amount thereof, (b) currencies or composite currencies or (c) commodities (and, in each case, the amount thereof or the method for determining the same) to be purchased or sold upon exercise of such warrants;

  •
  the purchase price at which and the currency or currencies (including composite currencies) with which such underlying securities, currencies or commodities may be purchased or sold upon such exercise (or the method of determining the same);

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  whether such exercise price may be paid in cash, by the exchange of any other security offered with such warrants or both and the method of such exercise;

  •
  whether the exercise of such warrants is to be settled in cash or by the delivery of the underlying securities or commodities or both;

  •
  the date on which the right to exercise such warrants will commence and the date on which such right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

  •
  if applicable, the minimum or maximum number of such warrants that may be exercised at any one time;

  •
  if applicable, the designation and terms of the securities with which such warrants are issued and the number of warrants issued with each such security;

  •
  if applicable, the date on and after which such warrants and the related securities will be separately transferable;

  •
  selling restrictions, if any;

  •
  information with respect to book-entry procedures, if any; and

  •
  any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

        The prospectus supplement relating to any such warrants may also include, if applicable, a discussion of certain U.S. federal income tax and ERISA considerations and notice to investors residing in foreign jurisdictions.

DESCRIPTION OF SHARES

        The following summary describes the material terms of the shares of common stock of Credit Suisse Group, par value CHF 0.04 per share, which we refer to as the "shares." A detailed description of the terms of the shares is incorporated by reference into this prospectus from Credit Suisse Group's annual report on Form 20-F for the year ended December 31, 2013, filed with the SEC on April 4, 2014, which you may obtain as described under "Where You Can Find More Information." We will only issue shares, which may be in the form of American depositary shares, under this prospectus and any applicable prospectus supplement in connection with (i) the exercise of warrants issued by Credit Suisse Group on our shares or (ii) the conversion or exchange of (a) debt securities issued by Credit Suisse Group that are convertible into or exchangeable for our shares or (b) other securities with terms similar to the securities described in this registration statement issued in transactions exempt from registration under the Securities Act, as amended, that are convertible into or exchangeable for our shares.

        As of December 31, 2014, Credit Suisse Group had fully paid and issued share capital of CHF 64,286,758, consisting of 1,607,168,947 registered shares with a par value of CHF 0.04 each. As of December 31, 2014, Credit Suisse Group had additional authorized share capital in the amount of CHF 4,497,909, authorizing the Board of Directors of Credit Suisse Group (the Board of Directors) to issue at any time until April 26, 2015 up to 112,447,713 registered shares to be fully paid in, with a nominal value of CHF 0.04 per share of which 12,447,713 registered shares are reserved exclusively for issuance to shareholders in connection with a stock dividend.

        Additionally, as of December 31, 2014, Credit Suisse Group had conditional share capital in the amount of CHF 17,200,000, consisting of 430,000,000 registered shares with a par value of CHF 0.04 each. Conditional share capital in the amount of CHF 16,000,000 through the issue of a maximum of 400,000,000 (all of which is reserved for high-trigger capital instruments) registered shares with a par value of CHF 0.04 pursuant to Article 26 of the Articles of Association of Credit Suisse Group is reserved for the purpose of increasing share capital through the conversion of bonds or other financial market instruments of Credit Suisse Group, or any of its consolidated subsidiaries that allow for contingent compulsory conversion into Credit Suisse Group's shares and that are issued in order to fulfill or maintain compliance with regulatory requirements of Credit Suisse Group and/or any subsidiary thereof (contingent compulsory convertible bonds). Moreover, up to CHF 4,000,000 of the conditional capital pursuant to Article 26 of Credit Suisse Group's Articles of Association was available for share capital increases executed through the voluntary or compulsory exercise of conversion rights and/or warrants granted in connection with bonds or other financial market instruments of Credit Suisse Group and/or any other subsidiary thereof (equity-related financial market instruments). Furthermore, as of December 31, 2014, Credit Suisse Group's conditional share capital included CHF 1,200,000 through the issue of a maximum of 30,000,000 registered shares with a par value of CHF 0.04 reserved for employees.

        Additionally, as of December 31, 2014, Credit Suisse Group had conversion capital in the amount of CHF 6,000,000 through the issue of a maximum of 150,000,000 (of which 98,900,000 is reserved for high-trigger capital instruments) registered shares, to be fully paid in, each with a par value of CHF 0.04, through the compulsory conversion upon occurrence of the trigger event of claims arising out of contingent compulsory convertible bonds of Credit Suisse Group and/or any subsidiary thereof, or other financial market instruments of Credit Suisse Group and/or any subsidiary thereof, that provide for a contingent or unconditional compulsory conversion into shares of Credit Suisse Group.

        As of December 31, 2014, Credit Suisse Group, together with its subsidiaries, held 7,666,658 of its own shares, representing 0.5% of its outstanding shares.

        Shares issued as a result of the conversion of conditional capital and the corresponding increase in share capital are generally recorded only once a year, and this recording entails a revision of Credit

Suisse Group's Articles of Association and new registration of the total share capital in the Commercial Register of the Canton of Zurich. The Articles of Association of Credit Suisse Group were last revised on December 2, 2014 and are included as an exhibit hereto.

        Our registered shares are listed on the SIX Swiss Exchange under the symbol "CSGN" and, in the form of American depositary shares, on the New York Stock Exchange under the symbol "CS." The last reported sale price of our shares on March 16, 2015 was CHF 25.14 and the last reported sale price of our American depositary shares on March 16, 2015 was USD 24.97.

Shareholder Rights

        Under Swiss law, dividends may be paid out only if and to the extent a corporation has distributable profits from previous business years, or if the free reserves of the corporation are sufficient to allow distribution of a dividend. In addition, at least 5% of the annual net profits must be retained and booked as general legal reserves for so long as these reserves amount to less than 20% of the paid-in share capital. Our reserves currently exceed this 20% threshold. In any event, dividends may be paid out only after approval of the shareholders. The Board of Directors may propose that a dividend be paid out, but cannot itself set the dividend. The auditors must confirm that the dividend proposal of the Board of Directors conforms to statutory law. In practice, the shareholders usually approve the dividend proposal of the Board of Directors. Dividends are usually due and payable after the shareholders' resolution relating to the allocation of profits has been passed. Under Swiss law, the statute of limitations in respect of dividend payments is five years.

Voting and Transfer

        Each share carries one vote at our shareholders' meetings. The shares for which a single shareholder can directly or indirectly exercise voting rights for his or her own shares or as a proxy may not exceed 2% of the total outstanding share capital, except that such restrictions do not apply to (i) the exercise of voting rights by the independent proxy, (ii) shares in respect of which the holder confirms to Credit Suisse Group in the application for registration that he or she has acquired the shares in his or her name for his or her own account and in respect of which the disclosure obligation pursuant to Article 20 of the Federal Act of Stock Exchange and Securities Trading of 24 March 1995 and the relevant ordinances and regulations has been discharged or (iii) shares registered in the name of a nominee, provided the nominee furnishes Credit Suisse Group with the name, address and shareholding of the persons for whose account he or she holds 0.5% or more of the total share capital outstanding. The Board of Directors has the right to conclude agreements with nominees concerning both their disclosure requirement and the exercise of voting rights. Voting rights may be exercised only after a shareholder has been recorded in the share register as a shareholder with voting rights. Registration with voting rights is subject to certain restrictions that we describe below.

        Credit Suisse Group may issue its shares in the form of single certificates, global certificates or uncertificated securities. Credit Suisse Group may convert the shares it has issued in one form into another form at any time, without the approval of the shareholders. Shareholders have no right to demand that shares issued in one form be converted into another form. Shareholders may, however, at any time request that Credit Suisse Group issue a certificate for the registered shares that they hold according to the share register.

        The Swiss Federal Intermediated Securities Act, or FISA, introduced a new regime for securities known as "intermediated securities." Intermediated securities are fungible claims or membership rights against an issuer that are credited to one or more securities accounts of a custodian within the meaning of the FISA, which must be a regulated entity such as a bank or a securities dealer. The transfer of intermediated securities representing Credit Suisse Group's shares, and the pledging of these intermediated securities as collateral, shall be based on the provisions of the FISA. Transfer or pledging as collateral by means of written assignment are not permitted.

        Legal entities, partnerships or groups of joint owners or other groups in which individuals or legal entities are related to one another through capital ownership or voting rights or have a common management or are otherwise interrelated, as well as individuals, legal entities or partnerships that act in concert (especially as a syndicate) with intent to evade the limitation on voting rights are considered as one shareholder or nominee.

        Each shareholder, whether registered in our share register or not, is entitled to receive the dividends approved by the shareholders. The same principle applies for capital repayments in the event of a reduction of the share capital, and for liquidation proceeds in the event we are dissolved or liquidated. Under Swiss law, a shareholder has no liability for capital calls, but is also not entitled to reclaim its capital contribution. Swiss law further requires us to apply the principle of equal treatment to all shareholders.

Pre-Emptive Rights

        Our Articles of Association provide that the Board of Directors is authorized to exclude shareholders' subscription rights (Bezugsrechte) in favor of third parties with regard to new registered shares issued out of authorized capital if such shares are used for (a) the acquisition of companies, segments of companies or participations in the banking, finance, asset management or insurance industries through an exchange of shares or (b) for financing/refinancing the acquisition of companies, segments of companies or participations in these industries, or new investment plans. If commitments to service convertible bonds or bonds with warrants are assumed in connection with company takeovers or investment plans, the Board of Directors is authorized, for the purpose of fulfilling delivery commitments under such bonds, to issue new shares out of authorized capital excluding the subscription rights of shareholders.

        Further, our Articles of Association provide that the shareholders' subscription rights (Bezugsrechte) are excluded if new shares are issued out of our conditional share capital through the voluntary or compulsory exercise of conversion rights and/or warrants granted in connection with bonds or other financial market instruments of Credit Suisse Group, or any of its affiliates, or through compulsory conversion of contingent compulsory convertible bonds or other financial market instruments of Credit Suisse Group, or any of its affiliates, that allow for contingent compulsory conversion into shares of Credit Suisse Group. Holders of financial market instruments with conversion features and/or of warrants are entitled to subscribe to the new shares. The Board of Directors fixes the conversion/warrant conditions.

        Additionally, our Articles of Association provide that when issuing contingent compulsory convertible bonds, the Board of Directors is authorized to exclude shareholders' preferential subscription rights (Vorwegzeichnungsrechte) if these bonds are issued on the national or international capital markets (including private placements with selected strategic investors). If preferential subscription rights are restricted or excluded by resolution of the Board of Directors when contingent compulsory convertible bonds are issued: (i) the contingent compulsory convertible bonds must be issued at prevailing market conditions, (ii) the setting of the issue price of the new shares must take due account of the stock market price of the shares and/or comparable instruments priced by the market at the time of issue or time of conversion, and (iii) conditional conversion features may remain in place indefinitely.

        Furthermore, the Board of Directors is also authorized to exclude shareholders' preferential subscription rights (Vorwegzeichnungsrechte) when other equity-related financial market instruments are issued provided these instruments are being issued to finance or refinance the acquisition of companies, parts of companies, participations or new investment projects, and/or if the instruments are issued on the national or international capital markets. If shareholders' preferential subscription rights are restricted or excluded for such equity-related financial market instruments: (i) these equity-related financial market instruments must be issued at prevailing market conditions, (ii) the issue price of the new shares must be set at market conditions taking due account of the stock market price of the shares and/or comparable instruments priced by the market, and (iii) it should be possible to exercise the conversion rights for a maximum of fifteen years and to exercise warrants for a maximum of seven years from the relevant issue date.

        The acquisition of shares through the exercise of conversion rights and/or warrants, or through the conversion of financial market instruments with conversion features, and any subsequent transfer of the shares, are subject to the restrictions on voting rights set out above.

Liquidation

        Under Swiss law and our Articles of Association, we may be dissolved at any time by a shareholders' resolution, which must be passed by (1) a representation at the meeting of at least half of the share capital, and (2) a supermajority of at least three-quarters of the votes cast at the meeting. Dissolution by court order is possible if we become bankrupt. Under Swiss law, any surplus arising out of liquidation (after the settlement of all claims of all creditors) is distributed to shareholders in proportion to the paid up par value of shares held.

 DESCRIPTION OF THE GUARANTEED SENIOR DEBT SECURITIES OF CREDIT SUISSE (USA)

Description of Debt Securities

        The Guaranteed Senior Debt Securities of Credit Suisse (USA) consist of the following debt securities as well as any other debt securities issued pursuant to the indentures listed under "—Description of Indentures," below:

  $250,000,000 5 5/8% Notes due February 15, 2016

  $1,000,000,000 7 1/8% Notes due July 15, 2032

  $1,750,000,000 5 1/8% Notes due August 15, 2015

  $1,000,000,000 5 3/8% Notes due March 2, 2016

  $80,596,413.46 8.82% Senior Notes due May 15, 2016

  $500,000,000 5.85% Notes Due August 16, 2016

        The description of these debt securities is incorporated in the registration statement of which this prospectus forms a part by reference to the relevant prospectus, prospectus supplement, product supplement, if any, and pricing supplement, if any, filed by Credit Suisse (USA) in connection with the initial issuance of the Guaranteed Senior Debt Securities. A prospectus, prospectus supplement, product supplement, if any, and pricing supplement, if any, describing each such security (each, a "disclosure document") have been filed with the SEC by Credit Suisse (USA) under Registration Statement numbers 33-80771, 333-131970, 333-116241 and 333-86720 and each of these disclosure documents is incorporated by reference herein in its entirety, except for any portion of each disclosure document that incorporates by reference Credit Suisse (USA)'s prior and future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act.

Description of Indentures

        Each of the Guaranteed Senior Debt Securities of Credit Suisse (USA) listed in "—Description of Debt Securities" above was issued under one of the following indentures:

  •
  Senior Indenture, dated as of June 1, 2001, between Credit Suisse (USA), formerly known as Credit Suisse First Boston (USA), Inc., and The Bank of New York Mellon, formerly known as The Bank of New York, as successor to The Chase Manhattan Bank, as trustee; and

  •
  Indenture, dated as of October 25, 1995, between Credit Suisse (USA), as successor to Donaldson, Lufkin & Jenrette, Inc., and The Bank of New York Mellon, formerly known as The Bank of New York, as trustee.

        Each of the indentures above has been filed with the Securities and Exchange Commission and is incorporated by reference in the registration statement of which this prospectus forms a part. The description of these indentures is incorporated in the registration statement by reference to the relevant prospectus and prospectus supplement filed by Credit Suisse (USA) in connection with the initial issuance of the Guaranteed Senior Debt Securities.

 DESCRIPTION OF THE GUARANTEES OF THE GUARANTEED SENIOR DEBT SECURITIES OF
CREDIT SUISSE (USA)

        Credit Suisse (USA)'s Guaranteed Senior Debt Securities have been fully and unconditionally guaranteed by Credit Suisse Group and Credit Suisse on a several basis. If Credit Suisse (USA), for any reason, does not make a required payment in respect of these securities when due, whether on the normal due date, on acceleration, redemption or otherwise, either or both of Credit Suisse Group and Credit Suisse will cause the payment to be made to or to the order of the trustee. The Credit Suisse Group guarantees are on a subordinated basis as described below. The holder of a Guaranteed Senior Debt Security will be entitled to payment under the relevant guarantees of Credit Suisse Group and Credit Suisse without taking any action whatsoever against Credit Suisse (USA).

        The terms of the guarantees have been set forth in a supplemental indenture to each of the indentures under which Guaranteed Senior Debt Securities of Credit Suisse (USA) have been issued. The indentures, as so supplemented, have been qualified under the Trust Indenture Act.

Subordination of Credit Suisse Group Guarantee

        The discussion of subordination in this section applies only to the guarantees by Credit Suisse Group of the Guaranteed Senior Debt Securities of Credit Suisse (USA).

        When the term "senior indebtedness" is used in the context of these guarantees, it means:

  •
  any money Credit Suisse Group has borrowed, including any senior debt securities or guarantees of senior debt securities issued under the relevant senior indenture of Credit Suisse Group;

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  any money borrowed by someone else where Credit Suisse Group has assumed or guaranteed the obligations, directly or indirectly;

  •
  any letters of credit and acceptances made by banks on Credit Suisse Group's behalf;

  •
  indebtedness that Credit Suisse Group has incurred or assumed in connection with the acquisition of any property; and

  •
  all deferrals, renewals, extensions and refundings of, and amendments, modifications and supplements to, any of the above.

        Senior indebtedness does not include any indebtedness that is expressed to be subordinated to or on par with the Credit Suisse Group guarantees or any money owed to Credit Suisse Group's subsidiaries.

        The indentures, as supplemented, provide that Credit Suisse Group cannot:

  •
  make any payments of principal or interest on the Guaranteed Senior Debt Securities of Credit Suisse (USA);

  •
  redeem any Guaranteed Senior Debt Securities;

  •
  acquire any Guaranteed Senior Debt Securities; or

  •
  defease any Guaranteed Senior Debt Securities;

if

  •
  any senior indebtedness in an aggregate principal amount of more than $100 million has become due either on maturity or as a result of acceleration or otherwise and the principal, premium and interest on that senior indebtedness has not yet been paid in full by Credit Suisse Group; or

  •
  Credit Suisse Group has defaulted in the payment of any principal, premium or interest on any senior indebtedness in an aggregate principal amount of more than $100 million at the time the payment was due, unless and until the payment default is cured by such entity or waived by the holders of the senior indebtedness.

        If Credit Suisse Group is liquidated, the holders of senior indebtedness will be entitled to receive payment in full in cash or cash equivalents for principal, premium and interest on the senior indebtedness before the holders of Guaranteed Senior Debt Securities receive any of Credit Suisse Group's assets. As a result, holders of Guaranteed Senior Debt Securities may receive a smaller proportion of Credit Suisse Group's assets in liquidation than holders of senior indebtedness.

        Even if the subordination provisions prevent Credit Suisse Group from making any payment when due on the Guaranteed Senior Debt Securities or the relevant guarantee, Credit Suisse Group will be in default on its obligations under the relevant indenture, as supplemented, if it does not make the payment when due. This means that the trustee and the holders of Guaranteed Senior Debt Securities can take action against Credit Suisse Group, but they would not receive any money until the claims of the senior indebtedness have been fully satisfied.

        The indentures allow the holders of senior indebtedness to obtain specific performance of the subordination provisions from Credit Suisse Group.

ERISA

        ERISA and Section 4975 of the Code impose certain restrictions on (a) employee benefit plans, including entities such as collective investment funds and separate accounts, that are subject to Title I of ERISA, (b) plans described in Section 4975(e)(1) of the Code, including individual retirement accounts and Keogh plans, subject to Section 4975 of the Code and (c) any entities whose underlying assets include "plan assets" by reason of the Plan Asset Regulation (as defined below) or otherwise. Each of (a), (b) and (c) is herein referred to as a Plan. ERISA also imposes certain duties on persons who are fiduciaries with respect to Plans subject to ERISA. In accordance with ERISA's general fiduciary requirements, a fiduciary with respect to any such Plan who is considering the purchase of securities on behalf of such Plan should determine whether such purchase is permitted under the governing plan documents and is prudent and appropriate for the Plan in view of its overall investment policy and the composition and diversification of its portfolio.

        The Department of Labor has issued a regulation (29 C.F.R. Section 2510.3-101), as modified by Section 3(42) of ERISA, concerning the definition of what constitutes the assets of a Plan for purposes of ERISA and Section 4975 of the Code, or the Plan Asset Regulation. The Plan Asset Regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities that are not "operating companies" in which a Plan purchases an equity interest will be deemed for purposes of ERISA and Section 4975 of the Code to be assets of the investing Plan unless certain exceptions apply. Under one such exception, the assets of such an entity are not considered to be plan assets where a Plan makes an investment in an equity interest that is a "publicly-offered security." A "publicly-offered security" is a security that is (a) "freely transferable," (b) part of a class of securities that is "widely held" and (c) either part of a class of securities that is registered under Section 12(b) or 12(g) of the Exchange Act or sold to the Plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred.

        Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving Plans, and certain persons, referred to as "parties in interest" under ERISA or "disqualified persons" under the Code, having certain relationships with such Plans. We and certain of our subsidiaries, controlling shareholders and other affiliates may each be considered a "party in interest" or "disqualified person" with respect to many Plans. Prohibited transactions within the meaning of ERISA or the Code may arise, for example, as the result of the loan of money to us, if debt securities are acquired by or with the assets of a Plan with respect to which one of these entities is a service provider, unless such securities are acquired pursuant to a statutory or an administrative exemption.

        The acquisition of the securities may be eligible for one of the exemptions noted below if the acquisition:

  •
  is made solely with the assets of a bank collective investment fund and satisfies the requirements and conditions of Prohibited Transaction Class Exemption, or PTCE, 91-38 issued by the Department of Labor;

  •
  is made solely with assets of an insurance company pooled separate account and satisfies the requirements and conditions of PTCE 90-1 issued by the Department of Labor;

  •
  is made solely with assets managed by a qualified professional asset manager and satisfies the requirements and conditions of PTCE 84-14 issued by the Department of Labor;

  •
  is made solely with assets of an insurance company general account and satisfies the requirements and conditions of PTCE 95-60 issued by the Department of Labor;

  •
  is made solely with assets managed by an in-house asset manager and satisfies the requirements and conditions of PTCE 96-23 issued by the Department of Labor; or

  •
  is made by a Plan with respect to which the issuing entity is a party in interest solely by virtue of it being a service provider and satisfies the requirements and conditions of Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code; such exemption is herein referred to as the Service Provider Exemption.

        Governmental plans, non-US plans and certain church plans, or Similar Law Plans, while not subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of ERISA or Section 4975 of the Code, may nevertheless be subject to local, state or other federal laws that are substantially similar to the foregoing provisions of ERISA and the Code, which we refer to as Similar Law. Fiduciaries of any such plan should consult legal counsel before purchasing these securities.

        Each person that acquires securities will, by its acquisition and holding, be deemed to have represented and agreed that on each day from the date of acquisition of the securities through and including the date of disposition of such securities it either (A) is not, and is not or acting on behalf of or investing the assets of, any Plan or Similar Law Plan or (B) is eligible for the exemptive relief available under PTCE 91-38, 90-1, 84-14, 95-60 or 96-23 or the Service Provider Exemption (or, if a Similar Law Plan, similar exemption from Similar Law) with respect to the purchase, holding and disposition of the securities to the extent it would either constitute or result in a prohibited transaction under ERISA or the Code (or violation of a Similar Law). Any fiduciary that proposes to cause a Plan or Similar Law Plan to acquire securities should consult with its counsel with respect to the potential applicability of ERISA, the Code or Similar Law to such investment and whether any exemption would be applicable and determine on its own whether all conditions of such exemption or exemptions have been satisfied such that the acquisition, holding and disposition of securities by the purchaser are entitled to the full exemptive relief thereunder.

        Please consult the applicable prospectus supplement for further information with respect to a particular offering. Depending upon the security offered, restrictions on purchase or transfer to, by or on behalf of a Plan may apply.

 TAXATION

United States Taxation

        The following is a summary of material U.S. federal income tax considerations that may be relevant to a beneficial owner of our debt securities. For a discussion of material U.S. federal income tax considerations of holding convertible or exchangeable debt or warrants we refer you to the applicable prospectus supplement. For a discussion of material U.S. federal income tax considerations related to holding our shares we refer you to our most recently filed Annual Report on Form 20-F. For purposes of this summary, a "U.S. holder" means a citizen or resident of the United States or a domestic corporation or a holder that is otherwise subject to U.S. federal income tax on a net income basis in respect of our securities. A "Non-U.S. holder" means a holder that is not a U.S. holder. This summary does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a decision to purchase our securities. In particular, the summary deals only with holders who will hold our securities as capital assets. This summary does not address the tax treatment of holders that may be subject to special tax rules, such as banks, insurance companies, dealers in securities or currencies, tax exempt entities, financial institutions, traders in securities that elect to use the mark-to-market method of accounting for their securities, expatriates, persons subject to the alternative minimum tax, dealers in securities or currencies, U.S. holders whose functional currency is not the U.S. dollar, partnerships that hold our securities or partners therein, or persons that hedge their exposure in our securities or will hold our securities as a position in a "straddle" or "conversion" transaction or as part of a "synthetic security" or other integrated financial transaction.

        This discussion does not address U.S. state, local and non-U.S. tax consequences or the Medicare tax on certain investment income. You should consult your tax adviser with respect to the U.S. federal, state, local and foreign tax consequences of acquiring, owning or disposing of our securities in your particular circumstances.

U.S. Holder

  Payments or Accruals of Interest

        Payments or accruals of "qualified stated interest" (as defined below) on a debt security will be taxable to you as ordinary interest income at the time that you receive or accrue such amounts (in accordance with your regular method of tax accounting). If you use the cash method of tax accounting and you receive payments of interest pursuant to the terms of a debt security in a currency other than U.S. dollars, which we refer to as a foreign currency, the amount of interest income you will realize will be the U.S. dollar value of the foreign currency payment based on the exchange rate in effect on the date you receive the payment, regardless of whether you convert the payment into U.S. dollars. If you are an accrual-basis U.S. holder, the amount of interest income you will realize will be based on the average exchange rate in effect during the interest accrual period (or with respect to an interest accrual period that spans two taxable years, at the average exchange rate for the partial period within the taxable year). Alternatively, as an accrual-basis U.S. holder, you may elect to translate all interest income on foreign currency-denominated debt securities at the spot rate on the last day of the accrual period (or the last day of the taxable year, in the case of an accrual period that spans more than one taxable year) or on the date that you receive the interest payment if that date is within five business days of the end of the accrual period. If you make this election, you must apply it consistently to all debt instruments from year to year and you cannot change the election without the consent of the U.S. Internal Revenue Service (the "IRS"). If you use the accrual method of accounting for tax purposes, you will recognize foreign currency gain or loss on the receipt of a foreign currency interest payment if the exchange rate in effect on the date the payment is received differs from the rate applicable to a previous accrual of that interest income. This foreign currency gain or loss will be treated as ordinary income or loss, but generally will not be treated as an adjustment to interest income received on the debt security.

  Purchase, Sale and Retirement of Debt Securities

        Initially, your tax basis in a debt security generally will equal the cost of the debt security to you. Your basis will increase by any amounts that you are required to include in income under the rules governing original issue discount and market discount, and will decrease by the amount of any amortized premium and any payments other than qualified stated interest made on the debt security. (The rules for determining these amounts are discussed below.) If you purchase a debt security that is denominated in a foreign currency, the cost to you (and therefore generally your initial tax basis) will be the U.S. dollar value of the foreign currency purchase price on the date of purchase calculated at the exchange rate in effect on that date. If the debt security denominated in a foreign currency is traded on an established securities market and you are a cash-basis taxpayer (or if you are an accrual-basis taxpayer that makes a special election), you will determine the U.S. dollar value of the cost of the debt security by translating the amount of the foreign currency that you paid for the debt security at the spot rate of exchange on the settlement date of your purchase. The amount of any subsequent adjustments to your tax basis in a debt security in respect of foreign currency-denominated original issue discount, market discount and premium will be determined in the manner described below. If you convert U.S. dollars into a foreign currency and then immediately use that foreign currency to purchase a debt security, you generally will not have any taxable gain or loss as a result of the conversion or purchase.

        When you sell or exchange a debt security, or if a debt security that you hold is retired, you generally will recognize gain or loss equal to the difference between the amount you realize on the transaction (less any accrued qualified stated interest, which will be subject to tax in the manner described above under "—Payments or Accruals of Interest") and your tax basis in the debt security. If you sell or exchange a debt security for a foreign currency, or receive foreign currency on the retirement of a debt security, the amount you will realize for U.S. tax purposes generally will be the U.S. dollar value of the foreign currency that you receive calculated at the exchange rate in effect on the date the debt security denominated in a foreign currency is disposed of or retired. If you dispose of a debt security denominated in a foreign currency that is traded on an established securities market and you are a cash-basis U.S. holder (or if you are an accrual-basis holder that makes a special election), you will determine the U.S. dollar value of the amount realized by translating the amount of the foreign currency that you received on the debt security at the spot rate of exchange on the settlement date of the sale, exchange or retirement.

        The special election available to you if you are an accrual-basis taxpayer in respect of the purchase and sale of debt securities denominated in a foreign currency traded on an established securities market, which is discussed in the two preceding paragraphs, must be applied consistently to all debt instruments from year to year and cannot be changed without the consent of the IRS.

        Except as discussed below with respect to market discount and foreign currency gain or loss, the gain or loss that you recognize on the sale, exchange or retirement of a debt security generally will be capital gain or loss. The gain or loss on the sale, exchange or retirement of a debt security will be long-term capital gain or loss if you have held the debt security for more than one year on the date of disposition. Net long-term capital gain recognized by an individual U.S. holder generally will be subject to tax at the lower rate than net short-term capital gain or ordinary income. The ability of U.S. holders to offset capital losses against ordinary income is limited.

        Despite the foregoing, the gain or loss that you recognize on the sale, exchange or retirement of a debt security denominated in a foreign currency generally will be treated as ordinary income or loss to the extent that the gain or loss is attributable to changes in exchange rates during the period in which you held the debt security. This foreign currency gain or loss will not be treated as an adjustment to interest income that you receive on the debt security.

  Original Issue Discount

        If we issue a series of debt securities at a discount from their stated redemption price at maturity, and the discount is equal to or more than a statutory de minimis amount (i.e., generally the product of one-fourth of one percent (0.25%) of the stated redemption price at maturity of the series of debt securities multiplied by the number of full years to their maturity), the series of debt securities will be original issue discount notes. The difference between the issue price and the stated redemption price at maturity of the series of debt securities will be the "original issue discount." The "issue price" of the original discount notes will be the first price at which a substantial amount of the original issue discount notes are sold to the public (i.e., excluding sales of original issue discount notes to Credit Suisse Securities (USA) LLC, underwriters, placement agents, wholesalers, or similar persons). The "stated redemption price at maturity" will include all payments under the original issue discount notes other than payments of qualified stated interest. The term "qualified stated interest" generally means stated interest that is unconditionally payable in cash or property (other than debt instruments issued by us) at least annually during the entire term of an original issue discount note at a single fixed interest rate or, subject to certain conditions, based on one or more interest indices.

        If you invest in an original issue discount note, you generally will be subject to the special tax accounting rules for original issue discount obligations provided by the Code and certain U.S. Treasury regulations. You should be aware that, as described in greater detail below, if you invest in an original issue discount note, you generally will be required to include original issue discount in ordinary gross income for U.S. federal income tax purposes as it accrues, although you may not yet have received the cash attributable to that income.

        In general, and regardless of whether you use the cash or the accrual method of tax accounting, if you are the holder of an original issue discount note with a maturity greater than one year, you will be required to include in ordinary gross income the sum of the "daily portions" of original issue discount on that original issue discount note for all days during the taxable year that you own the original issue discount note. The daily portions of original issue discount on an original issue discount note are determined by allocating to each day in any accrual period a ratable portion of the original issue discount allocable to that period. Accrual periods may be any length and may vary in length over the term of an original issue discount note, so long as no accrual period is longer than one year and each scheduled payment of principal or interest occurs on the first or last day of an accrual period. If you are the initial holder of the original issue discount note, the amount of original issue discount on an original issue discount note allocable to each accrual period is determined by (a) multiplying the "adjusted issue price" (as defined below) of the original issue discount note at the beginning of the accrual period by a fraction, the numerator of which is the annual yield to maturity (defined below) of the original issue discount note and the denominator of which is the number of accrual periods in a year; and (b) subtracting from that product the amount (if any) payable as qualified stated interest allocable to that accrual period.

        In the case of an original issue discount note that is a floating rate note, both the "annual yield to maturity" and the qualified stated interest will be determined for these purposes as though the original issue discount note will bear interest in all periods at a fixed rate generally equal to the rate that would be applicable to interest payments on the original issue discount note on its date of issue or, in the case of some floating rate notes, the rate that reflects the yield that is reasonably expected for the original issue discount note. (Additional rules may apply if interest on a floating rate note is based on more than one interest index.) The "adjusted issue price" of an original issue discount note at the beginning of any accrual period will generally be the sum of its issue price and the amount of original issue discount allocable to all prior accrual periods, reduced by the amount of all payments other than any qualified stated interest payments on the original issue discount note in all prior accrual periods. All payments on an original issue discount note (other than qualified stated interest) will generally be viewed first as payments of previously accrued original issue discount (to the extent of the previously accrued discount and to the extent that the discount has not been allocated to prior cash payments on the note), and then as a payment of principal. The "annual yield to maturity" of an original issue discount note is the discount rate (appropriately adjusted to reflect the length of accrual periods) that causes the present value on the issue date of all payments on the original issue discount note to equal the issue price. As a result of this "constant yield" method of including original issue discount income, the amounts you will be required to include in your gross income if you invest in an original issue discount note denominated in U.S. dollars generally will be lesser in the early years and greater in the later years than amounts that would be includible on a straight-line basis.

        You generally may make an irrevocable election to include in income your entire return on a debt security (i.e., the excess of all remaining payments to be received on the debt security, including payments of qualified stated interest, over the amount you paid for the debt security) under the constant yield method described above. If you purchase debt securities at a premium or market discount and if you make this election, you will also be deemed to have made the election (discussed below under "—Premium" and "—Market Discount") to amortize premium or to accrue market discount currently on a constant yield basis in respect of all other premium or market discount bonds that you hold.

        In the case of an original issue discount note that is also a foreign currency denominated debt security, you should determine the U.S. dollar amount includible as original issue discount for each accrual period by (a) calculating the amount of original issue discount allocable to each accrual period in the foreign currency using the constant yield method described above and (b) translating that foreign currency amount at the average exchange rate in effect during that accrual period (or, with respect to an interest accrual period that spans two taxable years, at the average exchange rate for each partial period). Alternatively, you may translate the foreign currency amount at the spot rate of exchange on the last day of the accrual period (or the last day of the taxable year, for an accrual period that spans two taxable years) or at the spot rate of exchange on the date of receipt, if that date is within five business days of the last day of the accrual period, provided that you have made the election described above under "—Payments or Accruals of Interest." Because exchange rates may fluctuate, if you are the holder of an original issue discount note that is also a foreign currency denominated debt security, you may recognize a different amount of original issue discount income in each accrual period than would be the case if you were the holder of an otherwise similar original issue discount note denominated in U.S. dollars. Upon the receipt of an amount attributable to original issue discount (whether in connection with a payment of an amount that is not qualified stated interest or the sale or retirement of the original issue discount note), you will recognize ordinary income or loss measured by the difference between the amount received (translated into U.S. dollars at the exchange rate in effect on the date of receipt or on the date of disposition of the original issue discount note, as the case may be) and the amount accrued (using the exchange rate applicable to such previous accrual).

        If you purchase an original issue discount note outside of the initial offering at a cost less than its remaining redemption amount (i.e., the total of all future payments to be made on the original issue discount note other than payments of qualified stated interest), or if you purchase an original issue discount note in the initial offering at a price other than the original issue discount note's issue price, you generally will also be required to include in gross income the daily portions of original issue discount, calculated as described above. However, if you acquire an original issue discount note at a price greater than its adjusted issue price, you will be required to reduce your periodic inclusions of original issue discount to reflect the premium paid over the adjusted issue price.

        Floating rate notes generally will be treated as "variable rate debt instruments" under the original issue discount regulations. Accordingly, the stated interest on a floating rate note generally will be treated as "qualified stated interest" and such a floating rate note will not have original issue discount solely as a result of the fact that it provides for interest at a variable rate. If a floating rate note does not qualify as a "variable rate debt instrument", the floating rate note will be subject to special rules that govern the tax treatment of debt obligations that provide for contingent payments. We will provide a detailed description of the tax considerations relevant to U.S. holders of any such debt securities in the applicable prospectus supplement.

        Certain original issue discount notes may be redeemed prior to maturity, either at our option or at the option of the holder, or may have special repayment or interest rate reset features as indicated in the applicable prospectus supplement. Original issue discount notes containing these features may be subject to rules that differ from the general rules discussed above. If you purchase original issue discount notes with these features, you should carefully examine the applicable prospectus supplement and consult your tax adviser about their treatment since the tax consequences of original issue discount will depend, in part, on the particular terms and features of the original issue discount notes.

  Short-Term Notes

        The rules described above will also generally apply to original issue discount notes with maturities of one year or less, which we refer to as short-term notes, but with some modifications.

        First, the original issue discount rules treat none of the interest on a short-term note as qualified stated interest, but treat a short-term note as having original issue discount. Thus, all short-term notes will be original issue discount notes. Except as noted below, if you are a cash-basis holder of a short-term note and you do not identify the short-term note as part of a hedging transaction you will generally not be required to accrue original issue discount currently, but you will be required to treat any gain realized on a sale, exchange or retirement of the short-term note as ordinary income to the extent such gain does not exceed the original issue discount accrued with respect to the short-term note during the period you held the short-term note. You may not be allowed to deduct all of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry a short-term note until the maturity of the short-term note or its earlier disposition in a taxable transaction. Notwithstanding the foregoing, if you are a cash-basis U.S. holder of a short-term note, you may elect to accrue original issue discount on a current basis (in which case the limitation on the deductibility of interest described above will not apply). A U.S. holder using the accrual method of tax accounting and some cash method holders (including banks, securities dealers, regulated investment companies and certain trust funds) generally will be required to include original issue discount on a short-term note in gross income on a current basis. Original issue discount will be treated as accruing for these purposes on a ratable basis or, at the election of the holder, on a constant yield basis based on daily compounding.

        Second, regardless of whether you are a cash-basis or accrual-basis holder, if you are the holder of a short-term note you may elect to accrue any "acquisition discount" with respect to the short-term note on a current basis. Acquisition discount is the excess of the remaining redemption amount of the short-term note at the time of acquisition over the purchase price. Acquisition discount will be treated as accruing ratably or, at the election of the holder, under a constant yield method based on daily compounding. If you elect to accrue acquisition discount, the original issue discount rules will not apply.

        Finally, the market discount rules described below will not apply to short-term notes.

  Premium

        If you purchase a debt security at a cost greater than the debt security's remaining redemption amount, you will be considered to have purchased the debt security at a premium, and you may elect to amortize the premium as an offset to interest income, using a constant yield method, over the remaining term of the debt security. If you make this election, it generally will apply to all debt instruments that you hold at the time of the election, as well as any debt instruments that you subsequently acquire. In addition, you may not revoke the election without the consent of the IRS. If you elect to amortize the premium, you will be required to reduce your tax basis in the debt security by the amount of the premium amortized during your holding period. Original issue discount notes purchased at a premium will not be subject to the original issue discount rules described above. In the case of premium on a foreign currency denominated debt security, you should calculate the amortization of the premium in the foreign currency. Premium amortization deductions attributable to a period reduce interest income in respect of that period, and therefore are translated into U.S. dollars at the rate that you use for interest payments in respect of that period. Exchange gain or loss will be realized with respect to amortized premium on a foreign currency denominated debt security based on the difference between the exchange rate computed on the date or dates the premium is amortized against interest payments on the debt security and the exchange rate on the date the holder acquired the debt security. If you do not elect to amortize premium, the amount of premium will be included in your tax basis in the debt security. Therefore, if you do not elect to amortize premium and you hold the debt security to maturity, you generally will be required to treat the premium as capital loss when the debt security matures.

  Market Discount

        If you purchase a debt security at a price that is lower than the debt security's remaining redemption amount (or in the case of an original issue discount note, the original issue discount note's adjusted issue price), by 0.25% or more of the remaining redemption amount (or adjusted issue price), multiplied by the number of remaining whole years to maturity, the debt security will be considered to bear "market discount" in your hands. In this case, any gain that you realize on the disposition of the debt security generally will be treated as ordinary interest income to the extent of the market discount that accrued on the debt security during your holding period. In addition, you may be required to defer the deduction of a portion of the interest paid on any indebtedness that you incurred or maintained to purchase or carry the debt security. In general, market discount will be treated as accruing ratably over the term of the debt security, or, at your election, under a constant yield method. You must accrue market discount on a foreign currency denominated debt security in the specified currency. The amount that you will be required to include in income in respect of accrued market discount will be the U.S. dollar value of the accrued amount, generally calculated at the exchange rate in effect on the date that you dispose of the debt security.

        You may elect to include market discount in gross income currently as it accrues (on either a ratable or constant yield basis), in lieu of treating a portion of any gain realized on a sale of the debt security as ordinary income. If you elect to include market discount on a current basis, the interest deduction deferral rule described above will not apply. If you do make such an election, it will apply to all market discount debt instruments that you acquire on or after the first day of the first taxable year to which the election applies. The election may not be revoked without the consent of the IRS. Any accrued market discount on a foreign currency denominated debt security that is currently includible in income will be translated into U.S. dollars at the average exchange rate for the accrual period (or portion thereof within the holder's taxable year).

  Indexed Notes and Other Debt Securities Providing for Contingent Payments

        Special rules govern the tax treatment of debt obligations that provide for contingent payments, which we refer to as contingent debt obligations. These rules generally require accrual of interest income on a constant yield basis in respect of contingent debt obligations at a yield determined at the time of issuance of the obligation, and may require adjustments to these accruals when any contingent payments are made. We will provide a detailed description of the tax considerations relevant to U.S. holders of any contingent debt obligations in the applicable prospectus supplement.

Non-U.S. Holder

        Under present United States federal tax law, and subject to the discussion below concerning backup withholding and FATCA:

          (a)   Payments of interest (including original issue discount) on a debt security to you will not be subject to the 30% U.S. federal withholding tax, provided that:

    1.
    you do not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote and are not a controlled foreign corporation related to us through stock ownership; and

    2.
    you provide a statement signed under penalties of perjury that includes your name and address and certify that you are a non-U.S. holder in compliance with applicable requirements by completing an applicable Form W-8BEN or W-8BEN-E (or successor form), or otherwise satisfy documentary evidence requirements for establishing that you are a non-U.S. holder.

          Payments of interest (including original issue discount) on the debt security that do not qualify for the portfolio interest exception will be subject to the 30% U.S. federal withholding tax, unless a U.S. income tax treaty applies to reduce or eliminate withholding.

          (b)   You will not be subject to U.S. federal income tax on any gain realized on the sale, exchange or retirement of the debt security unless, in the case of an individual, the holder is present in the United States for 183 days or more in the taxable year in which the sale, exchange or retirement occurs and certain other conditions are met.

  Information Reporting and Backup Withholding

        Information returns will be required to be filed with the IRS in connection with debt security payments made to certain United States persons. If you are a United States person, you generally will not be subject to a United States backup withholding tax (currently at a rate of 28%) on such payments if you provide your taxpayer identification number to the paying agent. You may also be subject to information reporting and backup withholding tax requirements with respect to the proceeds from a sale of the debt securities. If you are a non-U.S. holder, you may have to comply with certification procedures to establish that you are a non-U.S. holder in order to avoid information reporting and backup withholding tax requirements. Any amounts withheld under the backup withholding rules may be allowed as a credit against the holder's U.S. federal income tax liability and may entitle the holder to a refund, provided that the required information is furnished to the IRS.

        Individual U.S. holders that own "specified foreign financial assets" with an aggregate value in excess of $50,000 are generally required to file an information statement along with their tax returns, currently on Form 8938, with respect to such assets. "Specified foreign financial assets" include any financial accounts held at a non-U.S. financial institution, as well as securities issued by a non-U.S. issuer (which would include the debt securities) that are not held in accounts maintained by financial institutions. Higher reporting thresholds apply to certain individuals living abroad and to certain married individuals. Regulations have been proposed that would extend this reporting requirement to certain entities that are treated as formed or availed of to hold direct or indirect interests in specified foreign financial assets based on certain objective criteria. U.S. holders who fail to report the required information could be subject to substantial penalties. Prospective investors should consult their own tax advisors concerning the application of these rules to their investment in the debt securities, including the application of the rules to their particular circumstances.

  Foreign Account Tax Compliance Act

        Pursuant to U.S. tax rules commonly known as FATCA, and potentially subject to grandfathering rules discussed below, the relevant issuer and other U.S. and non-U.S. financial institutions through which payments are made may be required to withhold U.S. tax on payments in respect of the debt securities to an investor who does not provide information sufficient for a U.S. or non-U.S. financial institution through which payments are made to determine whether the investor is a U.S. person or should otherwise be treated as holding a "United States account" of such institution, or to an investor that is, or holds the debt securities directly or indirectly through, a non-U.S. financial institution that is not in compliance with FATCA. If a debt security is subject to FATCA withholding (as described below), such withholding will apply at a 30% rate to payments of interest and, after December 31, 2016, to payments of principal to an investor or intermediary that does not comply with FATCA. Unless we tell you otherwise in the applicable prospectus supplement, such withholding will apply to a debt security only if the relevant issuer is Credit Suisse Group or Credit Suisse, in either case, acting through a U.S. branch (or in the case of Credit Suisse, through its Cayman branch). Otherwise, under a grandfathering rule, such withholding will not apply to a debt security provided that the debt security is not issued or materially modified after the later of January 1, 2017, or six months after the date on which final regulations implementing withholding on such debt securities are filed by the U.S. Treasury Department. Holders should consult their own tax advisors on how the FATCA rules may apply to payments they receive in respect of the debt securities.

        If any amount of, or in respect of, U.S. withholding tax were to be deducted or withheld from payments on the debt securities as a result of a failure by an investor (or by an institution through which an investor holds the debt securities) to comply with FATCA, neither the relevant issuer nor the guarantor nor any paying agent nor any other person would, pursuant to the terms of the debt securities, be required to pay additional amounts with respect to any debt securities as a result of the deduction or withholding of such tax.

Swiss Taxation

        The following is a summary of the principal tax consequences of holding debt securities for investors who are not residents of Switzerland for tax purposes and have no Swiss permanent establishment and do not conduct a Swiss-based trade or business. It does not address the tax treatment of holders of debt securities who are residents of Switzerland for tax purposes or who are subject to Swiss taxes for other reasons. This summary is based on legislation as of the date of this prospectus and does not aim to be a comprehensive description of all the Swiss tax considerations that may be relevant to a decision to invest in debt securities.

  Withholding Tax

        According to the present practice of the Swiss Federal Tax Administration, payments of interest on the debt securities issued by a company (other than Credit Suisse Group and Credit Suisse), or by a branch of Credit Suisse Group or Credit Suisse, in each case outside Switzerland, are not subject to Swiss withholding tax, even if guaranteed by Credit Suisse Group, so long as the net proceeds from the issue of the debt securities are used outside of Switzerland and that the issuer is at all times resident and managed or, if the issuer is Credit Suisse Group or Credit Suisse, acting through a branch outside Switzerland, the relevant branch outside Switzerland through which the issuer is acting, will at all times have its fixed place of business, outside Switzerland for Swiss tax purposes.

        Payments of interest on debt securities issued by Credit Suisse Group or Credit Suisse (acting through its head office and not through a branch outside Switzerland) may be subject to Swiss withholding tax at a rate of 35% regardless of whether such interest is paid regularly in coupons or in a one-time payment upon redemption.

        The holder of debt securities issued by Credit Suisse Group or Credit Suisse (acting through their head office and not through a branch outside Switzerland) who is resident in Switzerland and who, at the time the payment of interest on such debt securities is due, is the beneficial owner of such payment of interest and, in the case of a holder who is an individual, duly reports the gross payment of interest in his or her tax return and, in case of a holder who is an entity or an individual required to maintain accounts, includes such payments in its profit and loss statement, is entitled to a full refund of or a full tax credit for the Swiss withholding tax, as the case may be. A holder of debt securities issued by Credit Suisse Group or Credit Suisse (but not through a branch outside Switzerland) who is not resident in Switzerland at the time the interest on such debt securities is due may be able to claim a full or partial refund of the Swiss withholding tax if such holder is entitled to claim the benefits with regard to such interest payment of a double taxation treaty between Switzerland and his or her country of residence. According to article 11 of the currently applicable version of the convention signed on October 2, 1996 between the United States of America and the Swiss Confederation for the avoidance of double taxation with respect to taxes on income, together with its protocol (in this section the "Treaty"), all payment of interest on debt securities issued by Credit Suisse Group or Credit Suisse (but not through a branch outside Switzerland) and derived and beneficially owned by a non-Swiss resident holder, shall be taxable only in the state of residency of the holder, provided that such holder: (i) qualifies for benefits under the Treaty and (ii) does not conduct business through a permanent establishment or fixed base in Switzerland to which such debt securities are attributable. Such eligible US holder of debt securities may apply with the Swiss Federal Tax Administration for a full refund of 35% Swiss withholding tax withheld on such payments of interest.

        On December 17, 2014 the Swiss Federal Council issued a draft legislation which, if enacted, may require a paying agent in Switzerland (as defined in the draft legislation) to deduct Swiss withholding tax at a rate of 35% on any payment of in respect of a debt security, irrespective of whether or not the debt security is issued by a company or a branch of Credit Suisse Group or Credit Suisse outside Switzerland, to a beneficial owner in Switzerland, subject to certain exceptions set out in the draft legislation. For the avoidance of doubt, if this legislation or similar legislation were enacted and an amount of, or in respect of, Swiss federal withholding tax were to be deducted or withheld from a payment, neither the relevant issuer nor a paying agent nor any other person would pursuant to the conditions of the debt securities be obliged to pay any additional amounts with respect to any debt security as a result of the deduction or imposition of such withholding tax.

        Upon acquisition following exercise of any rights to purchase Credit Suisse Group shares (or shares of any other company resident in Switzerland for tax purposes), any dividends paid and similar cash or in-kind distributions made on such shares (including bonus shares and dividends on liquidation proceeds exceeding the nominal value of such shares and, if certain conditions are met, the capital contributions paid on such shares) will be subject to Swiss withholding tax at a rate of 35%. Credit Suisse Group (or the relevant company resident in Switzerland) will be required to withhold tax at such rate from any distribution made to a shareholder. Any repayment of the nominal value of such shares and, if certain conditions are met, any distribution out of capital contribution reserves are not subject to Swiss withholding tax.

        The recipient of a taxable distribution from Credit Suisse Group (or the relevant company in Switzerland) out of such shares who is an individual or a legal entity not resident in Switzerland for tax purposes may be entitled to a full or partial refund of Swiss withholding tax if the country in which such recipient resides for tax purposes has entered into a bilateral treaty for the avoidance of double taxation with Switzerland and if the further prerequisites of such treaty are met. Shareholders not resident in Switzerland should be aware that the procedures for claiming treaty benefits (and the time required for obtaining a refund) may differ from country to country. Shareholders not resident in Switzerland should consult their own legal, financial or tax advisors regarding receipt, ownership, purchases, sale or other dispositions of such shares and the procedures for claiming a refund of Swiss withholding tax.

        According to article 10 of the Treaty, a non-Swiss resident holder of Credit Suisse Group shares (or shares of another company in Switzerland) is eligible for a reduced rate of withholding tax on taxable distribution equal to 15% of such taxable distribution, provided that the holder of such shares: (i) qualifies for benefits under the Treaty, (ii) is the beneficial owner of the dividend; and (iii) does not carry on business through a permanent establishment or fixed base in Switzerland to which the converted shares are attributable. Such an eligible US holder may apply with the Swiss Federal Tax Administration for a refund of the amount of the withholding tax in excess of the 15% Treaty rate.

        Furthermore, in case of a repurchase of own shares by Credit Suisse Group (or the relevant company in Switzerland), the portion of the repurchase price which exceeds the nominal value of such shares and the tax-free capital contribution reserves of Credit Suisse Group (or the relevant company in Switzerland) may, in some cases, be re-characterized as taxable liquidation which is subject to 35% Swiss withholding tax if certain conditions are met.

  Issue and Transfer Stamp Tax

        The issue, and the sale and delivery, of debt securities on the issue date are not subject to Swiss federal securities turnover tax (Umsatzabgabe) (primary market). Secondary market dealings in debt securities with a term in excess of 12 months where a Swiss domestic bank or a Swiss domestic securities dealer (as defined in the Swiss federal stamp duty act) is a party, or acts as an intermediary, to the transaction may be subject to Swiss federal stamp duty on dealings in securities at a rate of up to 0.15% of the consideration paid in the case of debt securities issued by Credit Suisse Group or Credit Suisse, in each case acting through its Zurich head office, and at a rate of up to 0.3% of such consideration paid in the case of debt securities issued by any other issuer. Where both the seller and the purchaser of the debt securities (irrespective of whether issued by Credit Suisse Group or Credit Suisse, acting through its Zurich head office, or by any other issuer) are not resident in Switzerland or the Principality of Liechtenstein, no Swiss federal stamp duty on dealing in securities is payable.

  Other Taxes

        Under current Swiss law, a holder of debt securities who is not resident in Switzerland and who during the taxable year has not engaged in trade or business through a permanent establishment within Switzerland and who is not subject to taxation by Switzerland for any other reason will be exempted from any Swiss federal, cantonal or municipal income or other tax on gains on the sale of, or payments received under, the debt securities.

  Taxes withheld by Switzerland for other countries

  (i)
  European Savings Tax

        On October 26, 2004, the European Community and Switzerland entered into an agreement on the taxation of savings income pursuant to which Switzerland will adopt measures equivalent to those of the European Directive 2003/48/EC of June 3, 2003 on the taxation of savings income in the form of interest payments.

        In accordance with this agreement respectively the Swiss law implementing this agreement, Swiss paying agents have to withhold tax at a rate of 35% on interest payments made under the debt securities to a beneficial owner who is an individual and resident of an EU member state, with the option of the individual to have the paying agent and Switzerland provide to the tax authorities of the EU member state the details of the interest payments in lieu of the withholding.

  (ii)
  Foreign Final Withholding Tax

        According to the treaties of Switzerland with the United Kingdom and Austria in force since January 1, 2013, a Swiss paying agent may levy a final withholding tax on capital gains and on certain income items deriving, inter alia, from debt securities or Credit Suisse Group shares or other instruments following exercise of any rights to purchase. The final withholding tax will substitute the ordinary income tax due by an individual resident of a contracting state on such gains and income items. In lieu of the final withholding, individuals may opt for a voluntary disclosure of the relevant capital gains and income items to the tax authorities of their state of residency.

        Holders of debt securities who might be in the scope of the abovementioned treaties should consult their own tax adviser as to the tax consequences relating to their particular circumstances.

European Union Directive on Taxation of Certain Interest Payments

        Under Council Directive 2003/48/EC on taxation of savings income in the form of interest payments, Member States are required to provide to the tax authorities of other Member States details of certain payments of interest or similar income paid or secured by a paying agent established in a Member State to or for the benefit of an individual resident in another Member State. On March 24, 2014, the Council of the European Union adopted a Council Directive amending and broadening the scope of the requirements described above. Member States are required to apply these new requirements from January 1, 2017. The changes will expand the range of payments covered by the Directive, in particular to include additional types of income payable on securities. They will also expand the circumstances in which payments that indirectly benefit an individual resident in a Member State must be reported. This approach will apply to payments made to, or secured for, persons, entities or legal arrangements (including trusts) where certain conditions are satisfied, and may in some cases apply where the person, entity or arrangement is established or effectively managed outside of the European Union. For a transitional period, Austria is required (unless during that period it elects otherwise) to operate a withholding system in relation to such payments. The changes referred to above will broaden the types of payments subject to withholding in those Member States which operate a withholding system when they are implemented. The end of the transitional period is dependent upon the conclusion of certain other agreements relating to information exchange with certain other countries. A number of non-EU countries and territories including Switzerland have adopted similar measures (a withholding system in the case of Switzerland).

        As indicated above under "Description of Debt Securities—Payment of Additional Amounts," no additional amounts will be payable if a payment on a debt security to an individual is subject to any withholding or deduction that is required to be made pursuant to any European Union Directive on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, any such Directive.

        You should consult your own tax advisors regarding the application the EU Savings Tax Directive or any similar Directive or similar measures of non-EU countries and territories.

PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

        We may sell our securities through agents, underwriters, dealers or directly to purchasers.

        Our agents may solicit offers to purchase our securities.

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  We will name any agent involved in offering or selling our securities, and any commissions that we will pay to the agent, in the applicable prospectus supplement.

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  Unless we indicate otherwise in the applicable prospectus supplement, our agents will act on a best efforts basis for the period of their appointment.

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  Our agents may be deemed to be underwriters under the Securities Act of any of our securities that they offer or sell.

        We may use an underwriter or underwriters in the offer or sale of our securities.

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  If we use an underwriter or underwriters, we will execute an underwriting agreement with the underwriter or underwriters at the time that we reach an agreement for the sale of our securities.

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  We will include the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including the compensation the underwriters and dealers will receive, in the applicable prospectus supplement.

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  The underwriters will use the applicable prospectus supplement and any free writing prospectuses to sell our securities.

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  If we use an underwriter or underwriters, the underwriter or underwriters will acquire our securities for their own account and may resell our securities in one or more transactions, including negotiated transactions. These sales will be made at a fixed price or at varying prices determined at the time of the sale.

        We may use a dealer to sell our securities.

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  If we use a dealer, we, as principal, will sell our securities to the dealer.

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  The dealer will then sell our securities to the public at varying prices that the dealer will determine at the time it sells our securities.

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  We will include the name of the dealer and the terms of our transactions with the dealer in the applicable prospectus supplement.

        The securities we distribute by any of these methods may be sold to the public, in one or more transactions, either:

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  at a fixed price or prices, which may be changed;

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  at market prices prevailing at the time of sale;

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  at prices related to prevailing market prices; or

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  at negotiated prices.

        In connection with an offering, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress. The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions.

        These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.

        In connection with these sales of securities, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agents. Underwriters may resell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from purchasers for whom they may act as agents. The applicable prospectus supplement will include any required information about underwriting compensation we pay to underwriters, and any discounts, concessions or commissions underwriters allow to participating dealers, in connection with an offering of securities.

        Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

        In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the securities offered hereby. Any such short positions could adversely affect future trading prices of the securities offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Conflicts of Interest

        Credit Suisse Securities (USA) LLC is an indirect subsidiary of Credit Suisse Group. FINRA Rule 5121 imposes certain requirements when a member of FINRA, such as Credit Suisse Securities (USA) LLC, distributes an affiliated company's securities. If Credit Suisse Securities (USA) LLC or our other U.S.-registered broker-dealer subsidiaries or affiliates participate in the distribution of our securities, we will conduct the offering in accordance with the applicable provisions of FINRA Rule 5121. In any offerings subject to FINRA Rule 5121, no underwriter will confirm initial sales to accounts over which it exercises discretionary authority without the prior written approval of the customer.

        We may solicit directly offers to purchase our securities, and we may directly sell our securities to institutional or other investors. We will describe the terms of our direct sales in the applicable prospectus supplement.

        We may indemnify agents, underwriters and dealers against certain liabilities, including liabilities under the Securities Act. Our agents, underwriters and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for, us or our subsidiaries and affiliates in the ordinary course of business.

        We may authorize our agents and underwriters to solicit offers by certain institutions to purchase our securities at the public offering price under delayed delivery contracts.

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  If we use delayed delivery contracts, we will disclose that we are using them in the applicable prospectus supplement and will tell you when we will demand payment and delivery of the securities under the delayed delivery contracts.

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  These delayed delivery contracts will be subject only to the conditions that we set forth in the applicable prospectus supplement.

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  We will indicate in the applicable prospectus supplement the commission that underwriters and agents soliciting purchases of our securities under delayed delivery contracts will be entitled to receive.

 MARKET-MAKING ACTIVITIES

        Any of our broker-dealer subsidiaries or affiliates, including Credit Suisse Securities (USA) LLC, may use this prospectus and our prospectus supplements in connection with offers and sales of our securities, in connection with market-making transactions by and through our broker-dealer subsidiaries or affiliates, including Credit Suisse Securities (USA) LLC, at prices that relate to the prevailing market prices of our securities at the time of the sale or otherwise. Any of our broker-dealer subsidiaries and affiliates, including Credit Suisse Securities (USA) LLC, may act as principal or agent in these transactions. In addition, this prospectus, together with the relevant prospectus, prospectus supplement, product supplement, if any, and pricing supplement, if any, describing the terms of the specific series of securities being offered and sold, applies to market-making offers and sales of all outstanding securities of Credit Suisse (USA). None of our broker-dealer subsidiaries and affiliates has any obligation to make a market in any of our offered securities and may discontinue any market-making activities at any time without notice, at its sole discretion.

 LEGAL MATTERS

        Certain legal matters with respect to U.S. law relating to the offering of our securities will be passed upon for us by Cleary Gottlieb Steen & Hamilton LLP, New York, New York, our U.S. counsel. Certain legal matters with respect to Swiss law relating to the offering of our securities will be passed upon for us by Homburger AG, Zurich, Switzerland, our Swiss counsel. Any agents or underwriters will be represented by Cravath, Swaine & Moore LLP, New York, New York. Cravath, Swaine & Moore LLP regularly provides legal services to us and our subsidiaries and affiliates.

 EXPERTS

        The consolidated financial statements of Credit Suisse Group and Credit Suisse as of December 31, 2013 and 2012, and for each of the years in the three-year period ended December 31, 2013, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2013, have been incorporated by reference into this prospectus in reliance upon the reports of KPMG AG, independent registered public accounting firm, which are included in the combined Annual Report on Form 20-F of Credit Suisse Group and Credit Suisse for the year ended December 31, 2013 and incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

 PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8.    Indemnification of Directors and Officers

Credit Suisse Group and Credit Suisse

        Under Swiss law, directors and senior officers acting in violation of their statutory duties—whether dealing with third parties or performing any other acts on behalf of the corporation—may become liable to the corporation, its shareholders and (in bankruptcy) its creditors for damages. The directors' liability is joint and several but only to the extent the damage is attributable to each director based on willful or negligent violation of duty. If the board of directors lawfully delegated the power to carry out day-to-day management to a different corporate body, e.g., the executive board, the board of directors is not vicariously liable for the acts of the members of the executive board. Instead, the directors can be held liable for their failure to properly select, instruct or supervise the executive board members. If directors and officers enter into a transaction on behalf of the corporation with third parties in violation of their statutory duties, the transaction is nevertheless valid as long as it is not excluded by the corporation's business purpose.

        Because Credit Suisse Group and Credit Suisse are Swiss companies headquartered in Switzerland, a number of the directors and officers of Credit Suisse Group and Credit Suisse are residents of Switzerland and not the United States. As a result, U.S. investors may find it difficult in a lawsuit based on the civil liability provisions of the U.S. federal securities laws to:

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  serve legal process on Credit Suisse Group, Credit Suisse or their respective directors and executive officers or have any of them appear in a U.S. court; and

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  enforce against those persons in Switzerland, whether in original actions or in actions for enforcement of judgments of U.S. courts, liabilities based solely on the federal securities laws of the United States.

        The Articles of Association of Credit Suisse Group and of Credit Suisse do not contain provisions regarding the indemnification of directors and officers.

        According to Swiss statutory law, an employee has a right to be indemnified by the employer against losses and expenses incurred by him in the execution of his duties under an employment agreement, unless the losses and expenses arise from the employee's gross negligence or willful misconduct.

        It is Credit Suisse Group's and Credit Suisse's policy to indemnify their current or former directors and/or employees against certain losses and expenses in respect of service as a director or employee of Credit Suisse Group or Credit Suisse, as the case may be, one of its affiliates or another entity, which Credit Suisse Group has approved, subject to specific conditions or exclusions. Credit Suisse Group and Credit Suisse maintain directors' and officers' insurance for their directors and officers.

Credit Suisse (USA), Inc.

        Reference is made to Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL"), which enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for violations of the director's fiduciary duty, except (a) for any breach of the director's duty of loyalty to the corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) pursuant to Section 174 of the DGCL (providing for liability of directors for the unlawful payment of dividends or unlawful stock purchases or redemptions) or (d) for any transaction from which a director derived an improper personal benefit.

        Section 145 of the DGCL empowers Credit Suisse (USA) to indemnify, subject to the standards set forth therein, any person in connection with any action, suit or proceeding brought or threatened by reason of the fact that the person was a director, officer, employee or agent of such company, or is or was serving as such with respect to another entity at the request of such company. The DGCL also provides that Credit Suisse (USA) may purchase insurance on behalf of any such director, officer, employee or agent.

        Credit Suisse (USA)'s Amended and Restated Certificate of Incorporation provides in effect for the indemnification by Credit Suisse (USA) of each director and officer of Credit Suisse (USA) to the fullest extent permitted by applicable law.

        Credit Suisse (USA) maintains directors' and officers' insurance.

Item 9.    Exhibits

Exhibit No.		Description
1.1	*	Form of Underwriting Agreement relating to Debt Securities of Credit Suisse Group.
1.2	*	Form of Underwriting Agreement relating to Warrants of Credit Suisse Group.
1.3	*	Form of Underwriting Agreement relating to Warrants of Credit Suisse.
1.4
Amended and Restated Underwriting Agreement relating to Debt Securities of Credit Suisse (incorporated by reference to Exhibit 1.7 to Credit Suisse Group's registration statement on Form F-3 (No. 333-158199) filed on March 25, 2009).
1.5
Distribution Agreement relating to the subordinated debt securities between Credit Suisse AG and Credit Suisse Securities (USA) LLC dated March 25, 2009 (incorporated by reference to Exhibit 99.1 to Credit Suisse's Current Report on Form 6-K filed on March 25, 2009).
1.6
Distribution Agreement relating to the senior debt securities between Credit Suisse AG and Credit Suisse Securities (USA) LLC, as distributor, dated May 7, 2007 (incorporated by reference to Exhibit 99.1 to Credit Suisse Group's Current Report on Form 6-K filed on May 11, 2007).
1.7
Amendment No. 1 to the Distribution Agreement between Credit Suisse AG and Credit Suisse Securities (USA) LLC, as distributor, dated January 11, 2008 to the Distribution Agreement relating to the senior debt securities between Credit Suisse AG and Credit Suisse Securities (USA) LLC, as distributor, dated May 7, 2007.
3.1		Articles of Association (Statuten) of Credit Suisse Group as of December 2, 2014.
3.2		Articles of Association (Statuten) of Credit Suisse as of September 4, 2014.
4.1
Form of Senior Indenture between Credit Suisse Group and JPMorgan Chase Bank, N.A., as trustee (incorporated by reference to Exhibit 4.1 to Credit Suisse Group's registration statement on Form F-3 (No. 333-100523) filed on October 11, 2002).
4.2		Form of Senior Debt Security of Credit Suisse Group (incorporated by reference to Exhibit 4.9 to Credit Suisse Group's registration statement on Form F-3 (No. 333-100523) filed on October 11, 2002).
4.3
Form of Subordinated Indenture between Credit Suisse Group and JPMorgan Chase Bank, N.A., as trustee (incorporated by reference to Exhibit 4.2 to Credit Suisse Group's registration statement on Form F-3 (No. 333-100523) filed on October 11, 2002).
4.4
Form of Subordinated Debt Security of Credit Suisse Group (incorporated by reference to Exhibit 4.10 to Credit Suisse Group's registration statement on Form F-3 (No. 333-100523) filed on October 11, 2002).
4.5	*	Form of Debt Warrant Agreement for Warrants sold attached to Debt Securities.
4.6	*	Form of Debt Warrant Agreement for Warrants sold alone.
4.7	*	Form of Universal Warrant Agreement.
4.8	*	Form of Equity Warrant Agreement.
4.9		Form of Share Certificate (incorporated by reference to Exhibit 2.2 to Credit Suisse Group's registration statement on Form 20-F filed on September 21, 2001).

Exhibit No.	Description
4.10	Form of Deposit Agreement among Credit Suisse Group, Deutsche Bank Trust Company Americas, formerly Bankers Trust Company, as depositary, and all holders and beneficial owners from time to time of American Depositary Receipts issued thereunder, including the Form of American Depositary Receipt (incorporated by reference to Exhibit 2.1 to Credit Suisse Group's registration statement on Form 20-F filed on September 21, 2001).
4.11
Form of Supplemental Agreement No. 1 to Deposit Agreement among Credit Suisse Group, Deutsche Bank Trust Company Americas, formerly Bankers Trust Company, as depositary, and all holders and beneficial owners from time to time of American Depositary Receipts issued thereunder, including the Form of American Depositary Receipt (incorporated by reference to Exhibit (a)(2) to Post-Effective Amendment No. 1 to Credit Suisse Group's registration statement on Form F-6 (No. 333-13926) filed on September 3, 2002).
4.12
Form of Second Amendment to the Deposit Agreement among Credit Suisse Group, Deutsche Bank Trust Company Americas, formerly Bankers Trust Company, as depositary, and all holders and beneficial owners from time to time of American Depositary Receipts issued thereunder, including the Form of American Depositary Receipt (incorporated by reference to Exhibit 99(a)(3) to Post-Effective Amendment to Credit Suisse Group's registration statement on Form F-6 (No. 333-174478) filed on March 14, 2014.)
4.13
Senior Indenture between Credit Suisse and The Bank of New York, as trustee, dated as of March 29, 2007 (incorporated by reference to Exhibit 4.44 to Credit Suisse's registration statement on Form F-3 (No. 333-158199) filed on March 25, 2009).
4.14
First Supplemental Indenture among Credit Suisse and The Bank of New York Mellon, as trustee, dated May 6, 2008, to the Senior Indenture between Credit Suisse and The Bank of New York, as trustee, dated as of March 29, 2007 (incorporated by reference to Exhibit 99.1 to Credit Suisse's Current Report on Form 6-K filed on May 8, 2008).
4.15
Second Supplemental Indenture among Credit Suisse and The Bank of New York Mellon, as trustee, dated as of March 25, 2009, to the Senior Indenture between Credit Suisse and The Bank of New York, as trustee, dated as of March 29, 2007 (incorporated by reference to Exhibit 99.2 to Credit Suisse's Current Report on Form 6-K filed on March 25, 2009).
4.16
Subordinated Indenture between Credit Suisse and The Bank of New York, as trustee, dated as of March 29, 2007 (incorporated by reference to Exhibit 4.45 to Credit Suisse's registration statement on Form F-3 (No. 333-158199) filed on March 25, 2009).
4.17
First Supplemental Indenture among Credit Suisse and The Bank of New York, as trustee, dated May 15, 2007, to the Subordinated Indenture between Credit Suisse and The Bank of New York, as trustee, dated as of March 29, 2007 (incorporated by reference to Exhibit 99.2 to Credit Suisse's Current Report on Form 6-K filed on May 14, 2007).
4.18
Second Supplemental Indenture among Credit Suisse and The Bank of New York Mellon, as trustee, dated February 20, 2008, to the Subordinated Indenture between Credit Suisse and The Bank of New York, as trustee, dated as of March 29, 2007 (incorporated by reference to Exhibit 99.1 to Credit Suisse's Current Report on Form 6-K filed on February 21, 2008).
4.19
Third Supplemental Indenture among Credit Suisse and The Bank of New York, as trustee, dated March 28, 2008, to the Subordinated Indenture between Credit Suisse and The Bank of New York, as trustee, dated as of March 29, 2007 (incorporated by reference to Exhibit 99.1 to Credit Suisse's Current Report on Form 6-K filed on March 28, 2008).

Exhibit No.		Description
4.20		Sixth Supplemental Indenture among Credit Suisse and The Bank of New York Mellon, as trustee, dated March 25, 2009, to the Subordinated Indenture between Credit Suisse and The Bank of New York, as trustee, dated as of March 29, 2007 (incorporated by reference to Exhibit 99.3 to Credit Suisse's Current Report on Form 6-K filed on March 25, 2009).
4.21		Form of Senior Debt Security of Credit Suisse (incorporated by reference to Exhibit 4.46 to Credit Suisse's Registration Statement on Form F-3 (No. 333-158199) filed on March 25, 2009).
4.22		Form of Subordinated Debt Security of Credit Suisse (incorporated by reference to Exhibit 4.47 to Credit Suisse's Registration Statement on Form F-3 (No. 333-158199) filed on March 25, 2009).
4.23
Senior Indenture between Credit Suisse First Boston (USA), Inc. and The Chase Manhattan Bank, as trustee, dated June 1, 2001 (incorporated by reference to Exhibit 4.1 to Credit Suisse First Boston (USA), Inc.'s Registration Statement on Form S-3 (No. 333-71850) filed on October 19, 2001).
4.24
First Supplemental Indenture among Credit Suisse (USA), Inc., Credit Suisse Group, Credit Suisse and The Bank of New York, as trustee, dated March 26, 2007, to the Senior Indenture, dated June 1, 2001 (incorporated by reference to Exhibit 4.52 to Post-Effective Amendment No. 1 to the Registrants' Registration Statement on Form F-3 (No. 333-132936) filed on March 29, 2007).
4.25
Indenture between Donaldson, Lufkin & Jenrette, Inc. and The Bank of New York, as trustee, dated October 25, 1995 (incorporated by reference to Exhibit 4.1 to Donaldson, Lufkin & Jenrette, Inc.'s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1995).
4.26
First Supplemental Indenture among Credit Suisse (USA), Inc., Credit Suisse Group, Credit Suisse and The Bank of New York, as trustee, dated March 26, 2007, to the Indenture, dated October 25, 1995 (incorporated by reference to Exhibit 4.55 to Post-Effective Amendment No. 1 to the Registrants' Registration Statement on Form F-3 (No. 333-132936) filed on March 29, 2007).
5.1	**	Opinion of Cleary Gottlieb Steen & Hamilton LLP.
5.2	**	Opinion of Homburger AG.
12.1		Computation of ratio of earnings to fixed charges (Credit Suisse Group) (incorporated by reference to Exhibit 12.1 to Credit Suisse Group's Current Report on Form 6-K filed on July 31, 2014).
12.2		Computation of ratio of earnings to fixed charges (Credit Suisse) (incorporated by reference to Exhibit 12.1 to Credit Suisse's Current Report on Form 6-K filed on July 31, 2014).
23.1	**	Consent of Cleary Gottlieb Steen & Hamilton LLP (included in Exhibit 5.1).
23.2	**	Consent of Homburger AG (included in Exhibit 5.2).
23.3		Consent of KPMG AG relating to Credit Suisse Group.
23.4		Consent of KPMG AG relating to Credit Suisse.
24.1		Powers of Attorney (included in the signature pages of this Registration Statement).

Exhibit No.		Description
25.1	**	Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon, as trustee, under the forms of indentures relating to Credit Suisse Group, as issuer.
25.2	**
Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon, as trustee under the Senior Indenture among Credit Suisse (USA) Inc. as successor to Credit Suisse First Boston (USA), Inc. and The Bank of New York Mellon as successor to The Chase Manhattan Bank, as trustee, dated June 1, 2001, as supplemented.
25.3	**
Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon, as trustee under the Indenture among Credit Suisse (USA) Inc. as successor to Donaldson, Lufkin & Jenrette, Inc. and The Bank of New York Mellon, as trustee, dated October 25, 1995, as supplemented.
25.4	**
Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon, as trustee under the Senior Indenture between Credit Suisse and The Bank of New York Mellon, as trustee, dated March 29, 2007.
25.5	**
Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon, as trustee under the Subordinated Indenture between Credit Suisse and The Bank of New York Mellon, as trustee, dated March 29, 2007.

*
To be filed by amendment or incorporated by reference. Credit Suisse Group or Credit Suisse, as applicable, will furnish on a Form 6-K and incorporate by reference any related form used in the future and not previously filed by means of an amendment or incorporated by reference.

**
Filed previously.

Item 10.    Undertakings

        The undersigned registrants (each, a "Registrant" and, together, the "Registrants") hereby undertake:

  1)
  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

  i.
  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

  ii.
  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the "Commission") pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

  iii.
  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by Credit Suisse Group or Credit Suisse pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

  2)
  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  3)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  4)
  In the case of Credit Suisse Group and Credit Suisse, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided, that Credit Suisse Group or Credit Suisse, as the case may be, includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or Item 8.A. of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by Credit Suisse Group or Credit Suisse, as the case may be, pursuant to Section 13 or Section 15(d) of the

    Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

  5)
  That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

  i.
  Each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

  ii.
  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of the registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

  6)
  That, for the purpose of determining liability of a Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each undersigned Registrant undertakes that in a primary offering of securities of such undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

  i.
  Any preliminary prospectus or prospectus of such undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

  ii.
  Any free writing prospectus relating to the offering prepared by or on behalf of such undersigned Registrant or used or referred to by such undersigned Registrant;

  iii.
  The portion of any other free writing prospectus relating to the offering containing material information about such undersigned Registrant or its securities provided by or on behalf of such undersigned Registrant; and

  iv.
  Any other communication that is an offer in the offering made by such undersigned Registrant to the purchaser.

  7)
  That, for purposes of determining any liability under the Securities Act of 1933, each filing of Credit Suisse Group's or Credit Suisse's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  8)
  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

  9)
  To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Zurich, Switzerland, on the 19th day of March, 2015.

CREDIT SUISSE GROUP AG
By:	/s/ BRADY DOUGAN
	Name:	Brady Dougan
	Title:	Chief Executive Officer
By:	/s/ DAVID MATHERS
	Name:	David Mathers
	Title:	Chief Financial Officer

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENT, that each person whose signature appears below hereby constitutes and appoints David Mathers, Romeo Cerutti, David Wong, Theis Wenke, Gina Orlins and D. Neil Radey jointly and severally, his/her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all post-effective amendments to this Registration Statement on Form F-3 (or any other Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his/her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the following capacities on the 19th day of March, 2015.

Name	Title

/s/ BRADY DOUGAN Brady Dougan	Chief Executive Officer, Credit Suisse Group AG
/s/ DAVID MATHERS David Mathers	Chief Financial Officer (Principal Accounting Officer), Credit Suisse Group AG
/s/ URS ROHNER Urs Rohner	Chairman of the Board of Directors, Credit Suisse Group AG

Name	Title

/s/ NOREEN DOYLE Noreen Doyle	Vice Chairman of the Board of Directors, Credit Suisse Group AG
/s/ JASSIM BIN HAMAD J. J. AL THANI Jassim Bin Hamad J. J. Al Thani	Director, Credit Suisse Group AG
/s/ IRIS BOHNET Iris Bohnet	Director, Credit Suisse Group AG
/s/ JEAN-DANIEL GERBER Jean-Daniel Gerber	Director, Credit Suisse Group AG
/s/ ANDREAS N. KOOPMANN Andreas N. Koopmann	Director, Credit Suisse Group AG
/s/ JEAN LANIER Jean Lanier	Director, Credit Suisse Group AG
/s/ KAI S. NARGOLWALA Kai S. Nargolwala	Director, Credit Suisse Group AG
/s/ ANTON VAN ROSSUM Anton van Rossum	Director, Credit Suisse Group AG
/s/ SEVERIN SCHWAN Severin Schwan	Director, Credit Suisse Group AG
/s/ RICHARD E. THORNBURGH Richard E. Thornburgh	Director, Credit Suisse Group AG
/s/ SEBASTIAN THRUN Sebastian Thrun	Director, Credit Suisse Group AG
/s/ JOHN TINER John Tiner	Director, Credit Suisse Group AG

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following person in the following capacity on the 19th day of March, 2015.

CREDIT SUISSE (USA), INC.
By:	/s/ D. NEIL RADEY		Authorized Representative in the United States
	Name:	D. Neil Radey
	Title:	General Counsel

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Zurich, Switzerland, on the 19th day of March, 2015.

CREDIT SUISSE AG
By:	/s/ BRADY DOUGAN
	Name:	Brady Dougan
	Title:	Chief Executive Officer
By:	/s/ DAVID MATHERS
	Name:	David Mathers
	Title:	Chief Financial Officer

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENT, that each person whose signature appears below hereby constitutes and appoints David Mathers, Romeo Cerutti, David Wong, Theis Wenke, Gina Orlins and D. Neil Radey jointly and severally, his/her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all post-effective amendments to this Registration Statement on Form F-3 (or any other Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his/her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the following capacities on the 19th day of March, 2015.

Name	Title

/s/ BRADY DOUGAN Brady Dougan	Chief Executive Officer, Credit Suisse AG
/s/ DAVID MATHERS David Mathers	Chief Financial Officer (Principal Accounting Officer), Credit Suisse AG
/s/ URS ROHNER Urs Rohner	Chairman of the Board of Directors, Credit Suisse AG

Name	Title

/s/ NOREEN DOYLE Noreen Doyle	Vice Chairman of the Board of Directors, Credit Suisse AG
/s/ JASSIM BIN HAMAD J. J. AL THANI Jassim Bin Hamad J. J. Al Thani	Director, Credit Suisse AG
/s/ IRIS BOHNET Iris Bohnet	Director, Credit Suisse AG
/s/ JEAN-DANIEL GERBER Jean-Daniel Gerber	Director, Credit Suisse AG
/s/ ANDREAS N. KOOPMANN Andreas N. Koopmann	Director, Credit Suisse AG
/s/ JEAN LANIER Jean Lanier	Director, Credit Suisse AG
/s/ KAI S. NARGOLWALA Kai S. Nargolwala	Director, Credit Suisse AG
/s/ ANTON VAN ROSSUM Anton van Rossum	Director, Credit Suisse AG
/s/ SEVERIN SCHWAN Severin Schwan	Director, Credit Suisse AG
/s/ RICHARD E. THORNBURGH Richard E. Thornburgh	Director, Credit Suisse AG
/s/ SEBASTIAN THRUN Sebastian Thrun	Director, Credit Suisse AG
/s/ JOHN TINER John Tiner	Director, Credit Suisse AG

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following person in the following capacity on the 19th day of March, 2015.

CREDIT SUISSE (USA), INC.
By:	/s/ D. NEIL RADEY		Authorized Representative in the United States
	Name:	D. Neil Radey
	Title:	General Counsel

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 19th day of March, 2015.

CREDIT SUISSE (USA), INC.
By:	/s/ ANDREW K. MORGAN
	Name:	Andrew K. Morgan
	Title:	Chief Financial Officer

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENT, that each person whose signature appears below hereby constitutes and appoints Gina Orlins, Amanda Chin, Seth Wolfman and D. Neil Radey, jointly and severally, his/her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all post-effective amendments to this Registration Statement on Form F-3 (or any other Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his/her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the following capacities on the 19th day of March, 2015.

Name	Title

/s/ TIMOTHY P. O'HARA Timothy P. O'Hara	Director, President and Chief Executive Officer, Credit Suisse (USA), Inc.
/s/ ANDREW K. MORGAN Andrew K. Morgan	Director and Chief Financial Officer, Credit Suisse (USA), Inc.
/s/ PAUL J. O'KEEFE Paul J. O'Keefe	Controller, Credit Suisse (USA), Inc.
/s/ JAMES L. AMINE James L. Amine	Director, Credit Suisse (USA), Inc.

Name	Title

/s/ STEPHEN MCMORRAN Stephen McMorran	Director, Credit Suisse (USA), Inc.
/s/ ROBERT S. SHAFIR Robert S. Shafir	Director, Credit Suisse (USA), Inc.
/s/ EDMUND F. TAYLOR Edmund F. Taylor	Director, Credit Suisse (USA), Inc.
/s/ LARA J. WARNER Lara J. Warner	Director, Credit Suisse (USA), Inc.
/s/ LEWIS H. WIRSHBA Lewis H. Wirshba	Director, Credit Suisse (USA), Inc.

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Island of Guernsey, Channel Islands and Zurich, Switzerland, on the 19th day of March, 2015.

CREDIT SUISSE GROUP (GUERNSEY) I LIMITED
By:	/s/ ANTHONY LE CONTE
	Name:	Anthony Le Conte
	Title:	Director
By:	/s/ MARK HOYOW
	Name:	Mark Hoyow
	Title:	Director

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENT, that each person whose signature appears below hereby constitutes and appoints Neil Cave, Mark Hoyow, Roger Rimann and Anthony Le Conte jointly and severally, his/her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all post-effective amendments to this Registration Statement on Form F-3 (or any other Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his/her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the following capacities on the 19th day of March, 2015.

Name	Title

/s/ VOLKER BÄTZ Volker Bätz	Director
/s/ MARK HOYOW Mark Hoyow	Director
/s/ ANTHONY LE CONTE Anthony Le Conte	Director

Name	Title

/s/ ROY MCGREGOR Roy McGregor	Director
/s/ ROGER RIMANN Roger Rimann	Director

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following person in the following capacity on the 19th day of March, 2015.

CREDIT SUISSE (USA), INC.
By:	/s/ D. NEIL RADEY		Authorized Representative in the United States
	Name:	D. Neil Radey
	Title:	General Counsel

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Island of Guernsey, Channel Islands and Zurich, Switzerland, on the 19th day of March, 2015.

CREDIT SUISSE GROUP (GUERNSEY) III LIMITED
By:	/s/ ANTHONY LE CONTE
	Name:	Anthony Le Conte
	Title:	Director
By:	/s/ MARK HOYOW
	Name:	Mark Hoyow
	Title:	Director

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENT, that each person whose signature appears below hereby constitutes and appoints Neil Cave, Mark Hoyow, Roger Rimann and Anthony Le Conte jointly and severally, his/her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all post-effective amendments to this Registration Statement on Form F-3 (or any other Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his/her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the following capacities on the 19th day of March, 2015.

Name	Title

/s/ VOLKER BÄTZ Volker Bätz	Director
/s/ MARK HOYOW Mark Hoyow	Director
/s/ ANTHONY LE CONTE Anthony Le Conte	Director

Name	Title

/s/ ROY MCGREGOR Roy McGregor	Director
/s/ ROGER RIMANN Roger Rimann	Director

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following person in the following capacity on the 19th day of March, 2015.

CREDIT SUISSE (USA), INC.
By:	/s/ D. NEIL RADEY		Authorized Representative in the United States
	Name:	D. Neil Radey
	Title:	General Counsel

INDEX TO EXHIBITS

Item 9.    Exhibits

Exhibit No.		Description
1.1	*	Form of Underwriting Agreement relating to Debt Securities of Credit Suisse Group.
1.2	*	Form of Underwriting Agreement relating to Warrants of Credit Suisse Group.
1.3	*	Form of Underwriting Agreement relating to Warrants of Credit Suisse.
1.4
Amended and Restated Underwriting Agreement relating to Debt Securities of Credit Suisse (incorporated by reference to Exhibit 1.7 to Credit Suisse Group's registration statement on Form F-3 (No. 333-158199) filed on March 25, 2009).
1.5
Distribution Agreement relating to the subordinated debt securities between Credit Suisse AG and Credit Suisse Securities (USA) LLC dated March 25, 2009 (incorporated by reference to Exhibit 99.1 to Credit Suisse's Current Report on Form 6-K filed on March 25, 2009).
1.6
Distribution Agreement relating to the senior debt securities between Credit Suisse AG and Credit Suisse Securities (USA) LLC, as distributor, dated May 7, 2007 (incorporated by reference to Exhibit 99.1 to Credit Suisse Group's Current Report on Form 6-K filed on May 11, 2007).
1.7
Amendment No. 1 to the Distribution Agreement between Credit Suisse AG and Credit Suisse Securities (USA) LLC, as distributor, dated January 11, 2008 to the Distribution Agreement relating to the senior debt securities between Credit Suisse AG and Credit Suisse Securities (USA) LLC, as distributor, dated May 7, 2007.
3.1		Articles of Association (Statuten) of Credit Suisse Group as of December 2, 2014.
3.2		Articles of Association (Statuten) of Credit Suisse as of September 4, 2014.
4.1
Form of Senior Indenture between Credit Suisse Group and JPMorgan Chase Bank, N.A., as trustee (incorporated by reference to Exhibit 4.1 to Credit Suisse Group's registration statement on Form F-3 (No. 333-100523) filed on October 11, 2002).
4.2		Form of Senior Debt Security of Credit Suisse Group (incorporated by reference to Exhibit 4.9 to Credit Suisse Group's Registration Statement on Form F-3 (No. 333-100523) filed on October 11, 2002).
4.3
Form of Subordinated Indenture between Credit Suisse Group and JPMorgan Chase Bank, N.A., as trustee (incorporated by reference to Exhibit 4.2 to Credit Suisse Group's registration statement on Form F-3 (No. 333-100523) filed on October 11, 2002).
4.4
Form of Subordinated Debt Security of Credit Suisse Group (incorporated by reference to Exhibit 4.10 to Credit Suisse Group's registration statement on Form F-3 (No. 333-100523) filed on October 11, 2002).
4.5	*	Form of Debt Warrant Agreement for Warrants sold attached to Debt Securities.
4.6	*	Form of Debt Warrant Agreement for Warrants sold alone.
4.7	*	Form of Universal Warrant Agreement.
4.8	*	Form of Equity Warrant Agreement.
4.9		Form of Share Certificate (incorporated by reference to Exhibit 2.2 to Credit Suisse Group's registration statement on Form 20-F filed on September 21, 2001).

Exhibit No.	Description
4.10	Form of Deposit Agreement among Credit Suisse Group, Deutsche Bank Trust Company Americas, formerly Bankers Trust Company, as depositary, and all holders and beneficial owners from time to time of American Depositary Receipts issued thereunder, including the Form of American Depositary Receipt (incorporated by reference to Exhibit 2.1 to Credit Suisse Group's registration statement on Form 20-F filed on September 21, 2001).
4.11
Form of Supplemental Agreement No. 1 to Deposit Agreement among Credit Suisse Group, Deutsche Bank Trust Company Americas, formerly Bankers Trust Company, as depositary, and all holders and beneficial owners from time to time of American Depositary Receipts issued thereunder, including the Form of American Depositary Receipt (incorporated by reference to Exhibit (a)(2) to Post-Effective Amendment No. 1 to Credit Suisse Group's registration statement on Form F-6 (No. 333-13926) filed on September 3, 2002).
4.12
Form of Second Amendment to the Deposit Agreement among Credit Suisse Group, Deutsche Bank Trust Company Americas, formerly Bankers Trust Company, as depositary, and all holders and beneficial owners from time to time of American Depositary Receipts issued thereunder, including the Form of American Depositary Receipt (incorporated by reference to Exhibit 99(a)(3) to Post-Effective Amendment to Credit Suisse Group's registration statement on Form F-6 (No. 333-174478) filed on March 14, 2014.)
4.13
Senior Indenture between Credit Suisse and The Bank of New York, as trustee, dated as of March 29, 2007 (incorporated by reference to Exhibit 4.44 to Credit Suisse's registration statement on Form F-3 (No. 333-158199) filed on March 25, 2009).
4.14
First Supplemental Indenture among Credit Suisse and The Bank of New York Mellon, as trustee, dated May 6, 2008, to the Senior Indenture between Credit Suisse and The Bank of New York, as trustee, dated as of March 29, 2007 (incorporated by reference to Exhibit 99.1 to Credit Suisse's Current Report on Form 6-K filed on May 8, 2008).
4.15
Second Supplemental Indenture among Credit Suisse and The Bank of New York Mellon, as trustee, dated as of March 25, 2009, to the Senior Indenture between Credit Suisse and The Bank of New York, as trustee, dated as of March 29, 2007 (incorporated by reference to Exhibit 99.2 to Credit Suisse's Current Report on Form 6-K filed on March 25, 2009).
4.16
Subordinated Indenture between Credit Suisse and The Bank of New York, as trustee, dated as of March 29, 2007 (incorporated by reference to Exhibit 4.45 to Credit Suisse's registration statement on Form F-3 (No. 333-158199) filed on March 25, 2009).
4.17
First Supplemental Indenture among Credit Suisse and The Bank of New York, as trustee, dated May 15, 2007, to the Subordinated Indenture between Credit Suisse and The Bank of New York, as trustee, dated as of March 29, 2007 (incorporated by reference to Exhibit 99.2 to Credit Suisse's Current Report on Form 6-K filed on May 14, 2007).
4.18
Second Supplemental Indenture among Credit Suisse and The Bank of New York Mellon, as trustee, dated February 20, 2008, to the Subordinated Indenture between Credit Suisse and The Bank of New York, as trustee, dated as of March 29, 2007 (incorporated by reference to Exhibit 99.1 to Credit Suisse's Current Report on Form 6-K filed on February 21, 2008).
4.19
Third Supplemental Indenture among Credit Suisse and The Bank of New York, as trustee, dated March 28, 2008, to the Subordinated Indenture between Credit Suisse and The Bank of New York, as trustee, dated as of March 29, 2007 (incorporated by reference to Exhibit 99.1 to Credit Suisse's Current Report on Form 6-K filed on March 28, 2008).
4.20
Sixth Supplemental Indenture among Credit Suisse and The Bank of New York Mellon, as trustee, dated March 25, 2009, to the Subordinated Indenture between Credit Suisse and The Bank of New York, as trustee, dated as of March 29, 2007 (incorporated by reference to Exhibit 99.3 to Credit Suisse's Current Report on Form 6-K filed on March 25, 2009).

Exhibit No.		Description
4.21		Form of Senior Debt Security of Credit Suisse (incorporated by reference to Exhibit 4.46 to Credit Suisse's Registration Statement on Form F-3 (No. 333-158199) filed on March 25, 2009).
4.22		Form of Subordinated Debt Security of Credit Suisse (incorporated by reference to Exhibit 4.47 to Credit Suisse's Registration Statement on Form F-3 (No. 333-158199) filed on March 25, 2009).
4.23
Senior Indenture between Credit Suisse First Boston (USA), Inc. and The Chase Manhattan Bank, as trustee, dated June 1, 2001 (incorporated by reference to Exhibit 4.1 to Credit Suisse First Boston (USA), Inc.'s Registration Statement on Form S-3 (No. 333-71850) filed on October 19, 2001).
4.24
First Supplemental Indenture among Credit Suisse (USA), Inc., Credit Suisse Group, Credit Suisse and The Bank of New York, as trustee, dated March 26, 2007, to the Senior Indenture, dated June 1, 2001 (incorporated by reference to Exhibit 4.52 to Post-Effective Amendment No. 1 to the Registrants' Registration Statement on Form F-3 (No. 333-132936) filed on March 29, 2007).
4.25
Indenture between Donaldson, Lufkin & Jenrette, Inc. and The Bank of New York, as trustee, dated October 25, 1995 (incorporated by reference to Exhibit 4.1 to Donaldson, Lufkin & Jenrette, Inc.'s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1995).
4.26
First Supplemental Indenture among Credit Suisse (USA), Inc., Credit Suisse Group, Credit Suisse and The Bank of New York, as trustee, dated March 26, 2007, to the Indenture, dated October 25, 1995 (incorporated by reference to Exhibit 4.55 to Post-Effective Amendment No. 1 to the Registrants' Registration Statement on Form F-3 (No. 333-132936) filed on March 29, 2007).
5.1	**	Opinion of Cleary Gottlieb Steen & Hamilton LLP.
5.2	**	Opinion of Homburger AG.
12.1		Computation of ratio of earnings to fixed charges (Credit Suisse Group) (incorporated by reference to Exhibit 12.1 to Credit Suisse Group's Current Report on Form 6-K filed on July 31, 2014).
12.2		Computation of ratio of earnings to fixed charges (Credit Suisse) (incorporated by reference to Exhibit 12.1 to Credit Suisse's Current Report on Form 6-K filed on July 31, 2014).
23.1	**	Consent of Cleary Gottlieb Steen & Hamilton LLP (included in Exhibit 5.1).
23.2	**	Consent of Homburger AG (included in Exhibit 5.2).
23.3		Consent of KPMG AG relating to Credit Suisse Group.
23.4		Consent of KPMG AG relating to Credit Suisse.
24.1		Powers of Attorney (included in the signature pages of this Registration Statement).
25.1	**	Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon, as trustee, under the forms of indentures relating to Credit Suisse Group, as issuer.
25.2	**
Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon, as trustee under the Senior Indenture among Credit Suisse (USA) Inc. as successor to Credit Suisse First Boston (USA), Inc. and The Bank of New York Mellon as successor to The Chase Manhattan Bank, as trustee, dated June 1, 2001, as supplemented.

Exhibit No.		Description
25.3	**	Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon, as trustee under the Indenture among Credit Suisse (USA) Inc. as successor to Donaldson, Lufkin & Jenrette, Inc. and The Bank of New York Mellon, as trustee, dated October 25, 1995, as supplemented.
25.4	**
Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon, as trustee under the Senior Indenture between Credit Suisse and The Bank of New York Mellon, as trustee, dated March 29, 2007.
25.5	**
Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon, as trustee under the Subordinated Indenture between Credit Suisse and The Bank of New York Mellon, as trustee, dated March 29, 2007.

*
To be filed by amendment or incorporated by reference. Credit Suisse Group or Credit Suisse, as applicable, will furnish on a Form 6-K and incorporate by reference any related form used in the future and not previously filed by means of an amendment or incorporated by reference.

**
Filed previously.